PROSPECTUS

Asset Backed Notes

CNH Equipment Trust 2020-A Issuing Entity (CIK: 0001806152)	CNH Capital Receivables LLC Depositor (CIK: 0001115252)

CNH Industrial Capital America LLC Sponsor and Originator (CIK: 0001540092)	New Holland Credit Company, LLC Servicer

$789,040,000 ASSET BACKED NOTES

The issuing entity will issue the following classes of notes, which are offered under this prospectus.

	Class A Notes				Class B Notes
	A-1 Notes	A-2 Notes	A-3 Notes	A-4 Notes
Principal Amount	$160,900,000	$267,000,000	$268,000,000	$75,390,000	$17,750,000
Interest Rate	0.57603%	1.08%	1.16%	1.51%	2.30%
Final Maturity Date	June 15, 2021	July 17, 2023	June 16, 2025	April 15, 2027	October 15, 2027
Price to Public[1]	100.00000%	99.99457%	99.98037%	99.98096%	99.96422%
Underwriting Discount[2]	0.15%	0.21%	0.22%	0.29%	0.40%
Proceeds to Depositor[3]	99.85000%	99.78457%	99.76037%	99.69096%	99.56422%

1  Plus accrued interest, if any, from May 27, 2020.  Total price to public (excluding such interest) = $788,952,188.29.

2  Total Underwriting Discount = $1,681,281.00.

3  Total Proceeds to Depositor = $787,270,907.29.

The issuing entity’s source of payments on the notes will be receivables generated by retail installment sale contracts or retail installment loans secured by new or used agricultural or construction equipment and interests in the financed equipment, proceeds from claims on related insurance policies (to the extent not used to purchase substitute equipment), and amounts on deposit in bank accounts.

See “Risk Factors” beginning on page 7 of this prospectus for a discussion of risks that you should consider in connection with an investment in the notes.

The notes are asset backed securities and represent the obligations of the issuing entity only and do not represent the obligations of or an interest in the depositor, the sponsor and originator or the servicer, or any of their affiliates.  Neither the notes nor the receivables are insured or guaranteed by any government agency. Only the notes are being offered by this prospectus. The certificates described below are not offered under this prospectus.

Credit enhancement for the notes consists of (1) asset backed certificates representing the residual interest in the issuing entity, which are subordinated to the notes and which will initially be held by the depositor; (2) a spread account which will be established with an initial balance of $17,753,618.26, which is 2.25% of the aggregate contract value of the receivables as of the cutoff date; and (3) the Class B Notes which are subordinated to the Class A Notes and provide additional credit enhancement for the Class A Notes.

We expect that delivery of the Class A Notes and the Class B Notes will be made to investors through The Depository Trust Company, Clearstream Banking, société anonyme, and the Euroclear System on or about May 27, 2020 against payment in immediately available funds.

Neither the SEC nor any state securities commission has approved or disapproved the securities or determined whether this prospectus is accurate or complete.  Any contrary representation is a criminal offense.

Joint Bookrunners of the Class A Notes
BofA Securities	BNP PARIBAS	Mizuho Securities	Santander
Co-Managers of the Class A Notes
Academy Securities	CIBC Capital Markets		Standard Chartered Bank
Joint Bookrunners of the Class B Notes
BofA Securities	BNP PARIBAS	Mizuho Securities	Santander

The date of this prospectus is May 19, 2020

Important Notice about Information Presented in this Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with different information.

We (CNH Capital Receivables LLC) are not offering the notes in any state where the offer is not permitted.

Dealers will deliver a prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the securities will deliver a prospectus until 90 days after the commencement of this offering.

We include cross-references in this prospectus to captions herein where you can find further related discussions.  The following Table of Contents provides the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Terms” beginning on page 97 in this prospectus.

We have made forward-looking statements in this prospectus.  Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including the risks set forth under “Risk Factors” in this prospectus.  Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future.  Forward-looking statements also include any other statements that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions.

Forward-looking statements are based on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate.

Whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties.

All of the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we have anticipated will be realized.  Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the issuing entity, CNH Industrial Capital America LLC, New Holland Credit Company, LLC or any other person or on our respective businesses or operations.  The foregoing review of important factors, including those discussed in detail in this prospectus should not be construed as exhaustive.  We undertake no obligation to release the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrences of anticipated events.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA OR THE UNITED KINGDOM

This prospectus (the “Offering Document”) is not a prospectus for purposes of the Prospectus Regulation (as defined below). The offered notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area or the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in Point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation.

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPS Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the European Economic Area or the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the European Economic Area or the United Kingdom may be unlawful under the PRIIPS Regulation.

This Offering Document has been prepared on the basis that any offer of the offered notes in the European Economic Area will be made only to a qualified investor (as such term is defined in the Prospectus Regulation, a “qualified investor”). Accordingly, any person making or intending to make an offer in the European Economic Area or the United Kingdom of notes which are the subject of the offering contemplated in this Offering Document may only do so with respect to qualified investors. None of the trust, the depositor or any of the underwriters has authorized, nor do they authorize, the making of any offer of notes in the European Economic Area or the United Kingdom other than to qualified investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 and amendments thereto.

Neither we, the trust, the sponsor, the originator nor any other party to the securitization transaction described in this Offering Document is required, or intends, to retain an economic interest in such transaction, or to take any other action with regard to such transaction, in a manner prescribed or contemplated by the European Union’s Securitisation Regulation (EU) 2017/2402 (together with certain related measures, the “European Retention Rules”). See “Plan of Distribution—European Risk Retention Requirements” in this prospectus for more information.

NOTICE TO UNITED KINGDOM INVESTORS

In the United Kingdom, this Offering Document is only being distributed to, and is only directed at, persons who (i) have professional experience in matters relating to investments and fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“High net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) in connection with the issue or sale of any offered notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This Offering Document is directed in the United Kingdom only at relevant persons and must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. Any investment or investment activity to which this Offering Document relates, including the offered notes, is available in the United Kingdom only to relevant persons and will be engaged in only with relevant persons.

v

Summary of Terms

•                  This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of an offering of the notes, read carefully this entire prospectus.

•                  This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus.

Overview of Transaction

The securities issued by the trust include:

•                  the Class A and Class B Notes, representing debt of the trust; and

•                  the certificates, representing ownership interests in the trust.

Offered Securities

We are offering the following classes of notes issued by the issuing entity, CNH Equipment Trust 2020-A:

Class	Aggregate Principal Amount	Interest Rate
A-1	$160,900,000	0.57603%
A-2	$267,000,000	1.08%
A-3	$268,000,000	1.16%
A-4	$75,390,000	1.51%
B	$17,750,000	2.30%

The notes will be book-entry securities clearing through DTC (in the United States) or Clearstream or Euroclear (in Europe), as sub-custodian for DTC, in minimum denominations of $1,000 and in greater whole-dollar denominations.  The trust will also issue certificates, which are not being offered under this prospectus.

Subordination

The A-1, A-2, A-3 and A-4 Notes are all Class A Notes.  The Class B Notes will be subordinated to the Class A Notes as follows:

•                  no interest will be paid on the Class B Notes on any payment date until all interest due on the Class A Notes through that payment date has been paid in full; and

•                  no principal will be paid on the Class B Notes on any payment date until the Class A Notes have been repaid in full.

Interest on the Class B Notes will also be subordinated to principal payments on the Class A Notes if (a) the maturity of the notes has been accelerated after an event of default, (b) credit losses erode the aggregate assets of the trust below the then-outstanding principal balance of the Class A Notes or (c) the applicable payment date is the final maturity date of a subclass of the Class A Notes.  See “Description of the Notes—Payments of Principal” and “Servicing Matters—Distributions” for details on the priority rules that would apply in these circumstances.

Closing Date

May 27, 2020.

Sponsor and Originator

CNH Industrial Capital America LLC.  The sponsor’s principal executive offices are located at 5729 Washington Avenue, Racine, WI 53406, and its telephone number is (262) 636-6011.

Servicer and Administrator

New Holland Credit Company, LLC.

Depositor

CNH Capital Receivables LLC.  The depositor’s principal executive offices are located at 6900 Veterans Boulevard, Burr Ridge, Illinois 60527, and its telephone number is (630) 887-5451.

Issuing Entity

CNH Equipment Trust 2020-A.

Indenture Trustee

Citibank, N.A.

Asset Representations Reviewer

Clayton Fixed Income Services LLC.

Trustee

Wilmington Trust Company.

Payment Dates

Payments on the notes will be payable on the 15th day of each calendar month (or, if not a business day, the next business day), beginning with June 15, 2020.

Principal Payments

The aggregate amount of principal payments to be made on all outstanding classes of notes on each payment date, to the extent of available amounts as described under “Servicing Matters—Distributions,” will generally equal the decrease during the prior collection period in the contract value of the receivables.  The contract value of the receivables equals the discounted present value of their scheduled cash flows, using a specified discount rate.  The collection period with respect to any payment date is the period from the end of the preceding collection period (or, if for the first payment date, from the beginning of the day after the cutoff date) to and including the last day of the calendar month preceding the calendar month in which such payment date occurs.  In addition, on each payment date to the extent of available amounts as described under “Servicing Matters—Distributions,” additional principal payments will also be made on the Class A-1 Notes until paid in full.

Amounts allocated to payment of the principal on the notes will generally be applied on a fully sequential basis; meaning that no principal payments will be made on any class of notes until each more senior class of notes has been paid in full.  Within the Class A Notes, no principal will be paid on any class of Class A Notes until each class of Class A Notes with a lower numerical designation has been paid in full.  Specifically, principal payments will be made on the notes in the following order: A-1 Notes; A-2 Notes; A-3 Notes; A-4 Notes; and Class B Notes.

See “Description of the Notes—Payments of Principal” and “Servicing Matters—Distributions” for special priority rules that would apply (a) after the maturity of the notes has been accelerated after an event of default, (b) after credit losses erode the aggregate assets of the trust below the then-outstanding principal balance of the Class A Notes or (c) if the applicable payment date is the final maturity date of a subclass of the Class A Notes.

Final Scheduled Maturity Dates

The outstanding principal amount, together with all accrued and unpaid interest, if any, of each class of offered notes will be payable in full on the date specified for each below:

Class	Final Maturity Date
A-1	June 15, 2021
A-2	July 17, 2023
A-3	June 16, 2025
A-4	April 15, 2027
B	October 15, 2027

Optional Redemption by the Trust

Any notes outstanding on any payment date on which CNH Industrial Capital America LLC exercises its option to purchase the receivables will be prepaid in whole on that payment date at a redemption price for each class equal to the outstanding principal balance of that class of notes, plus accrued and unpaid interest thereon.

CNH Industrial Capital America LLC cannot exercise this option until the aggregate contract value of the receivables declines to 10% or less of the aggregate contract value of the receivables as of the cutoff date.  The holders of Notes do not have the right to force the trust to redeem their Notes.

The Receivables

On the closing date, we will sell to the trust fixed rate retail installment sale contracts and/or retail installment loans secured by agricultural or construction equipment and the receivables generated thereby (collectively, the “receivables”).  The aggregate statistical contract value of the receivables as of April 30, 2020, which is the cutoff date, was equal to $849,605,450.73.

The aggregate contract value, which is the present value of the scheduled and unpaid payments on the receivables discounted at 6.10%, of the receivables as of the cutoff date was equal to $789,049,700.61.  For a more detailed description of aggregate statistical contract value, see “The Receivables Pool.”

A substantial majority of the receivables included in the trust were originated by CNH Industrial Capital America LLC indirectly by purchase from dealers. The trust also holds receivables originated directly by CNH Industrial Capital America LLC.  We will buy the receivables from CNH Industrial Capital America LLC.

All receivables were originated under the same underwriting program, and none were originated as exceptions to the underwriting criteria.  In addition, none of the receivables have been modified since their origination.  See “The Receivables Pool” for additional statistical information regarding the receivables and the asset pool.

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and the disclosure regarding those receivables required to be included in this prospectus by Item 1111 of Regulation AB.  After undertaking the review referred to above, the depositor has found and concluded that it has reasonable assurance that such disclosure regarding the receivables in the pool in this prospectus is accurate in all material respects.  See “Review of Receivables” for additional details regarding the review and the results thereof.

Credit Risk Retention

The depositor will retain the residual interest in the trust represented by the certificates in satisfaction of the risk retention obligations of the sponsor. The depositor may transfer all or a portion of the certificates to another majority-owned affiliate of the sponsor on or after the closing date. The certificates will not be transferred, hedged or financed except as permitted under the risk retention regulations. See “Credit Risk Retention” in this prospectus for more information.

In addition to retaining the certificates, the depositor will fund the spread account at closing as described below. The depositor may transfer all or a portion of its interest in the spread account to another majority-owned affiliate of the sponsor on or after the closing date. The depositor’s (or such affiliate’s) interest in the spread account will not be transferred, hedged or financed except as permitted under the risk retention regulations. See “Credit Risk Retention” in this prospectus for more information.

Credit Enhancement

To the extent the credit enhancement described below does not absorb all of the losses, noteholders will be allocated the losses in the manner described under “—Principal Payments” above and “—Subordination” below.

Spread Account

As credit enhancement for the notes, a spread account will be established for the trust.  The spread account will be funded as follows:

•                  On the closing date, we will deposit into the spread account $17,753,618.26, which is 2.25% of the aggregate contract value of the receivables as of the cutoff date.

•                  On each payment date available collections remaining after other more senior payments have been made will be deposited into the spread account to the extent necessary to maintain a specified minimum balance.

For a more detailed description of the specified minimum balance, see “Servicing Matters—Spread Account.”

Funds on deposit in the spread account will be available on each payment date to cover shortfalls in distributions of interest and principal on the notes to the extent described under “Servicing Matters—Spread Account.” The funds on deposit in the spread account will not be available to cover the distributions, if any, of principal to be paid pursuant to clause (10) of “—Priority of Distributions.”

The Certificates

On the closing date, the trust will issue certificates representing the ownership interest in the trust.  We will initially retain the certificates.  No amounts will be paid with respect to the certificates on any payment date until all principal and interest due on the notes on that payment date have been paid in full.

Subordination

The subordination with respect to principal and interest payments of the Class B Notes to the Class A Notes as described herein will provide additional credit enhancement for the Class A Notes.  Through subordination, principal and/or interest payments are, to the extent described herein, allocated to the more senior class first, thereby increasing the likelihood of payment on such class.

Priority of Distributions

On each payment date, available collections, plus funds transferred from various trust bank accounts as described above, will be applied to the following (in the priority indicated):

(1)              to the asset representations reviewer, the fees, expenses and indemnities due, up to a maximum of $200,000 per year;

(2)              to pay servicing fees to the servicer (if New Holland Credit Company, LLC or an affiliate of New Holland Credit Company, LLC is no longer the servicer);

(3)              to pay administration fees;

(4)              to pay accrued and unpaid interest on the Class A Notes;

(5)              to make principal payments on the Class A Notes equal to the excess of (x) the outstanding principal balance of the Class A Notes over (y) the aggregate contract value of the receivables at the beginning of the current collection period less the aggregate write down amount as of the last day of the preceding collection period as described under “Description of the Notes—Payments of Principal”, provided, that, on the final maturity date for each subclass of Class A Notes, the amount payable pursuant to this clause (5) will at least equal the amount necessary to repay the outstanding amount of that subclass of Class A Notes;

(6)              to pay accrued and unpaid interest on the Class B Notes;

(7)              to make principal payments on the Class A Notes and the Class B Notes in an amount equal to the excess of (x) the outstanding principal balances of the Class A Notes and Class B Notes over (y) the aggregate contract value of the receivables at the beginning of the current collection period (less the aggregate write down amount as of the last day of the preceding collection period) less the amount of the excess, if any, of the aggregate contract value of the receivables at the beginning of the prior collection period over the outstanding principal balances of the notes as of, and after giving effect to the distributions on, the previous payment date, as described under “Description of the Notes—Payments of Principal,” provided, that, on the final maturity date for the Class B Notes, the amount payable pursuant to this clause (7) will at least equal the amount necessary to repay the outstanding amount of the Class B

Notes.  The amount payable pursuant to this clause (7) will be reduced by the amount of payments of principal to be made pursuant to clause (5) above;

(8)              to the spread account, to the extent necessary to maintain a specified minimum balance;

(9)              to pay servicing fees to the servicer (if New Holland Credit Company, LLC or an affiliate of New Holland Credit Company, LLC is the servicer);

(10)       to make principal payments on the Class A-1 Notes in an amount equal to the lesser of (a) the amounts remaining after giving effect to the preceding clauses (1) through (9) and (b) the outstanding principal balance of the Class A-1 Notes as of the end of the preceding payment date minus the amount of payments of principal on the Class A-1 Notes to be made pursuant to clause (5) and clause (7) above on that payment date;

(11)       to the asset representations reviewer all fees, expenses and indemnities due to the extent not paid under clause (1);

(12)       to cover reimbursable expenses of the servicer; and

(13)       the remaining balance, if any, to the certificateholders, which will initially be us.

See “Description of the Notes—Payments of Principal” and “Description of the Notes—Payments of Interest” for additional details regarding payments of principal and interest among the Class A subclass noteholders.

See “Servicing Matters—Distributions” for additional details and for special priority rules that would apply after an event of default and acceleration of the notes.

Removals Upon Certain Breaches

If CNH Industrial Capital America LLC breaches certain representations or warranties, it will be obligated to repurchase the receivables materially and adversely affected by the breach, as described under “Depositor— Closing Date Sale of Receivables.” Similarly, the servicer will be required to purchase or cause to be purchased receivables materially and adversely affected as a result of breaches of certain representations or warranties, or if certain modifications to a receivable are made, as described under “Depositor— Closing Date Sale of Receivables.”

For more details about the representations made about the receivables and CNH Industrial Capital America’s repurchase obligation if these representations are breached, see “Depositor—Closing Date Sale of Receivables.” For more information about when the asset representations reviewer may review certain receivables for compliance with the representations, see “Administrative Information About the Notes—Asset Representations Review.”

Substitutions

The equipment related to a receivable may be replaced with substitute equipment as described under “Servicer—Servicing Procedures.” The most common scenarios in which equipment would be substituted for the equipment originally related to a receivable are when the original equipment related to a receivable is stolen or damaged beyond repair and insurance proceeds are used to replace the stolen or damaged equipment or when the original equipment related to a receivable is faulty or nonfunctioning.

Servicing Fee

So long as New Holland Credit Company, LLC is the servicer, the servicing fee payable to the servicer will accrue at a rate of 1.00% per annum on the pool balance as of the first day of each collection period.  The servicing fee will be paid solely to the extent that there are funds available to pay it as described in “Servicing Matters—Distributions.”

The servicing fee payable to a successor servicer each month, as described in “Servicing Matters—Fees” from the funds described in “Servicing Matters—Distributions,” may be higher than the servicing fee payable to New Holland Credit Company, LLC as the servicer.  New Holland Credit Company, LLC as servicer is subject to removal upon specified servicer defaults as described in “Servicer—Servicer Default.”

Events of Default

Any one of the following events will be an event of default for the notes:

•                  the trust fails to pay any interest on any Class A Note, or if no Class A Notes are outstanding, any Class B Note, within five days after its due date;

•                  the trust fails to pay any installment of the principal of any note on its due date;

•                  the trust breaches any of its other covenants in the indenture and such breach continues for 30 days after written notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes;

•                  the trust fails to correct a breach of a representation or warranty it made in the indenture, or in any certificate delivered in connection with the indenture, that was incorrect in a material respect at the time it was made, for 30 days after written notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes; or

•                  the trust becomes bankrupt or insolvent or is liquidated (provided, however, that if such event arises due to an order or decree in an involuntary case, such order or decree remains unstayed and in effect for a period of 60 consecutive days or the trust consents to such order).

After an event of default, the indenture trustee and the noteholders would have various rights and remedies, including the right to accelerate the maturity of the notes and to force a sale of the receivables.  Following an acceleration, the priority of distributions would change as described in “Servicing Matters—Distributions.”

These remedies would be exercised collectively and involve voting procedures and requirements that are described in “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default.”

Tax Status

It is the opinion of Greenberg Traurig, LLP that for U.S. Federal income tax purposes (i) the trust will not be treated as an association or publicly traded partnership taxable as a corporation, and (ii) the notes will be classified as indebtedness (except in the case of notes held by (a) the depositor or any of its affiliates (including, without limitation, the trust, the sponsor and the originator) or (b) any person in whose hands, or in the hands of a predecessor holder, the notes would not be treated in their entirety as indebtedness for U.S. Federal income tax purposes under regulations promulgated under section 385 of the Internal Revenue Code of 1986, as amended (the “Code”)).

For additional information about the application of U.S. Federal, state and local tax laws, you should refer to “Material U.S. Federal Income Tax Consequences” and “State and Local Tax Consequences.”

ERISA Considerations

Subject to the considerations discussed under “ERISA Considerations,” the offered notes acquired by persons other than the depositor or its affiliates are eligible for purchase by employee benefit plans.

Legal Investment

The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(11) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  There are a number of other requirements under Rule 2a-7 that must be satisfied prior to the purchase of any security, and it is the responsibility solely of the fund and its advisor to determine eligibility and satisfy those requirements.

Certain Investment Company Act Considerations

The trust intends to rely on an exemption from the definition of “investment company” under the Investment Company Act, contained in Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the trust.  The trust is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act.

Risk Factors

You should consider the following risk factors in deciding whether to purchase the offered notes.

It may not be possible to find a purchaser for your notes.

The underwriters may assist in resales of the offered notes, but they are not required to do so.  A secondary market for the offered notes may not develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.  The global economic effects of the COVID-19 pandemic has created disruptions and uncertainty in global financial markets and caused a reduction in liquidity in the secondary market for asset-backed securities and could adversely affect the development or liquidity of any secondary market for your notes.

No action is being taken to comply with any risk retention rules in the European Economic Area or the United Kingdom and any retention pursuant to Regulation RR shall not comprise a retention of a material net economic interest in the transaction for those purposes. This may have a limiting effect on the development of any secondary market for the offered notes. See “Plan of Distribution—European Risk Retention Requirements” in this prospectus for more information.

Economic conditions or lack of liquidity in the secondary market could limit your ability to resell notes and/or may adversely affect the price of your notes.

From mid-2007 through 2009, events occurred in the global financial market, including the weakened financial condition of several major financial institutions, problems related to subprime mortgages and other financial assets, the devaluation of various assets in secondary markets, the forced sale of asset-backed and other securities by certain investors, and the lowering of ratings on certain asset-backed securities, which caused a significant reduction in liquidity in the secondary market for asset-backed securities outstanding at such time.  A recurrence of similar events could limit your ability to resell your notes and/or adversely affect the price of your notes.  In particular, the COVID-19 pandemic has reduced secondary market liquidity for asset-backed securities such as the notes and if the effects of the pandemic worsen there can be no assurance that you will be able to sell your notes at favorable prices or at all.  Your ability to resell your notes may also be adversely affected if economic conditions result in increases in delinquencies by obligors on the receivables, and such increases in delinquencies cause potential purchasers of your notes to become concerned about possible defaults by obligors.  Furthermore, general concerns about financial stability in the agricultural and construction industries, as well as general economic concerns about the servicer, may also result in decreased liquidity for your notes.  For more information about how illiquidity may impact your ability to resell your notes, see “Risk Factors—It may not be possible to find a purchaser for your notes.”

The return on your notes could be reduced by external factors including the COVID-19 pandemic, commodity market prices, harvest yields and government programs.

COVID-19 was identified in China in late 2019 and has spread globally.  The rapid spread of the virus has had a material, dramatic impact on public health, affected economies and financial markets worldwide, placed constraints on the operations of businesses, and caused significant economic volatility in the United States and the international debt and equity markets.  The COVID-19 pandemic may materially and adversely impact many obligors and other third parties and may affect their ability to fulfill their obligations in a timely manner.  We cannot at this time reasonably estimate or quantify the magnitude of any resulting impact of the COVID-19 pandemic on the delinquency, default or prepayment experience of the receivables, due to the uncertainty of the situation.

To assist obligors impacted by the COVID-19 pandemic, the Servicer continues to work with obligors on an individual basis to provide payment schedule changes, late fee waivers and other assistance programs.  The number of receivables directly affected by these efforts will depend on the duration and extent of the COVID-19 pandemic which cannot be predicted.  These programs may negatively impact cashflows to the issuing entity, depending on the duration and extent of the COVID-19 pandemic and may adversely affect the notes.

Delinquencies, repossessions and net losses on the agricultural equipment receivables may also be affected by government farm programs and policies, commodity market prices, harvest yields, farmland real estate values, and the level of farmers’ income and/or cash flow.  The effect of government actions, market conditions and other related factors on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables.

The return on your notes could be reduced by shortfalls due to weather conditions, natural disasters and other external factors.

Weather conditions, such as flood, drought and early frost, natural disasters, epidemics or pandemics such as COVID-19, could cause substantial business disruptions, economic losses, unemployment and/or an economic downturn.  As a result, the related obligors’ ability to make payments on the receivables could be adversely affected.  The trust’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

The effect of weather conditions, natural disasters and other external factors on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity.  The extent to which the COVID-19 pandemic impacts the notes will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 pandemic and the actions taken to contain it or treat its impact.  We cannot predict how legal and regulatory responses to the pandemic and related economic problems will affect our business.  Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables.

Servicer may not be required to deposit collections into collection account until the business day proceeding the payment date.

If New Holland Credit Company, LLC satisfies certain requirements for monthly remittances as described in this prospectus, then so long as New Holland Credit Company, LLC is the servicer and provided that: there exists no servicer default; and each other condition to making deposits less frequently than daily as may be specified by a hired NRSRO or set forth herein is satisfied, the servicer will not be required to deposit such amounts into the collection account until on or before the business day preceding the payment date. Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer. If the servicer were unable to remit these funds, noteholders could incur losses. See “Servicer—Collections and Accounts”.

If the servicer is terminated, the servicing fee may increase.

If New Holland Credit Company, LLC is terminated as servicer and another entity becomes the successor servicer, the servicing fee paid to the successor servicer may exceed the servicing fee to which New Holland Credit Company, LLC, as servicer, would have otherwise been entitled to receive and the fee will be paid at a higher priority in the waterfall prior to any distributions on the notes for the related payment date.  If a successor servicer has replaced New Holland Credit Company, LLC as servicer, an increase in the servicing fee payable to the successor servicer will reduce the amount of funds that would otherwise be available to pay the noteholders.  See “Servicing Matters—Fees” and “Servicing Matters—Distributions.”

Payments on the Class B Notes are junior to payments on the Class A Notes.

If you buy Class B Notes, you will not receive any principal payments until the Class A Notes have been repaid in full.  In addition, you will not receive any interest payments on your Class B Notes on any payment date until the full amount of interest then payable on the Class A Notes has been paid or provided for in full.  Interest on the Class B Notes will also be subordinated to principal payments on the Class A Notes if the maturity of the notes has been accelerated after an event of default, credit losses erode the aggregate assets of the trust below the then-outstanding principal balance of the Class A Notes or the applicable payment date is the final maturity date of a subclass of the Class A Notes.  See “Description of the Notes—Payments of Principal” and “Servicing Matters—Distributions” for details of the priority rules that would apply in these circumstances.  In addition, a failure to pay interest due on the Class B Notes will not constitute an event of default while the Class A Notes are outstanding.

Cross-collateralization may adversely affect the timing and amount of recoveries on the receivables and the payments on the notes.

The financed equipment securing a receivable of an obligor held by the trust may also secure other receivables of the same obligor financed by CNH Industrial Capital America LLC that may or may not be included in the trust (such an obligor, is referred to as a common obligor).  CNH Industrial Capital America LLC has agreed to subordinate all rights in any equipment included in the trust and has agreed to obtain a similar subordination agreement from any third-party or securitization vehicle to which they may sell any interest in any equipment related to a receivable that has been sold to the trust.  As a result, a receivable of a common obligor held by any other securitization vehicle may have a subordinated lien or security interest on the financed equipment securing the receivables of such common obligor in the trust.  Actions by the servicer for any other securitization vehicle, or the trustee related to the securities issued by another securitization vehicle, may adversely affect the timing and amount of recoveries by the trust with respect to the receivables held by the trust.  These actions include enforcement of the security interest of any other securitization vehicle in the financed equipment securing receivables in the trust if receivables with a common obligor in such securitization vehicle go into default, remedial proceedings in the event of the bankruptcy of the common obligor or application of payments received under receivables.  Such actions may adversely affect the timing and amount of recovery by the trust.

Defaults on the receivables may cause payment delays or losses and could adversely affect the price of your notes.

You will rely primarily upon collections on the receivables in the trust (issuing entity) for payments on your notes. Your notes have the benefit of a spread account, and, in the case of the Class A Notes, subordination of the Class B Notes.  This credit enhancement will cover losses and delinquencies on the receivables up to some level.  However, if the level of receivables losses and/or delinquencies exceeds the available credit enhancement, you may experience delays in payments due to you or may not ultimately receive all interest and principal due to you.  In particular, the COVID-19 pandemic may adversely affect the performance of the receivables for various reasons including the effects of depressed economic conditions and containment measures (such as shutdowns or other restrictions on operations) on obligors, which cannot be predicted.  Such defaults or failure of the receivables to perform as anticipated could also adversely affect any credit ratings on the notes, which could limit your ability to resell your notes and/or adversely affect the price of your notes.

The return on the offered notes could be reduced by shortfalls due to military action.

The Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a receivable during the obligor’s period of active military duty, including reservists or national guard members, and for a limited time thereafter.  This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as to foreclose on an affected receivable during and after the obligor’s period of active military duty, including reservists or national guard members.  This may result in delays and losses in payments to holders of the notes.  Because this legislation applies to obligors who enter military service after origination, no information can be provided as to the number of receivables that may be affected by the legislation.  If an obligor’s obligation to make payments is reduced, adjusted or extended, the servicer will not be required to advance such amounts.  Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes.  See “Legal Aspects of the Receivables—Servicemembers Civil Relief Act.”

The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity.  Investors should consider the possible effects of such occurrences on delinquency, default and prepayment experience of the receivables.

Receivables that fail to comply with laws, or changes to laws, may be unenforceable, which may result in losses on your investment.

Each of the depositor and CNH Industrial Capital America LLC will make representations and warranties relating to the receivables’ compliance with law and the enforceability of the related contracts.  If there is a breach of any of these representations or warranties that materially and adversely affects the interests of the securityholders in the related receivable, the trust’s sole remedy will be to require the depositor and CNH Industrial Capital America LLC to repurchase the affected receivable.

In response to the COVID-19 pandemic, certain governmental authorities, including United States federal, state or local governments could enact, and some states have enacted, laws, regulations, orders or other guidance that allow obligors to forego making scheduled payments for some period of time, require modification to the receivables or preclude creditors from exercising certain rights or taking certain actions with respect to certain receivables, including repossession or liquidation of collateral.  To date many, though not all, such efforts have been focused on consumer receivables, but these types of efforts, particularly if expanded, could directly impact agricultural and construction equipment receivables and negatively impact cashflows on the notes.

Risks relating to unsolicited ratings.

Rating agencies not hired to rate the notes may assign unsolicited ratings, which may differ from the ratings assigned by any hired NRSRO.  Pursuant to a rule adopted by the SEC aimed at enhancing transparency, objectivity and competition in the credit rating process, the sponsor will make available to each nationally recognized statistical rating organization (an “NRSRO”) not hired to rate the notes the same information that the sponsor and the underwriters provide to a hired NRSRO in connection with determining or maintaining credit ratings on the notes, including information about the characteristics of the underlying receivables and the legal structure of the notes.  This could make it easier for non-hired NRSROs to assign ratings to the notes prior to or after the closing date, which ratings could differ from those assigned by any hired NRSROs.  We cannot predict the occurrence, timing, or effect of any such ratings actions.

Credit ratings on the notes carry risks.

Investors in the notes should consider that there are risks with respect to credit ratings on asset-backed securities and that such risks apply to an investment in the notes.  A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor.  Ratings of the asset-backed securities generally address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the securities pursuant to their terms but are solely the view of the assigning rating agency and are subject to any limitations that such agency may impose.  Similar ratings on different types of securities do not necessarily mean the same thing.  A rating agency that has assigned a rating to a class of the notes may change or withdraw its rating after the notes are issued if that rating agency believes that circumstances have changed.  Any subsequent change in or withdrawal of a rating on any class of the notes by a hired NRSRO will likely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.  A rating assigned by a non-hired NRSRO, or a change in or withdrawal of such a rating by the related non-hired NRSRO could also affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

Additionally, we note that it may be perceived that a hired NRSRO has a conflict of interest where, as is the industry standard and the case with any rating by a hired NRSRO of the notes, the sponsor pays the fee charged by the hired NRSRO for its rating services.

Bankruptcy of CNH Industrial Capital America LLC may cause payment delays or losses.

CNH Industrial Capital America LLC will sell receivables to us.  We intend to structure this transfer in a manner designed to ensure that it is treated as a “true sale,” rather than a secured loan.  However, a court could conclude that CNH Industrial Capital America LLC effectively still owns the receivables supporting the securities.  This could happen if a court presiding over a bankruptcy were to conclude either that the transfer referred to above was not a “true sale” or that the bankrupt party and the owner of the receivables should be treated as the same person for bankruptcy purposes.  If this were to occur, then you could experience delays or reductions in payments as a result of:

•                                          the automatic stay which prevents creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral;

•                                          tax or government liens on CNH Industrial Capital America LLC’s property that arose prior to the transfer of a receivable to the trust having a right to be paid from collections before the collections are used to make payments on the notes; or

•                                          the fact that the trust might not have a perfected interest in (a) some equipment subject to certificate of title statutes or (b) any cash collections on the receivables held by the servicer at the time that a bankruptcy proceeding begins. See “Servicer—Collections and Accounts” for a description of the time the servicer is allowed to commingle collections with its funds.

Bankruptcy of an equipment dealer may cause payment delays or losses.

A substantial portion of the receivables were originated by equipment dealers and purchased by CNH Industrial Capital America LLC.  A portion of those receivables provide for recourse to the originating dealer for defaults by the obligors (in some cases through repurchase requirements).  See “Origination of Receivables—Dealer Agreements.”

In the event of a dealer’s bankruptcy, a creditor, the bankruptcy trustee of the dealer or the dealer itself might assert that the sales of receivables to CNH Industrial Capital America LLC are loans to the dealer.  Such an assertion could result in payment delays and, if successful, losses on the affected receivables.

The transfers of receivables from CNH Industrial Capital America LLC to us and from us to the trust are intended to reduce the possibility that cash flows from the receivables will be subject to claims other than the rights of investors in the securities issued by the trust and of the parties to the applicable transaction agreements.

Prepayments of receivables or refinancing of equipment could result in payment shortfalls.

The receivables are subject to voluntary prepayment.  Prepayments may also result in connection with a servicer modification of a receivable.  In addition, an obligor may refinance equipment related to a receivable, which would result in a prepayment in full of the trust’s receivable.  Upon any prepayment in full of a receivable, the contract value of that receivable will be reduced to zero, and the contract value of that receivable will be added to the amount of principal to be paid on the notes on the related payment date.  However, some receivables have contract values that are greater than their outstanding principal balances.  When a receivable of this type is prepaid, the principal collected through the prepayment will be less than the resulting increase in the targeted principal distribution by an amount roughly equal to the excess of the receivable’s contract value over its outstanding principal balance immediately prior to the prepayment, which could lead to a cash flow shortfall that could result in delays and/or reductions in the interest and principal payments on your notes.  See “Description of the Notes—Payments of Principal.”

In addition, all of the receivables in the trust that accrue interest will be simple interest receivables.  Under simple interest receivables, if an obligor pays a fixed periodic installment early, the portion of the payment applied to reduce the unpaid balance will be greater than the reduction if the payment had been made as scheduled, and the final payment will be reduced accordingly.  As a result, the contract value of the receivable, at any time, may be greater than its principal balance.  Upon final payment (including prepayment in full) of the receivable, principal collected through that final payment will be less than the resulting increase in the targeted principal distribution, which could lead to a cash flow shortfall that could result in delays and/or reductions in the interest and principal payments on your notes.

You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended.

The principal payment on the notes on any payment date will depend mostly upon the amount of collections received on the trust’s receivables during the prior calendar month or, in the case of the initial payment date, during the period from the day after the cutoff date to the end of the calendar month preceding the initial payment date.  As a result, the rate at which payments on the receivables are received will affect the rate at which principal is paid on the notes.  Each receivable has a fixed payment schedule, but the actual rate at which payments are received may vary from that schedule for a number of reasons.

•                                          Receivables may be voluntarily prepaid, in full or in part, including in connection with refinancings or servicer modifications to the receivables, or obligors may be required to prepay receivables as a result of defaults, casualties to the related equipment, death of an obligor or other reasons.  Based on its experience with similar receivables, the servicer expects that a substantial portion of the receivables will be repaid prior to their contractual maturity dates.  However, prepayment rates may be influenced by a variety of factors, and we cannot predict them with any certainty.

•                                          We, CNH Industrial Capital America LLC or the servicer of the receivables may be required to repurchase one or more receivables from the trust.  In that case, the repurchase price received by the trust will be treated like a prepayment of the receivable.  This would happen if we, at the time we sell receivables to the trust, or CNH Industrial Capital America LLC, at the time it sold receivables to us, made inaccurate representations about a receivable or the servicer violated specified servicing obligations or made certain modifications to a receivable.

•                                          CNH Industrial Capital America LLC may purchase all of the trust’s receivables after they have paid down to 10% of their aggregate balance as of the cutoff date at the time they were transferred to the trust.  In this case, the purchase price received by the trust will be treated like a prepayment of the remaining receivables.

Each prepayment, repurchase or purchase will shorten the average life of the notes.  On the other hand, the payment schedule under a receivable may be extended or revised by the servicer as discussed under “Servicer—Servicing Procedures,” which may lengthen the average life of the notes.

You will bear any reinvestment risks resulting from a faster or slower rate of prepayment, repurchase or extension of receivables held by the trust.  If you purchase a note at a discount, you should consider the risk that a slower than anticipated rate of principal payments on your note could result in an actual yield that is less than the anticipated yield.  Conversely, if you purchase a note at a premium, you should consider the risk that a faster than anticipated rate of principal payments on your note could result in an actual yield that is less than the anticipated yield.

Insufficiency of proceeds following an event of default.

The net proceeds of any sale of the receivables or the related financed equipment following an event of default may not cover the principal and interest due on the notes. In addition, until the final scheduled maturity date for a class of notes, the amount of principal required to be paid on the notes of that class is limited to the amount available for the payment. Consequently, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled maturity date for that class of notes.

Federal financial regulatory reform could have a significant effect on the servicer, the sponsor, the depositor or the trust.

The Dodd-Frank Act, was signed into law in July 2010.  The Dodd-Frank Act is extensive and significant legislation that, among other things:

•                                          strengthens the regulatory oversight of securities and capital markets activities by the SEC; and

•                                          increases the regulation of the securitization markets through, among other things, a mandated risk retention requirement for securitizers and a direction to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

The various requirements of the Dodd-Frank Act, including proposed changes to regulations that have not yet been adopted, may substantially affect the origination, servicing and securitization program of the sponsor and its subsidiaries.

Depositor or its affiliate may sell any retained interests if the risk retention regulations are amended, repealed or otherwise do not require such retention.

If the risk retention regulations in Regulation RR are amended, repealed or otherwise no longer require risk retention by sponsors of securitization transactions as described under “Credit Risk Retention” in this prospectus, the depositor and its affiliates may become permitted to sell or hedge those interests without the restrictions set forth in such section, and this may be at a time earlier than the time described in such section as the time when such interests may be sold or hedged in accordance with Regulation RR.

Summary of Deposits to and Withdrawals from Accounts(1)(2)

(1)         This chart provides only a simplified overview of the distribution of available collections and other available funds on each payment date when no event of default and acceleration of the notes has occurred.  Please refer to this prospectus for a further description, including with respect to amounts payable under each item identified in the waterfall.

(2)         See “Servicing Matters—Distributions” for additional details and for special priority rules that would apply after an event of default and acceleration of the notes.

Affiliations Among Transaction Parties

The following descriptions of the transaction parties summarize certain parts of the transaction documents to which they are parties, including the trust agreement, the indenture, the administration agreement and the asset representations review agreement, but are not complete descriptions of these agreements.  For more details about the transaction documents, you should read the forms of the transaction documents that are included as exhibits to the registration statement filed with the SEC that includes this prospectus.

As described in the disclosure below relating to the sponsor, the servicer (which also acts as administrator) and us (the depositor), these entities are all affiliates and engage in transactions with each other involving securitizations of assets similar to the receivables, including public offerings and private placements of asset-backed securities. Also, we will initially hold the certificates issued by the trust, so the trust might be considered our affiliate and an affiliate of the sponsor and the servicer. The transactions among us and our affiliates that are material to investors relate to the securitization activities described in this prospectus, and those transactions are described throughout this prospectus. The nature of the affiliations among the sponsor, the servicer and us is illustrated in the chart below.

In the ordinary course of business from time to time, CNH Industrial Capital America and its affiliates have business relationships and agreements with the trustee, the indenture trustee and the asset representations reviewer and their affiliates, including commercial banking and corporate trust services, committed credit facilities, underwriting agreements, hedging agreements, investment and financial advisory services, due diligence services and securitization services, all on arm’s length terms and conditions.

Ownership of Transaction Parties Included in the

CNH Industrial Capital LLC Affiliated Group

The parties acting as indenture trustee or trustee and their respective affiliates may, from time to time, engage in arm’s-length transactions with us, the sponsor or the servicer or our affiliates, which are distinct from their respective role as indenture trustee or trustee.

Issuing Entity

The issuing entity will be a trust formed under Delaware law pursuant to a trust agreement between us and the trustee. The trust will possess only the following property:

•                  receivables and related collections;

•                  bank accounts established for the trust;

•                  security interests in the equipment financed under the receivables;

•                  any property obtained in a default situation under those security interests;

•                  rights to proceeds from certain insurance policies covering equipment financed under the receivables or obligors on the receivables (to the extent not used to purchase substitute equipment); and

•                  our interest in any proceeds from recourse to dealers on receivables.

The trust’s fiscal year-end is December 31 of each year and its principal offices are initially in Wilmington, Delaware, in care of Wilmington Trust Company, as trustee, at the address listed below under “The Trustee and the Indenture Trustee—The Trustee,” and may in the future be at such address as the trustee designates in a written notice to the depositor.

The following table illustrates the capitalization of the trust as of April 30, 2020, as if the issuance and sale of the notes had taken place on that date:

Class A-1	0.57603% Asset Backed Notes	$160,900,000
Class A-2	1.08% Asset Backed Notes	$267,000,000
Class A-3	1.16% Asset Backed Notes	$268,000,000
Class A-4	1.51% Asset Backed Notes	$75,390,000
Class B	2.30% Asset Backed Notes	$17,750,000
Total		$789,040,000

After its formation, the trust will not engage in any activity other than:

•                  acquiring, holding and managing the receivables, the certificate distribution account, other trust bank accounts and the other assets of the trust and proceeds therefrom,

•                  issuing the notes offered under this prospectus and certificates identified in this prospectus,

•                  making payments on the notes and the certificates, and

•                  engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The trust agreement, including the preceding permitted activities, may be amended as described in “Amendments” below. Notwithstanding the preceding, the permitted activities may not be significantly amended without the consent of the noteholders, other than us and our affiliates as noteholders, evidencing not less than a majority in principal amount of the outstanding notes held by parties exclusive of us and our affiliates.

The trustee, each certificateholder, the indenture trustee and each noteholder, will agree that they will not at any time institute against us or the trust, or join in any institution against us or the trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to the trust certificates, the notes or any of the transaction documents. However, we, the servicer and the indenture trustee are not prohibited from filing any claim or taking any action with respect to any insolvency proceeding that was instituted against the trust by any person other than such party.

The servicer will have limited discretionary authority with respect to the receivables as described under “Servicer—Servicing Procedures” below.

New Holland Credit Company, LLC will enter into an administration agreement with the trust and the indenture trustee under which New Holland Credit Company, LLC will act as administrator for the trust. In addition, the administrator will perform the calculations, and prepare for execution by the trust or the trustee or will cause the preparation by other appropriate persons of all documents, reports, filings, instruments, certificates and opinions, as it is the duty of the trust or the trustee to perform, prepare, file or deliver pursuant to the indenture and the other transaction agreements, and at the request of the trustee will take all appropriate action that it is the duty of the trust or the trustee to take pursuant to the indenture and the other transaction agreements. The trustee will remain responsible for timely providing us with information relating to the trustee that we are required to include in our periodic filings under the Exchange Act. The administrator will not take any action that it determines in its reasonable judgment to be non-ministerial unless within a reasonable time before the taking of such action the administrator has notified the trustee of the proposed action and the trustee has not withheld consent or provided an alternative direction. As compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its related expenses, the administrator will be entitled to a quarterly administration fee in an amount equal to $500.

Pursuant to the indenture and related transaction agreements, the trust will be subject to restrictions on its activities, including that it will not be permitted to:

•                  engage in any business other than as permitted in the fourth paragraph of “Issuing Entity” above;

•                  incur, guarantee or otherwise become liable for any indebtedness other than the notes and pursuant to its transaction agreements;

•                  except as contemplated by the transaction agreements, make any loan to any other person;

•                  except as contemplated by the transaction agreements, guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of any other person; or

•                  own any securities of, or any other interest in, any other person, except to the extent set forth in this prospectus or the transaction agreements.

Sponsor

CNH Industrial Capital America LLC, a limited liability company organized under the laws of Delaware (often referred to as “CNH Industrial Capital America”), has acquired or originated and selected the receivables transferred to the trust and is also the sponsor for the transaction described in this prospectus.  CNH Industrial Capital America is an indirect wholly owned finance subsidiary of CNH Industrial N.V. (“CNH Industrial”).  On February 28, 2014, CNH Industrial Capital America changed its name from CNH Capital America LLC to CNH Industrial Capital America LLC.

CNH Industrial Capital America provides and administers financing for the retail purchase or lease of new and used agricultural, construction and other equipment. CNH Industrial offers various retail financing options to end-use customers through CNH Industrial Capital America and other CNH Industrial affiliates, subsidiaries and joint ventures to facilitate the sale of its products in North America, Europe, Latin America, Australia and other parts of the world. However, the trust will include only receivables of obligors located in the United States.

CNH Industrial Capital America’s operations principally involve purchasing retail installment sale contracts and leases from dealers and originating retail installment loans and leases. CNH Industrial Capital America has also established a relationship with one or more third parties pursuant to which CNH Industrial Capital America acquires consumer installment loans relating to equipment sold by dealers. In addition, CNH Industrial Capital America facilitates and finances the sale of insurance products and extended service plans to retail customers, provides financing for dealers’ inventory, parts and rental equipment yards, and also provides other retail financing programs for end-use customers in North America. CNH Industrial Capital America, its subsidiaries and affiliates also provide various financing options to dealers for a variety of purposes, including inventory, working capital, real estate acquisitions, construction and remodeling, business acquisitions, dealer systems and service and maintenance equipment.

CNH Industrial Capital America offers a broad variety of financing options through dealers to end-use customers for the retail sale of CNH Industrial’s agricultural, construction and other equipment, used equipment accepted by dealers in trade and equipment of other manufacturers stocked and sold by the dealer network.

CNH Industrial’s United States dealers and company-owned dealerships located in the United States assign and sell retail installment sale contracts and leases to CNH Industrial Capital America on a regular basis.

Since mid-2005, due to an organizational restructuring designed to maximize efficiencies, CNH Industrial Capital America has become the sole originator of receivables of the types sold to the trust within CNH Industrial’s U.S. financial services business. New Holland Credit Company, LLC has become the sole servicer of those receivables. Prior to mid-2005, both CNH Industrial Capital America and New Holland Credit Company, LLC originated and serviced receivables.

Sponsor’s Securitization Experience

CNH Industrial Capital America has significant securitization experience and has securitized multiple asset classes, including agricultural, construction and other equipment receivables (retail installment sale contracts, loans and leases), dealer floor plan receivables and credit card receivables. The sponsor typically sponsors two to four securitizations of assets similar to the receivables each calendar year in registered U.S. transactions. The sponsor has also been active in the 144A market in the U.S. and (through affiliates) in Canada and Australia. CNH Industrial Capital America and predecessor entities have been securitizing retail installment sale contracts and loans secured by agricultural, construction and other equipment since 1992. In the past, CNH Industrial Capital America has securitized true leases and finance leases, as well as consumer installment loans originated through programs with third parties. For information on the size, composition and growth of the sponsor’s portfolio of assets similar to the receivables being sold to the trust, see “Sponsor’s Portfolio Delinquency and Loss Information,” “Historical Delinquency Experience” and “Historical Credit Loss/Repossession Experience.”

Sponsor’s Sustainability

CNH Industrial together with its global affiliates have various environmental sustainability initiatives in place and periodically report on these efforts.  These initiatives include a commitment to reduce CO2 emissions, minimize the overall impact of manufacturing and logistics processes, the promotion of agricultural products and optimizing resources via digital solutions.

As examples of these efforts, CNH Industrial engages its logistics partners in the Environmental Protection Agency’s SmartWay program, the goal of which is to improve efficiency and reduce greenhouse gas and air pollutant emissions along the transport chain. CNH Industrial also participates in national and international workgroups and currently engages in research projects with various universities in the U.S. and Canada on decarbonization, automation, digitalization, and connectivity. In North America, CNH Industrial is a member of the Business Roundtable, which promotes various initiatives alongside other businesses in the USA to support moves towards an environmentally and economically sustainable future.

CNH Industrial and its affiliates have also committed to social sustainability initiatives in various factory and office settings around the globe.  This social commitment extends to both employees and the communities in which those employees work and live.  CNH Industrial believes in the importance of a safe work environment while successfully balancing work and wellbeing with example initiatives being company subsidized childcare, flexible benefits and a wide-ranging campaign to raise employee awareness of health risks and preventive measures.  The push toward social sustainability involves encouraging employees to engage in volunteer efforts of their choosing such as Habitat for Humanity. Another example is its emergency relief efforts such as the partnership with Team Rubicon, a non-profit veteran-led disaster response team.

Finally, CNH Industrial also has a demonstrated commitment to sustainable governance.  CNH Industrial believes that an appropriate and diversified mix of skills, professional backgrounds and diversity factors are fundamental to the proper functioning of a board of directors.  Among other things, the Board oversees the development of the Company’s mission and vision, as well as its strategies, policies, and goals regarding economic, environmental, and social topics.

CNH Industrial’s Code of Conduct is a pillar of its Corporate Governance system, which regulates the decision-making processes and the approach used by the Company and its employees in interacting with all stakeholders.  CNH Industrial believes that operating in a socially responsible and ethical manner, and in compliance with the laws of the countries in which it operates, is crucial to its long-term success.  The principles and values of good Corporate Governance established in the Code of Conduct are conveyed, through periodic training and other communication channels, to all employees irrespective of their level or role.

CNH Industrial and its affiliates periodically review sustainability policies and programs, and may make adjustments as appropriate within their discretion.  These adjustments could include, without limitation, ceasing to participate in a particular program that no longer aligns with or supports CNH Industrial’s strategic direction and priorities.  No representation is made regarding the applicability of any Environmental, Social, and Governance (“ESG”) or other investment criteria to the notes.

CNH Industrial N.V.

CNH Industrial is incorporated under the laws of The Netherlands. CNH Industrial has its corporate seat in Amsterdam, The Netherlands, and its principal office in Basildon, United Kingdom.

CNH Industrial is the company formed by the business combination transaction, completed on September 29, 2013, between Fiat Industrial S.p.A. and its majority owned subsidiary CNH Global N.V.  When we refer to CNH Industrial in this prospectus, we are referring to CNH Industrial N.V. and its consolidated subsidiaries.

CNH Industrial is a leading global capital goods company engaged in the design, production, marketing, sale and financing of agricultural and construction equipment, trucks, commercial vehicles, buses and specialty vehicles for firefighting, defense and other uses, as well as engines and transmissions for those vehicles and engines for marine and power generation applications.

The address of CNH Industrial’s principal executive offices is 25 St. James Street, London, SW1A 1HA, United Kingdom and its telephone number in the United States is 1-630-887-3766.  CNH Industrial is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) as a foreign private issuer.  As required by that act, CNH Industrial N.V. files reports and other information with the Securities and Exchange Commission (“SEC”). You can find more information about CNH Industrial N.V. in the reports and other information that it files with the SEC, at www.sec.gov.

Depositor

We, CNH Capital Receivables LLC, are the depositor and have formed or will form and sell receivables to the trust. We are a wholly-owned subsidiary of CNH Industrial Capital America and were converted into a limited liability company under the laws of the State of Delaware on December 31, 2004. Prior to that date we were known as CNH Capital Receivables, Inc. and had been organized as a Delaware corporation since May 19, 2000. We are organized for the limited purpose of buying receivables, transferring those receivables to third parties and any related activities. Our business is limited to these activities.

Since we were formed, we have been engaged in securitizing retail installment sale contracts originated or acquired by the sponsor or its affiliates. Since mid-2006, we have been engaged in securitizing consumer installment loans acquired by the sponsor from third parties.  Since January 2006 we have also been engaged in securitizing retail installment loans originated or acquired by the sponsor or its affiliates. We have not securitized finance leases since 2000 and we have never previously securitized true leases. During such times we have also been engaged in purchasing similar receivables under a warehouse facility pursuant to which we finance our purchase of these receivables by selling interests in those receivables under the terms of a financing agreement with multiple purchasers.  We have on one occasion provided additional reserve support to four previously issued securities transactions in the form of deposits into their respective spread accounts and through revisions to the definition of “Specified Spread Account Balance” applicable to each such transaction to maintain credit ratings assigned by a rating agency to the securities related to such transactions when loss experiences were higher than anticipated due to adverse economic conditions. Neither we nor CNH Industrial Capital America has any right or obligation to take similar actions if receivables backing notes sold pursuant to this prospectus do not perform as expected.

Our principal executive offices are located at 6900 Veterans Boulevard, Burr Ridge, Illinois 60527, and our telephone number is (630) 887-5451. You can find more information about our legal separateness from CNH Industrial Capital America, the restrictions on our activities and possible effects on you if we were to enter bankruptcy, reorganization or other insolvency proceedings under “Legal Aspects of the Receivables—Bankruptcy Considerations Relating to CNH Industrial Capital America and New Holland Credit.”

CEO Certification

The chief executive officer of the depositor will provide specified certifications regarding the disclosures contained in this prospectus, the receivables, the offered notes and the structure of this securitization transaction.  The chief executive officer’s certification will be filed with the SEC at the time of the filing of the final prospectus.

Closing Date Sale of Receivables

We will buy the receivables from CNH Industrial Capital America to transfer to the trust on the closing date under the purchase agreement entered into in connection with the offering of notes by the trust.

Under the purchase agreement, CNH Industrial Capital America must use procedures not adverse to our interests to select the receivables to be sold to us. We buy these receivables without recourse to CNH Industrial Capital America for defaults by the obligors. However, CNH Industrial Capital America represents and warrants to us on the purchase date as to the receivables being sold on that date by it, among other things, that:

(1)         each of the receivables meets our eligibility requirements;

(2)         the information that it has provided to us about the receivables is correct in all material respects;

(3)         the obligor on each of the receivables is required to maintain physical damage insurance covering the financed equipment in accordance with its normal requirements;

(4)         immediately prior to the transfers contemplated in the transaction agreements, CNH Industrial Capital America had good title to each receivable transferred by it, free and clear of all security interests, liens, charges and encumbrances (other than (a) tax liens, mechanics’ liens and any liens that attach to the related receivable by operation of law as a result of any act or omission by the related obligor and (b) any lien against the equipment resulting from a cross-collateralization provision in the related contract), and no setoff, defenses or counterclaims have been asserted or threatened;

(5)         as of the purchase date, each of the receivables is or will be secured by a first priority perfected security interest in the financed equipment in favor of CNH Industrial Capital America; and

(6)         each of the receivables complied at the time it was originated and complies as of the purchase date with applicable federal and state laws in all material respects, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

If CNH Industrial Capital America breaches any of its representations or warranties concerning the receivables conveyed in a purchase agreement it will be obligated to repurchase from us or the trust any receivable materially and adversely affected by the breach at a price equal to the Purchase Amount as defined below. This repurchase obligation is the sole remedy available to us, the indenture trustee, the noteholders, the trust, the trustee or the certificateholders against CNH Industrial Capital America for any such breach. If CNH Industrial Capital America fails for any reason to perform its repurchase obligation, you could experience delays or reductions in payments on your notes. In connection with any such repurchase, we will assign to CNH Industrial Capital America any interest that we have in the receivable and the related equipment.  “Purchase Amount” means, as of the close of business on the last day of a collection period, an amount equal to the contract value of the applicable receivable, as of the first day of the immediately following collection period (or, with respect to any applicable receivable that is a liquidated receivable, as of the day immediately prior to such receivable becoming a liquidated receivable less any liquidation proceeds actually received by the trust) plus interest accrued and unpaid thereon as of such last day at a rate per annum equal to the cutoff date APR.

Other than as expressly stated herein, none of the indenture trustee, the trustee, the asset representations reviewer or the servicer are obligated to monitor the receivables or investigate whether any representations have been breached or whether any receivable may be an ineligible receivable.

On discovery of a breach or receipt of a notice of breach, a repurchase request or demand or a review report from the asset representations reviewer indicating that a test was failed for a receivable, the servicer (only upon receipt of a Review Report), originator or the depositor will investigate the receivable or receivables to confirm the breach and determine if it has a material adverse effect on any receivable.  CNH Industrial Capital America will report any requests or demands to repurchase receivables and related activity and status on SEC Form ABS-15G.

We then sell receivables that we have acquired pursuant to the purchase agreement as described above to the trust, pursuant to a sale and servicing agreement. This sale is also made without recourse. The trustee will, concurrently with this sale, execute and deliver the notes and certificates. The trust will deliver the net proceeds from the notes sold on the closing date to us in exchange for the receivables, and for funds to make initial deposits in the trust bank accounts.

For information about the required retention of credit risk in the transaction by the sponsor, see “Credit Risk Retention.”

Additional Terms of Receivables Sales

The net proceeds paid to us and in turn to the sponsor are the only amounts that we and the sponsor will receive as compensation for the receivables, and no additional amounts will be paid to either of us or any other party in connection with the selection and acquisition of the pool receivables. Some of the net proceeds are used to repay interim warehouse financing as described above.

If we breach any of our representations or warranties made in the sale and servicing agreement relating to title of the receivables, perfection or priority matters (these representations and warranties made by us to the trust are substantially similar to the title, perfection and priority representations and warranties made by CNH Industrial Capital America to us as described in “—Closing Date Sale of Receivables” above), and our breach is not cured by the last day of the second month following the discovery by or notice to the trustee of the breach, we will be obligated to repurchase any receivable materially and adversely affected by our breach as of such last day at a price equal to the Purchase Amount. This repurchase obligation is the only remedy available to the trust, noteholders, certificateholders, the indenture trustee or the trustee for the trust for any such uncured breach relating to representations and warranties described in this paragraph.

We also have an obligation under the sale and servicing agreement to repurchase at a price equal to the Purchase Amount any receivable for which there has been a breach of a representation or warranty by CNH Industrial Capital America under the purchase agreement that requires CNH Industrial Capital America to repurchase such receivable as described in “—Closing Date Sale of Receivables” above.  Our foregoing repurchase obligation is subject to CNH Industrial Capital America repurchasing the receivable from us as described above.  This repurchase obligation of ours is the only remedy available against us to the noteholders, the indenture trustee or the trustee for the trust for any such uncured breach.  With respect to this paragraph, the preceding paragraph, and the third and fifth paragraphs under “—Closing Date Sale of Receivables,” the servicer will make the determinations as to whether such repurchases are required and there will not otherwise be any independent verification of the servicer’s exercise of authority or such determinations.

With respect to all receivables purchased or repurchased by, or otherwise transferred to, CNH Industrial Capital America, us, the servicer or our affiliate pursuant to the transaction agreements: (a) the trust, the depositor and the indenture trustee will sell, transfer, assign, set over and otherwise convey to CNH Industrial Capital America, us, the servicer or our affiliate, as applicable, without recourse, representation or warranty, all of the trust’s, the depositor’s and the indenture trustee’s right, title and interest in, to and under such receivables, and all related equipment, and all other related assets, including all security and documents relating thereto, and (b) the trust, the seller, and the indenture trustee will be deemed to have released any security interest and any other claim under the transaction agreements in such receivables, related equipment, and all related assets, including all security and documents relating thereto, without any further act or deed, and such receivables, and all related equipment, and all other related assets, including all security and documents relating thereto will be free of the security interest contained in the indenture.

Under the sale and servicing agreement, New Holland Credit Company, LLC, as servicer, will continue to service the receivables held by the trust and will receive fees for its services. In order to assure uniform quality in servicing the receivables and to reduce administrative costs, we and the trust will designate the servicer as custodian to maintain possession, as the agent for the trust and the indenture trustee, of the receivables and related documents.

The obligors on the receivables are not notified that their receivables have been transferred by CNH Industrial Capital America to us or by us to the trust. However, CNH Industrial Capital America marks its accounting records to reflect these sales, and Uniform Commercial Code financing statements reflecting the sales are filed. These UCC financing statements, along with filings perfecting the security interests created under the indenture will result in the depositor, the trust and the indenture trustee each obtaining a first-priority security interest from their respective debtors under the related transaction agreement in which the security interest was created, subject to circumstances and exceptions described below under “Legal Aspects of the Receivables” and in the related transaction agreements. The related transaction agreements also require the related debtor to maintain these filings covering the receivables.

Under the sale and servicing agreement, CNH Industrial Capital America has an option to purchase all of the remaining receivables held by the trust after their aggregate contract values fall below 10% of the sum of the contract values of all of the trust’s receivables, measured for each receivable as of the cutoff date at the time of its sale to the trust.

Pursuant to the purchase agreement between us and CNH Industrial Capital America, we and CNH Industrial Capital America agree that the transactions contemplated thereunder are a sale of the related receivables, and that in the event of a filing of a petition for relief by or against CNH Industrial Capital America under the Bankruptcy Code, (a) such receivables would not be property of CNH Industrial Capital America’s bankruptcy estate under Section 541 of the Bankruptcy Code, (b) the bankruptcy court would not compel the turnover of such receivables or collections thereon by us to CNH Industrial Capital America under Section 542 of the Bankruptcy Code, and (c) the bankruptcy court would determine that payments on such receivables not in the possession of CNH Industrial Capital America would not be subject to the automatic stay provisions of Section 362(a) of the Bankruptcy Code imposed upon the commencement of CNH Industrial Capital America’s bankruptcy case. These agreements would not be binding upon any bankruptcy court that were to consider these issues.

Similarly, under the sale and servicing agreement between us and the trust, we represent and warrant that it is our intention that the transfer and assignment of the receivables thereunder constitute a sale from us to the trust and that the beneficial interest in and title to the receivables not be a part of our estate in the event of the filing of a bankruptcy petition by or against us under any bankruptcy or similar law. These representations and warranties would not be binding upon any bankruptcy court that were to consider these issues.

Servicer

New Holland Credit Company, LLC, a limited liability company organized under the laws of the state of Delaware (often referred to as “New Holland Credit”), is an indirect wholly owned finance subsidiary of CNH Industrial, and will act as the servicer of the receivables owned by, and provide administrative services to, the trust.

New Holland Credit was formed on April 25, 1996 for the purpose of providing wholesale, retail and lease financing services to dealers and customers in connection with the agricultural and industrial equipment operations of New Holland North America, Inc. beginning on January 1, 1997.

For information on the size, composition and growth of the portfolio of assets serviced by the servicer that are similar to the receivables, see “Sponsor’s Portfolio Delinquency and Loss Information,” “Historical Delinquency Experience” and “Historical Credit Loss/Repossession Experience.”

Servicing Procedures

The servicer will agree to make reasonable efforts to collect all payments on the receivables held by the trust and to follow the servicer’s then current customary standards, policies and procedures, which we will refer to as its “servicing procedures.”

When receivables become delinquent, the servicer follows a multi-stage collection process. The period of delinquency for a receivable is the number of days that a payment of more than an inconsequential amount is past due.  Payments of $50 or more are generally considered consequential. Past due accounts are assigned to collection queues at different stages of delinquency. The collection queues are updated daily, customized and prioritized based on several different receivable characteristics. The first collection effort is either an automated collection letter or a telephone call by internal collection personnel. Automated collection letters are used as early as four days after the due date, based on the account’s behavioral score. Normal collection procedures continue to approximately 45-90 days past due, depending upon the type of underlying equipment. At this point, further actions can include using outside cash collection agencies, repossessing and selling the financed equipment and pursuing customer deficiencies and/or legal action. The servicer will not be required or permitted to make advances to the trust on account of delinquent payments or otherwise.

The servicer will consider a payment schedule change for a receivable when delinquencies result from temporary interruptions in the obligor’s cash flow. In connection with a payment schedule change, the servicer moves a portion of a payment or one or more payments to a future date. Interest continues to accrue on the outstanding principal balance, at the contract rate, during the period that payments are not required to be made as a result of a payment schedule change. A curtailment (partial payment) could be required to reduce accrued interest and the principal balance at the time of the payment schedule change. Any payment schedule change fees paid in connection with receivables sold to the trust will be paid to the trust, but in most cases no fee is charged.

Generally, the servicer may grant extensions, rebates, refunds, deferrals, amendments, modifications or adjustments with respect to any receivable (regardless of whether or not the receivable is a 180-Day Receivable, subject only to the following proviso) in accordance with its servicing procedures; provided, however, that if a receivable is not a 180-Day Receivable and the servicer (i) extends the date for final payment by the obligor of any receivable beyond the end of the Collection Period preceding the latest final scheduled maturity date of the notes or (ii) reduces the contract rate on a receivable or the aggregate amount of the scheduled payments due on any receivable other than as required by applicable law (including the order of a court of competent jurisdiction), it may make such modifications to the receivable, but the servicer must then purchase such receivable in the same manner as described above under “Depositor— Closing Date Sale of Receivables” and “Depositor—Additional Terms of Receivables Sales” with respect to repurchases upon a breach of the servicer under the sale and servicing agreement; provided, however, that the servicer will not make a modification described in the preceding clause (i) or (ii) that would trigger a purchase of the related receivable as described in this sentence for the sole purpose of purchasing a receivable from the trust. The servicer or CNH Industrial Capital America will also be required to purchase or repurchase receivables in the same manner as described above under “Depositor— Closing Date Sale of Receivables” and “Depositor—Additional Terms of Receivables Sales” with respect to breaches of covenants of the servicer under the sale and servicing agreement which are summarized in the first sentence of this section, in this paragraph, in the following paragraph, or which relate to a failure by the servicer to maintain the perfection of the security interest in receivables or equipment related to receivables as required under the transaction agreements, but such a purchase or repurchase is only required with respect to receivables materially and adversely affected by such a breach. The purchase or repurchase required under the preceding sentence would only be required if such breach was not cured by the last day of the calendar month in which such breach occurs or is discovered. In addition, the servicer will also be required to purchase receivables in the same manner as described above under “Depositor— Closing Date Sale of Receivables” and “Depositor—Additional Terms of Receivables Sales,” if the servicer takes any action not in accordance with the servicer’s servicing procedures that materially impairs the rights of the trust, indenture trustee, the certificateholders or noteholders in such receivables and which is an action relating to covenants summarized in the first sentence of this section, in this paragraph, or in the following paragraph. The servicer will make the determination as to whether a purchase or repurchase described in this paragraph is required and there will not otherwise be any independent verification of the servicer’s exercise of authority or such determinations.

The servicer may in accordance with its then current customary standards, policies and procedures waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable. The servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the related receivables so long as such practices, promotions or sales are offered to obligors of comparable equipment receivables serviced by the servicer for itself or others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables. Additionally, the servicer and its affiliates may refinance any receivable by accepting a new retail installment sale contract or loan from the related obligor and depositing the full outstanding principal balance of such receivable into the collection account. The receivable created by such refinancing shall not be property of the trust, and any related financed equipment and documents relating to the receivable which was paid off will be released from all security interests under the transaction agreements and will be retransferred to CNH Industrial Capital America or its affiliate. The sale and servicing agreement provides that the parties to the agreement intend that the servicer and its affiliates will not refinance a receivable in order to provide direct or indirect assurance to us, the indenture trustee, the trustee, the noteholders, or the certificateholders, as applicable, against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the obligor on, or the uncollectability of, any receivable. The servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the related obligor or any casualty with respect to the financed equipment.

Liquidated receivables will be transferred to the servicer or CNH Industrial Capital America (as the servicer determines at such time) on the business day following the day on which such receivable becomes a liquidated receivable (the “liquidated receivable transfer date”) so long as the related liquidation proceeds are deposited before the liquidated receivables are transferred to the servicer or CNH Industrial Capital America, as applicable, and as of the liquidated receivable transfer date such liquidated receivables will no longer constitute receivables of the trust for any purposes. Without limiting the generality of the foregoing, as of the applicable liquidated receivable transfer date (a) the trust, the depositor and the indenture trustee will transfer, assign, set over and otherwise convey to CNH Industrial Capital America or the servicer, as applicable, without recourse, representation or warranty, all of the trust’s, the depositor’s and the indenture trustee’s right, title and interest in, to and under such liquidated receivables and any related equipment, and all related assets, including all security and documents relating thereto, other than liquidation proceeds (the “liquidated collateral”), and (b) the trust, the depositor, and the indenture trustee will be deemed to have released any security interest and any other claim in such liquidated collateral under the transaction agreements, without any further act or deed, and such liquidated collateral will be free of the security interest granted in the indenture.

In accordance with the servicer’s servicing procedures, the equipment relating to a receivable may be replaced with substitute equipment, of equal or greater value (in the servicer’s reasonable determination) than the original related equipment. The only conditions to such substitution (in addition to its being in accordance with the servicer’s servicing procedures) will be the perfection of the first priority security interest in the related substitute equipment in favor of CNH Industrial Capital America and a first priority perfected security interest of the indenture trustee in CNH Industrial Capital America’s security interest in such substitute equipment. Following such substitution, the substitute equipment shall be considered the financed equipment related to such receivable for all purposes with respect to the trust and under the transaction agreements, and (i) the trust, the depositor and the indenture trustee will sell, transfer, assign, set over and otherwise convey to CNH Industrial Capital America (or its affiliate designated by it), without recourse, representation or warranty, all of the trust’s, the depositor’s and the indenture trustee’s right, title and interest in, to and under such equipment originally financed by the receivable, and all security and documents relating thereto, and (ii) the trust, the depositor, and the indenture trustee will be deemed to have released any security interest and any other claim in such equipment originally financed by the receivable, and all security and documents relating thereto, under the transaction agreements, without any further act or deed, and such equipment originally financed by the receivable, and all security and documents relating thereto, will be free of the security interest granted in the indenture. The most common scenarios in which equipment would be substituted for the equipment originally related to a receivable are when the original equipment related to a receivable is stolen or damaged beyond repair and insurance proceeds are used to replace the stolen or damaged equipment or when the original equipment related to a receivable is faulty or nonfunctioning. The servicer will make the determinations described in this paragraph to be made by the servicer (including whether a substitution is in accordance with the servicer’s servicing procedures) and there will not otherwise be any independent verification of the servicer’s exercise of authority or such determinations.

The ability of the servicer to make modifications on the receivables is not expected to have a material impact on the distributions on the notes.

Collections and Accounts

The servicer will establish and maintain the following bank accounts for the trust (the following accounts are collectively referred to in this prospectus as the “trust bank accounts”):

•                  a collection account, into which all payments made on or with respect to the receivables will be deposited;

•                  a note distribution account, into which amounts available for payment to the noteholders will be deposited and from which those payments will be made;

•                  a certificate distribution account, into which amounts available for payment to the certificateholders will be deposited and from which those payments will be made; and

•                  a spread account.

The servicer will deposit, or cause to be deposited, all payments received on the trust’s receivables during a calendar month into the collection account within two business days of the date that the servicer has identified and posted such amounts (which the servicer will use its reasonable best efforts to do promptly) to the servicer’s computer system. It is therefore possible that some cash collections could then be held in the collection account for up to 45 days or more pending distribution.

However, at any time when (a) New Holland Credit is the servicer, (b) there exists no servicer default and (c) each other condition to making deposits less frequently than daily as may be specified by a hired NRSRO or set forth herein is satisfied, the servicer will not be required to deposit payments into the collection account until on or before the business day preceding the applicable payment date. In this case, cash collections would be held in the collection account for one day or less pending distribution. Prior to deposit into the collection account, the servicer may invest collections at its own risk and for its own benefit, and the collections will not be segregated from its own funds. If the servicer were unable to remit such funds, noteholders might incur a loss. The servicer may, in order to satisfy the requirements described above, obtain a letter of credit, provide a guarantee, or pledge assets for the benefit of the trust to secure timely remittances of collections on the related receivables.

At any time when the servicer is permitted to remit collections once per Collection Period, the servicer will be permitted to make that deposit net of distributions to be made to the servicer with respect to the same Collection Period. The servicer, however, will account to the indenture trustee, the trustee and the noteholders with respect to the trust as if all deposits, distributions and transfers were made individually. “Collection Period” means, with respect to any payment date, the period from the end of the preceding Collection Period (or, if for the first payment date, from the beginning of the day after the cutoff date) to and including the last day of the calendar month preceding the calendar month in which such payment date occurs.

Funds held in a trust bank account will be invested in the following types of investments:

(a)         direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

(b)         demand deposits, time deposits or certificates of deposit of any domestic depository institution or trust company or any domestic branch of a foreign bank that is subject to supervision and examination by federal or state banking or depository institution authorities, in each case, at the time of the investment or contractual commitment to invest, the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof has a credit rating from each of the applicable hired NRSROs in its highest investment category granted thereby;

(c)          commercial paper having, at the time of the investment or contractual commitment to invest, a rating from each of the applicable hired NRSROs in its highest investment category;

(d)         investments in money market funds having a rating from each of the applicable hired NRSROs in its highest investment category, including funds for which the indenture trustee or the trustee or any of their respective affiliates is investment manager or advisor;

(e)          bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f)           repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to timely payment by, the United States of America or any of its agencies or instrumentalities the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b); and

(g)          any other investment which satisfies the Rating Agency Condition and which is in the highest investment category granted by each applicable hired NRSRO;

provided that, with regard to any investment of funds held for purposes of complying with Regulation RR, such investment must be an investment satisfying the requirements of Regulation RR.

Investments described in clauses (b) through (g) will be made only so long as making such investments will not require the trust to register as an investment company, in accordance with the Investment Company Act of 1940. Also, so long as they meet the criteria listed above, these investments may include securities issued by us or our affiliates or trusts originated by us or our affiliates. The investments made in each trust bank account are limited to obligations or securities that mature on or will be liquidated on the next payment date.

Funds on deposit in a trust bank account will be invested or reinvested by the indenture trustee in eligible investments selected by and as directed in writing by the servicer or if the servicer fails to provide written direction, will be invested or reinvested by the indenture trustee in eligible investments specified in paragraph (d) above although the indenture trustee will not be liable for the selection of, or any loss arising from such investment in, any eligible investments; provided further, funds on deposit in the spread account shall be invested only in eligible investments meeting the requirements of Regulation RR, as determined solely by the servicer. For the avoidance of doubt, in no event shall the indenture trustee have any obligation or responsibility to monitor or enforce compliance with, or be charged with knowledge of the requirements of, Regulation RR (including, but not limited to, §246.4(b)(2) and §246.4(b)(3)(i) therein), nor shall it be liable to any investor or any other party whatsoever for any violation of Regulation RR (including, but not limited to, §246.4(b)(2) and §246.4(b)(3)(i) therein) or any similar provisions now or hereafter in effect or the breach of any terms of the indenture or any other document in connection therewith. All such eligible investments will be held or controlled by the indenture trustee for the benefit of the noteholders and the certificateholders, as applicable, or in the case of the spread account, in the name of and for the benefit of the trust.

The indenture trustee will possess or control all right, title and interest in all funds on deposit from time to time in the trust bank accounts and in all proceeds thereof (including all income thereon). The trust bank accounts will be under the sole dominion and control of the indenture trustee for the benefit of (A) with respect to the spread account, the trust and in the name of the trust, and (B) in all other cases, the noteholders, and the certificateholders (excluding the note distribution account). Only the servicer and the indenture trustee will have access to the cash balances on deposit in the trust bank accounts. Each of the servicer, the depositor, the trustee and the indenture trustee will make deposits to one or more of the trust bank accounts. The servicer will make calculations and decisions regarding the transfer and disbursement of cash flows and there will not otherwise be any independent verification of the activity in the trust bank accounts, other than to the limited extent addressed in the annual officer’s certificate of the servicer and the accountants’ report, each as described below under “—Evidence as to Compliance.”

In the unlikely event of defaults on investments made in trust bank accounts, investors in the notes could experience losses or payment delays. Earnings from these investments, net of losses and investment expenses, will be deposited in the collection account on each payment date and treated as collections on the related receivables.

Each trust bank account will be maintained in an Eligible Deposit Account.

“Eligible Deposit Account” means: (a) a segregated deposit account maintained with a federal or state-chartered depository institution or trust company that is an Eligible Institution or (b) with respect to eligible investments only, a segregated trust account maintained with the corporate trust department of a federal depository institution or state chartered depository institution that is subject to federal or state regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. §9.10(b) which has corporate trust powers, acting in its fiduciary capacity, so long as, (x) if Moody’s has been hired by the sponsor to rate the notes (and is still rating such notes), the long-term unsecured debt obligations of such depository institution have a credit rating of at least “A2” by Moody’s or the commercial paper, short-term debt obligations or other short-term deposits of such depository institution have a credit rating of at least “P-1” by Moody’s; and (y) if S&P has been hired by the sponsor to rate the notes (and is still rating such notes), the long-term unsecured debt obligations of such depository institution have a credit rating of at least “BBB” or “A-2” by S&P.

“Eligible Institution” means: (a) for Moody’s (x) an institution whose long term unsecured debt obligations or other long term deposits are rated at least “A2” by Moody’s, or (y) an institution whose commercial paper, short term debt obligations or other short term deposits are rated at least “P-1” by Moody’s and (b) for S&P (x) in the case of deposit accounts or trust accounts in which deposits are held for less than thirty (30) days, an institution whose long-term unsecured debt obligations are rated at least BBB by S&P, and if such institution has a short-term rating from S&P, an institution whose commercial paper, short-term debt obligations or other short-term deposits are rated at least A-2 by S&P or (y) in the case of deposit accounts or trust accounts in which deposits are held for more than thirty (30) days, an institution whose long-term unsecured debt obligations are rated at least BBB by S&P, and if such institution has a short-term rating from S&P, an institution whose commercial paper, short-term debt obligations or other short-term deposits are rated at least A-2 by S&P.

Cash will be held in trust bank accounts until it is withdrawn as described in this prospectus. See also “—Collections and Accounts” above for a discussion regarding the length of time that cash may be held in the collection account.

Evidence as to Compliance

The sale and servicing agreement will require the servicer to deliver annually, on or before March 30th of each calendar year, an assessment of its compliance with certain servicing criteria during the preceding twelve months (or in the case of the first such assessment, from the closing date). In addition, the sale and servicing agreement will require that a firm of independent public accountants furnish to the trust and indenture trustee annually, on or before March 30th of each calendar year, an attestation report as to such servicer’s assessment of compliance during the preceding twelve months (or in the case of the first such report, from the closing date). The assessment and attestation required by this paragraph must comply with the current rules and regulations of the SEC; however, the assessment and attestation may be replaced by any similar assessment or attestation using standards which are in the future in use by servicers of comparable assets and which comply with any applicable rule, regulation, “no action” letter or similar guidance promulgated by the SEC.

The sale and servicing agreement will also require that an officer of the servicer deliver to the trust and indenture trustee, substantially simultaneously with the delivery of the accountants’ attestation, a certificate stating that the servicer has fulfilled its obligations under the sale and servicing agreement in all material respects throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of each such failure.

Noteholders may obtain copies of such assessments, attestations and certificates by written request addressed to the trustee.

Appointment of Subservicers

New Holland Credit, as servicer, may at any time appoint a subservicer to perform all or any portion of its obligations as servicer. The appointment of any subservicer is subject to satisfaction of the Rating Agency Condition with respect to the notes. The servicer will remain obligated and be liable to the trust, trustee, indenture trustee and noteholders for the servicing and administering of the receivables in accordance with the sale and servicing agreement without diminution of those obligations and liabilities by virtue of the appointment of any subservicer and to the same extent and under the same terms and conditions as if the servicer itself were servicing and administering the receivables. The fees and expenses of each subservicer will be paid by the servicer and will be paid in amounts as agreed between the servicer and its subservicer from time to time and none of the trust, trustee, indenture trustee, certificateholders or noteholders will have any responsibility therefor.

Resignation, Liability and Successors of the Servicer

New Holland Credit will not be permitted to resign from its obligations and duties as servicer for the trust, except upon determination that New Holland Credit’s performance of such duties is no longer permissible under applicable law. No resignation will become effective until the indenture trustee or a successor servicer has assumed New Holland Credit’s servicing obligations and duties.

Neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the trust or the noteholders or certificateholders for taking any action or for refraining from taking any action under the sale and servicing agreement or for errors in judgment. However, none of the listed parties will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

Upon compliance with procedural requirements specified in the sale and servicing agreement, any of the following entities will be the successor of the servicer under the sale and servicing agreement:

•                  any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party;

•                  any entity succeeding to the business of the servicer; or

•                  any corporation or limited liability company of which 50% or more of the voting stock or membership interests, respectively, are owned, directly or indirectly, by CNH Industrial, which assumes the obligations of the servicer.

Upon any termination of, or appointment of a successor to, the servicer, the indenture trustee will give prompt written notice thereof to the noteholders, and the hired NRSROs (which notice to any hired NRSROs will be given either (i) to the depositor to be forwarded to the hired NRSROs, or (ii) directly to any hired NRSROs with a prior copy to the depositor).

Servicer Default

The following events will constitute “servicer defaults” under the sale and servicing agreement:

•                  the servicer fails to make required deposits or to direct the indenture trustee to make required distributions, subject to a three business day cure period after discovery or notice;

•                  we or the servicer breach our respective obligations under the sale and servicing agreement, subject to materiality limitations and a 60 day cure period after notice; and

•                  bankruptcy or insolvency of the servicer.

Rights Upon Servicer Default

If a servicer default under the sale and servicing agreement occurs and remains unremedied after the expiration of the applicable cure period, the indenture trustee or holders of notes evidencing at least 25% in outstanding principal amount of such notes may terminate all the rights and obligations of the servicer (other than with respect to certain indemnity obligations of such servicer) under the sale and servicing agreement. In that event, all power and authority of the servicer under the sale and servicing agreement will, without further action, pass to and be vested in the indenture trustee or a successor servicer appointed by the trust and acceptable to the indenture trustee. Any successor servicer will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the bankruptcy trustee or other official may have the power to prevent the indenture trustee or noteholders from effecting a transfer of servicing.

Upon the servicer’s receipt of notice of termination, or the servicer’s resignation in accordance with the sale and servicing agreement, the predecessor servicer will continue to perform its functions as servicer under the sale and servicing agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of: (x) the date 60 days from the delivery to the trustee and the indenture trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the sale and servicing agreement and (y) the date upon which the predecessor servicer becomes unable to act as servicer, as specified in the notice of resignation and accompanying opinion of counsel. In the event that a successor servicer has not been appointed at the time when the predecessor servicer has ceased to act as servicer, the indenture trustee will automatically become the successor servicer. However, if the indenture trustee is unable to act as successor servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of receivables that are of the same type as the receivables owned by the trust.

The indenture trustee may make arrangements for compensation to be paid to a successor servicer, but the compensation may in no event be greater than the servicing fee provided for under the sale and servicing agreement, which provides that the servicing fee payable to a successor servicer may be greater than the amounts paid to New Holland Credit. All reasonable costs and expenses, including attorneys’ fees, incurred in connection with the transfer to the successor servicer of (a) all cash amounts held or thereafter received by the predecessor servicer with respect to a receivable and (b) the receivable files, including the costs of amending the sale and servicing agreement to reflect its succession as servicer, will be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses. There are no amounts set aside to cover servicing transfer expenses.

Waiver of Past Defaults

The holders of notes evidencing at least a majority in principal amount of the then-outstanding notes may, on behalf of all noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the sale and servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust bank accounts. Therefore, a majority of the noteholders have the ability to waive defaults by the servicer which could materially adversely affect the certificateholders and the noteholders that did not vote to waive the servicer default.

In addition, the holders of the certificates evidencing at least half of the outstanding certificate balance may, on behalf of all noteholders and certificateholders, waive any servicer default that does not materially and adversely affect the indenture trustee or noteholders. None of these waivers will impair the noteholders’ or certificateholders’ rights with respect to subsequent defaults.

The Trustee and the Indenture Trustee

The liability of the indenture trustee and the trustee in connection with the issuance and sale of the notes is limited solely to their respective express obligations under the related agreements.

The trustee may resign at any time, in which event the servicer must appoint a successor trustee. The administrator of the trust may also remove the trustee if the trustee ceases to be eligible to continue as trustee or if the trustee becomes insolvent. In that case, the administrator must appoint a successor trustee. If the administrator removes the trustee under the authority described in the preceding sentence, the administrator will promptly appoint a successor trustee and pay all fees owed to the outgoing trustee.

The indenture trustee may resign at any time, and will be removed by the trustee if the indenture trustee becomes insolvent or ceases to be eligible to continue as indenture trustee. If the indenture trustee resigns or is removed, the trust must appoint a successor indenture trustee. The holders of not less than a majority of the outstanding amount of the notes may also remove the indenture trustee by so notifying the indenture trustee in writing and may appoint a successor indenture trustee. If a successor indenture trustee does not take office within 60 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the trust or the holders of not less than a majority of the outstanding amount of the notes may petition any court of competent jurisdiction for the appointment of a successor indenture trustee. Expenses associated with a transfer from one indenture trustee to another will be paid by the trust or the servicer on behalf of the trust.

No resignation or removal of the trustee or the indenture trustee, as the case may be, or appointment of a successor trustee or successor indenture trustee, as the case may be, will become effective until the successor trustee or successor indenture trustee has accepted its appointment.

No recourse may be taken, directly or indirectly, with respect to the obligations of the trust, the trustee or the indenture trustee on the notes or under the indenture or any certificate or other writing delivered in connection therewith, against: (i) the indenture trustee or the trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the trust or (iii) any partner, owner, beneficiary, officer, director, employee or agent of: (a) the indenture trustee or the trustee in their individual capacities, (b) any owner of a beneficial interest in the trust, the trustee or the indenture trustee or (c) of any successor or assign of the indenture trustee or the trustee in their individual capacities, except as any such person may have expressly agreed (it being understood that the indenture trustee and the trustee have no such obligations in their individual capacities) and except that any such partner, owner or beneficiary will be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

In no event will the indenture trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid under the indenture and the amount necessary to induce any successor servicer to act as successor servicer under the indenture and the transactions set forth or provided for therein, or be liable for or be required to make any servicer advances. The indenture trustee will not incur any liability as a result of any sale of the trust estate or any part thereof at any sale pursuant to the indenture which is conducted in a commercially reasonable manner.

If an event of default has occurred and is continuing, the indenture trustee must exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Except during the continuance of an event of default actually known to a responsible officer of the indenture trustee:

(a)         the indenture trustee undertakes to perform such duties and only such duties as are specifically set forth in the indenture and no implied covenants or obligations will be read into the indenture against the indenture trustee; and

(b)         in the absence of bad faith on its part, the indenture trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the indenture; provided, however, in the case of any such certificates or opinions that by any provision of the indenture are specifically required to be furnished to the indenture trustee, the indenture trustee must examine the certificates and opinions to determine whether or not they conform to the requirements of the indenture.

The indenture trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a)         this sentence does not limit the statements set forth in clauses (a) and (b) of the previous paragraph;

(b)         the indenture trustee will not be liable for any error of judgment made in good faith by a responsible officer of the indenture trustee unless it is conclusively determined by a court of competent jurisdiction that the indenture trustee was negligent in ascertaining the pertinent facts;

(c)          the indenture trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the indenture;

(d)         the indenture trustee will not be charged with knowledge of an event of default or servicer default unless a responsible officer of the indenture trustee obtains actual knowledge of such event or the indenture trustee receives written notice of such event from the depositor, servicer or noteholders owning notes aggregating not less than 10% of the outstanding amount of the notes; and

(e)          the indenture trustee will have no duty to monitor the performance of the trust, the trustee, the depositor or the servicer, nor will it have any liability in connection with malfeasance or nonfeasance by the trust, the trustee, the depositor or the servicer. Furthermore, the indenture trustee will have no liability in connection with compliance of the trust, the trustee, the depositor or the servicer with statutory or regulatory requirements related to the receivables held by the trust. The indenture trustee shall not make or be deemed to have made any representations or warranties with respect to any receivables or the validity or sufficiency of any assignment of any receivables to the trust estate or the indenture trustee.

The indenture trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided, that the indenture trustee’s conduct does not constitute willful misconduct, negligence or bad faith.  The indenture trustee also will not be required to take action in response to requests, demands or directions of the noteholders, other than requests, demands or directions relating to an asset representations review, unless the noteholders have offered security or indemnity satisfactory to the indenture trustee to protect it against the costs and expenses that it may incur in complying with the request, demand or direction.

The trust will, or will cause the servicer to, indemnify the indenture trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by them in connection with the administration of the trust contained in the indenture and the performance of its duties thereunder. However, neither the trust nor the servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the indenture trustee through the indenture trustee’s own willful misconduct, negligence or bad faith.

The indenture trustee will not in any way be held liable for the selection of eligible investments or by reason of any insufficiency in any of the trust bank accounts resulting from any loss on any eligible investment included therein, except for losses attributable to the indenture trustee’s failure to make payments on such eligible investments issued by the indenture trustee, in its commercial capacity as principal obligor and not as trustee; provided however, that the limitation to the indenture trustee’s liability does not extend to any actions constituting willful misconduct, negligence or bad faith.

The indenture trustee will not independently verify distribution calculations, access to or activity in transaction accounts, compliance with transaction covenants, use of credit enhancement, the removal of receivables, the substitution of substitute equipment, or the underlying data used for such determinations.

The Trustee

Wilmington Trust Company is the trustee under the trust agreement and is a Delaware trust company incorporated in 1903.  On July 1, 2011, Wilmington Trust Company filed an amended charter which changed its status from a Delaware banking corporation to a Delaware trust company.  The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890.  Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving equipment retail installment loans and retail installment sale contracts.  Wilmington Trust Company has served as trustee for trusts involving securitizations of retail installment sale contracts and/or retail installment loans by the depositor since 2007.

On May 16, 2011, after receiving all required shareholder and regulatory approvals, Wilmington Trust Corporation, the parent of Wilmington Trust Company, through a merger became a wholly-owned subsidiary of M&T Bank Corporation, a New York corporation.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business.  Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as trustee or on the noteholders.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB.  Other than the above three paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The trustee’s responsibilities include establishing and maintaining the certificate distribution account (which Citibank, N.A. as the initial paying agent under the trust agreement may do on the trust’s behalf) for the benefit of the certificateholders, executing and delivering the transaction documents to which the trustee or the trust is a party, discharging the responsibilities of the transaction documents to which the trustee or the trust is a party, and administering the trust in the interests of the certificateholders, subject to the transaction documents. The trustee will not have the power, except upon the direction of the certificateholders, to remove the servicer or the administrator.

The trustee will not independently verify distribution calculations, access to and activity in transaction accounts, compliance with transaction covenants, use of credit enhancement, the removal of receivables, the substitution of substitute equipment, or the underlying data used for such determinations.

The trust agreement will be signed by Wilmington Trust Company, in its individual capacity, but the trust agreement provides that in no event will Wilmington Trust Company, in its individual capacity, or any beneficial owner of the trust have any liability for the representations, warranties, covenants, agreements or other obligations of the trust thereunder or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse will be had solely to the assets of the trust.

The trustee shall have no duty, responsibility or obligation to (or liability for failing to) monitor, supervise, confirm, verify or otherwise enforce the requirements or commitments applicable to any person arising under, related to or otherwise in connection with any law, rule or regulation in connection with risk retention.

The Indenture Trustee

The indenture trustee under the indenture pursuant to which the notes will be issued is Citibank, N.A. (“Citibank”), a national banking association with its office located at 388 Greenwich Street, New York, NY 10013, and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as indenture trustee through the Agency and Trust line of business, a part of Issuer Services. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the first quarter of 2020, Citibank’s Agency and Trust group manages in excess of $6 trillion in fixed income and equity investments on behalf of over 3,000 corporations worldwide. Since 1987, Citibank Agency and Trust has provided corporate trust services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the first quarter of 2020, Citibank acts as indenture trustee and/or paying agent for approximately 214 various asset backed trusts supported by either auto loans or leases or equipment loans or leases. Citibank, as indenture trustee, has provided the above information for purposes of complying with Regulation AB. Other than this paragraph and the paragraphs under “Legal Proceedings” that are identified as having been provided by the indenture trustee, Citibank, as indenture trustee, has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

On or prior to each payment date, the indenture trustee will make the noteholder statement described under “Administrative Information about the Notes—Reports to Noteholders” for that payment date available via the indenture trustee’s internet website. The indenture trustee’s internet website for investor reporting will be located at “http://sf.citidirect.com” or at such other address as the indenture trustee notifies the noteholders of in the manner described below. Any person who is unable to access the indenture trustee’s internet website may receive paper copy of the noteholder statements via first class mail by calling the indenture trustee at (713) 693-6677. The indenture trustee may change the manner in which the noteholder statements are distributed or otherwise made available in order to make the circulation of the noteholder statements more convenient and/or more accessible to the noteholders. The indenture trustee will provide timely and adequate notice to the noteholders of any change described above. For assistance with the indenture trustee’s internet website, noteholders may call (888) 855-9695.

Access to the trust’s annual reports on Form 10-K, current reports on Form 8-K, and amendments to those reports and its distribution reports on Form 10-D filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on CNH Industrial Capital LLC’s website at “www.cnhcapital.com” as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Reports to securityholders and information about the asset-backed securities described in “Administrative Information about the Notes—Reports to Noteholders” below will also be made available on these websites in this manner.

Citibank, N.A. will be the indenture trustee for all of the Class A Notes and Class B Notes.  Consequently, if an actual or potential event of default occurs with respect to any of these securities, the indenture trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939.  In that case, the indenture trustee may be required to resign under the indenture, with respect to the Class A or Class B Notes, and we would be required to appoint a successor trustee.  For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded. The indenture will provide for a successor trustee to be appointed for one or more of the classes of notes in these circumstances, so that there will be separate trustees for the Class A Notes and the Class B Notes. In these circumstances, the Class A noteholders and the Class B noteholders will continue to vote as a single group and no such event will alter the voting rights of the Class A noteholders or Class B noteholders under the indenture.  However, so long as any amounts remain unpaid with respect to the Class A Notes, only the trustee for the Class A noteholders will have the right to exercise remedies under the indenture (but the Class B noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described herein). Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class B Notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor trustee for that class of notes and the successor’s acceptance of that appointment.  During the period of time until a successor is appointed, the indenture trustee will have both (a) duties to noteholders under the indenture and (b) a conflicting interest under the indenture for purposes of the Trust Indenture Act.

The indenture trustee will be responsible for authenticating and delivering the notes, for making withdrawals from the collection account and note distribution account for payments on the notes, and for notifying the asset representations reviewer when a review has been directed by the noteholders. The indenture trustee will not independently verify distribution calculations, access to and activity in transaction accounts, compliance with transaction covenants, use of credit enhancement, the removal of receivables, the substitution of substitute equipment, or the underlying data used for such determinations.

If an event of default as described under “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default” in this prospectus occurs and is continuing and is known to certain officers of the indenture trustee (each a “responsible officer”), the indenture trustee will mail to each noteholder notice of the default within 90 days after it occurs. Except in the case of an event that is, or with notice or the lapse of time or both would become, an event of default due to a default in payment of principal of or interest on a note, the indenture trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of noteholders.

The trust will give the indenture trustee and each hired NRSRO prompt written notice of each such event of default under the indenture, each default on the part of the servicer or the depositor of its obligations under the sale and servicing agreement and each default on the part of the sponsor of its obligations under the purchase agreement between it and the depositor.

In addition, the trust will deliver to the indenture trustee, within five days after the trust or the administrator obtains actual knowledge thereof, written notice in the form of an officer’s certificate of any event that, with the giving of notice or the lapse of time or both, would become an event of default under the third or fourth bullet point under “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default,” the status of the event and what action the trust is taking or proposes to take with respect thereto.

Asset Representations Reviewer

Clayton Fixed Income Services LLC (“Clayton”), a Delaware limited liability company, will act as the “asset representations reviewer” under the asset representations review agreement.

Clayton is a wholly-owned subsidiary of Covius Services, LLC and with its affiliates has provided independent due diligence loan review and servicer oversight services to its clients since 1989.  Clayton has been engaged as the asset representations reviewer on more than 300 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton and its affiliates have performed over 12 million loan reviews and has provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government-sponsored enterprises and other governmental agencies.  Clayton and its affiliates have performed these services primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is an “eligible asset representations reviewer,” meaning that (i) it is not affiliated with the sponsor, the depositor, the servicer, the indenture trustee, the trustee or any of their affiliates and (ii) neither it nor any of its affiliates has been hired by the sponsor or the underwriters to perform pre-closing due diligence work on the receivables.  For so long as the notes remain outstanding, the asset representations reviewer must be an eligible asset representations reviewer.  The asset representations reviewer is not responsible for (a) reviewing the receivables for compliance with the representations under the transaction documents, except in connection with a review under the asset representations review agreement or (b) determining whether noncompliance with any representation is a breach of the transaction documents or if any receivable is required to be repurchased.

The asset representations reviewer’s main obligations will be:

•                  reviewing each review receivable following receipt of a review notice from the indenture trustee, and

•                  providing a report on the results of the review to the trust, the servicer and the indenture trustee.

For a description of the review to be performed by the asset representations reviewer, you should read “Administrative Information About the Notes—Asset Representations Review.”

The asset representations reviewer will not be liable for any action, omission or error in judgment unless it is willful misconduct, bad faith or negligence by the asset representations reviewer.  The asset representations reviewer will not be liable for any errors in any review materials relied on by it to perform a review or for the noncompliance or breach of any representation made about the receivables.

The trust and the administrator will indemnify the asset representations reviewer for liabilities and damages resulting from the asset representations reviewer’s performance of its obligations under the asset representations review agreement unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the asset representations reviewer or as a result of any breach of representations made by the asset representations reviewer in the asset representations review agreement.

The servicer will pay the annual fees of the asset representations reviewer.  The trust will pay the review fees of the asset representations reviewer, reimburse the asset representations reviewer for its reasonable out-of-pocket travel expenses for a review and pay any indemnities due to the asset representations reviewer, to the extent those amounts are not paid or reimbursed by the administrator.  The trust will pay these amounts to the asset representations reviewer on each payment date up to the limit of $200,000 per year, before the trust makes any other payments.  The trust will pay any of these amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust and all required interest and principal payments on the notes and after any required deposits in the spread account have been made.  Following an event of default, however, these fees, expenses and indemnities will be paid first.

The asset representations reviewer may not resign, unless it becomes legally unable to perform its obligations as asset representations reviewer.  The trust may remove the asset representations reviewer if the asset representations reviewer (a) ceases to be an eligible asset representations reviewer, (b) breaches any of its representations, warranties, covenants or obligations or (c) becomes subject to a bankruptcy.  No resignation or removal of the asset representations reviewer will be effective until a successor asset representations reviewer who is an eligible asset representations reviewer is in place.  The asset representations reviewer will pay the expenses of transitioning the asset representations reviewer’s obligations to the successor asset representations reviewer.

Origination of Receivables

CNH Industrial Capital America originates receivables that will be sold to the trust in several ways:

•                  It purchases retail installment sale contracts from dealers in agricultural and construction equipment manufactured or otherwise distributed by CNH Industrial.

•                  It finances retail installment sale contracts originated through several retail outlets wholly or partially owned by CNH Industrial America LLC, which contracts are assigned to CNH Industrial Capital America.

•                  It makes retail installment loans directly to its customers that are secured by agricultural and construction equipment, which may include refinancings of equipment in the ordinary course of CNH Industrial Capital America’s business.

Receivables originated under any of the methods listed above are originated by CNH Industrial Capital America if they are originated pursuant to CNH Industrial Capital America’s underwriting criteria, which in some cases may be created under these criteria by CNH Industrial Capital America through its relationship with its dealers.

CNH Industrial Capital America finances, or may in the future finance, the following categories of equipment:

Agricultural equipment:

tractors, combines, cotton pickers, soil management equipment, planting, seeding and harvesting equipment, hay and forage equipment, crop care equipment (such as sprayers and irrigation equipment), small telescopic handlers and other related equipment

Construction equipment:

excavators, backhoes, wheel loaders, skid steer loaders, tractor loaders, trenchers, horizontal directional drilling equipment, telescopic handlers, forklifts, compaction equipment, crawlers (e.g., bulldozers), cranes and other related equipment

A “dealer” for purposes of this prospectus means the dealer (which may include retail outlets owned in whole or in part by CNH Industrial America LLC) or other third-party that originated and assigned the respective receivable to CNH Industrial Capital America or New Holland Credit, as applicable, under a dealer agreement.

A “dealer agreement” for purposes of this prospectus means the retail financing agreement, warranty agreement or other agreement between the applicable dealer and CNH Industrial Capital America or New Holland Credit, as applicable, which governs the terms of sales of receivables from that dealer to CNH Industrial Capital America or New Holland Credit, as applicable.

Credit Approval Process

CNH Industrial Capital America requires each prospective customer to complete a credit application that lists the applicant’s credit sources, personal information, and authorizes additional credit checks. This information is obtained by a dealer or CNH Industrial Capital America, and in either case is sent to the centralized finance office maintained by CNH Industrial Capital America. The finance office then processes this information through the Automated Credit Approval Program described below, and if not automatically approved the information is reviewed by an underwriter, who, if necessary, obtains additional information to evaluate the prospective customer’s creditworthiness. The extent of the additional information varies based primarily on the amount of financing requested. In most cases, CNH Industrial Capital America obtains a credit bureau report on the applicant from an independent credit bureau or checks credit references provided by the applicant, typically banks or finance companies or suppliers that have furnished credit to the applicant. In some cases, CNH Industrial Capital America obtains financial statements of the applicant.

As part of the credit review process, CNH Industrial Capital America analyzes data regarding the applicant and additional information using a credit scoring model. CNH Industrial Capital America uses and periodically evaluates a credit scoring model that was originally developed internally by CNH Industrial Capital America for all loans. The model is based on CNH Industrial Capital America’s experience using variables that historically have been predictive of future loan performance. The credit score is not determinative. CNH Industrial Capital America also maintains at least a five-year loan history on all past and present customers it reviews.

CNH Industrial Capital America evaluates creditworthiness based on written underwriting guidelines that consist of criteria established by its management. It uses the same general credit criteria for retail installment sales contracts and retail installment loans. It also uses the same credit criteria regardless of whether the related receivable will be purchased by CNH Industrial Capital America from a dealer or takes the form of a direct loan by CNH Industrial Capital America to an equipment purchaser.

In 2005, CNH Industrial Capital America implemented the “Automated Credit Approval” program for retail installment sale contracts and retail installment loans. CNH Industrial Capital America may add other types of loans to the program in the future. Under CNH Industrial Capital America’s credit approval process, credit applications for retail installment sale contracts and retail installment loans are electronically evaluated by CNH Industrial Capital America’s Automated Credit Approval program when received and are either automatically approved or submitted for further review by a CNH Industrial Capital America credit underwriter based on criteria established by the management of CNH Industrial Capital America.  Automated Credit Approval uses criteria which include applicant credit quality, transaction terms, equipment type and similarity to prior approved retail installment sale contracts and retail installment loans, to select retail installment sale contracts and retail installment loans for automatic approval. Where Automated Credit Approval does not apply, the final credit decision is a subjective determination made by a CNH Industrial Capital America credit underwriter with appropriate authority based on all of the information gathered and in accordance with CNH Industrial Capital America’s written underwriting guidelines.  Failure to be approved by the Automated Credit Approval program does not mean that a retail installment sale contract, for example, does not meet CNH Industrial Capital America’s written underwriting guidelines.  The Automated Credit Approval program is simply an electronic tool designed to review such a retail installment sale contract or a retail installment loan credit application in an expedited manner using logic that replicates the judgmental evaluation that would be applied by an experienced underwriter based on various combinations of the factors mentioned above that in CNH Industrial Capital America’s experience has resulted in underwriter approval or the need for further manual review.  If further review is required, the underwriter will manually review the credit information, requested terms and any additional information relating to the submitted credit application. The underwriter will then make a decision based on underwriting guidelines resulting in approval, conditional approval, review by an underwriter with higher approval authority or denial based on the submitted information and, any additional information that may have been obtained by the underwriter. Furthermore, the criteria used in the Automated Credit Approval process are not a first level of approval within the underwriting guidelines, and credit applications may be reviewed manually by an underwriter for reasons unrelated to creditworthiness of the applicant.

For approved transactions, dealers may submit electronic copies of final contracts for funding. To complete the processing of a retail installment sale contract or retail installment loan, the applicable original contract is transmitted to a central operations center in New Holland, Pennsylvania, where it is electronically scanned, matched and verified against the electronically submitted contract and stored.  Some contracts are identified for follow up review and/or rework in order to obtain or include additional information.

Loan-to-Value Ratio

The current underwriting guidelines that determine the amount that CNH Industrial Capital America will finance under a receivable varies based on the obligor’s credit history, the type of equipment financed, whether the equipment is new or used, the payment schedule and the payment period for the receivable.  The amount financed may also include the cost of insurance and warranties, which contribute to maintaining the value of the equipment, as well as taxes.  In no event are loans made in excess of the total purchase price of the equipment, including actual taxes incurred and the value of insurance and warranties.

Additionally, the amount financed may not exceed 125% of the value of the new or used equipment unless specifically approved by an authorized credit underwriter with the appropriate approval authority.  For this purpose, the value of new equipment is based on the dealer’s cost, which is defined as invoiced cost.  The value of used equipment is based on the equipment’s “as-is” value reported in the Iron Solutions guidebook or other comparable guidebooks.

Amounts financed in excess of the specified percentages set forth above are unusual.  CNH Industrial Capital America finances a greater amount only when a credit underwriter has determined that the obligor will be able to cover the excess on the basis of the obligor’s overall credit or financial condition, as opposed to the value of the equipment. There is no overall limit on the ratio that may be approved by a credit manager. The limit in each case would be based upon the credit manager’s judgment about the obligor’s overall credit or financial condition.

Any equipment securing a receivable depreciates in value over time. However, CNH Industrial Capital America’s practice is to provide for repayment schedules under the receivables that will generally result in the outstanding principal balance of a receivable as it amortizes being less than the anticipated value of the equipment at the time.

Dealer Agreements

Some of the receivables that CNH Industrial Capital America buys from dealers provide for recourse to the dealer if the obligor defaults on the receivable. CNH Industrial Capital America will assign, directly or indirectly, to us, and we will assign to the trust any rights to proceeds from such recourse against dealers. The level of recourse to dealers varies, and in some instances a dealer’s recourse obligation is contingent upon CNH Industrial Capital America obtaining the related equipment from the obligor and presenting it to the dealer.

Even when CNH Industrial Capital America purchases a receivable without recourse to the dealer for obligor defaults, the selling dealer makes limited representations and warranties about the receivables. CNH Industrial Capital America will assign, directly or indirectly, to us, and we will assign to the trust, any proceeds from rights against dealers arising as a result of a breach of these representations and warranties relating to the receivables acquired by the trust.

We make no representation as to the financial condition of any of the dealers or about their abilities to perform any repurchase obligations that may arise.

In addition, dealers that sell receivables to CNH Industrial Capital America under certain of its dealer agreements retain the right to repurchase those receivables at any time.

Pool Underwriting

As described in “Origination of Receivables—Credit Approval Process,” under CNH Industrial Capital America LLC’s credit approval process, credit applications for receivables are electronically evaluated by CNH Industrial Capital America LLC’s automated credit approval program when received and are either automatically approved or submitted for further review by a CNH Industrial Capital America LLC credit underwriter based on criteria established by the management of CNH Industrial Capital America LLC.  When not automatically approved, the final credit decision is a subjective determination made by a CNH Industrial Capital America LLC credit underwriter with appropriate authority based on all of the information gathered and in accordance with CNH Industrial Capital America LLC’s written underwriting guidelines.  None of the receivables in the pool were originated with exceptions to CNH Industrial Capital America LLC’s written underwriting guidelines.

Review of Receivables

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool as of the cutoff date and the disclosure regarding those receivables required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”).  This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

The depositor consulted with, and was assisted by, responsible personnel of CNH Industrial Capital America LLC in performing the review.  In addition, portions of the review of legal matters and of the review of statistical information and the receivables files were performed with the assistance of third parties engaged by the depositor.  The depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties and by CNH Industrial Capital America LLC for purposes of its review.  The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review.  The depositor attributes all findings and conclusions of the review to itself.

As part of the review, the depositor identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by the depositor’s and CNH Industrial Capital America LLC’s senior management in charge of securitization to ensure the accuracy of such descriptions.  The depositor consulted with internal counsel of CNH Industrial Capital America LLC in connection with a review of the Rule 193 Information consisting of descriptions of portions of the transaction documents and confirmed that Rule 193 Information consisting of descriptions of portions of the transaction documents had been compared to the related transaction documents to ensure the descriptions were accurate.  The depositor also consulted with internal counsel of CNH Industrial Capital America LLC, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

In addition, the depositor, with the assistance of CNH Industrial Capital America LLC, also performed a review of the receivables as of the cutoff date to confirm that those receivables satisfied the criteria set forth in the fourth paragraph under “The Receivables Pool” and in the first paragraph under “Pool Assets—Selection Process.”  The first aspect of that review was performed by members of the depositor’s and CNH Industrial Capital America LLC’s securitization groups and involved applying automated and manual filters to the pool data tape, which is an electronic record prepared by the depositor and CNH Industrial Capital America LLC that includes certain attributes of the receivables, and then comparing that data against a checklist containing all pool selection criteria as defined in the relevant transaction documents. The purpose of this component of the overall review was to test whether the receivables in the pool conformed to pool selection criteria in all material aspects as described in the first sentence of this paragraph, as well as criteria set forth in the relevant transaction documents.  The second aspect of the review tested the accuracy of the individual receivables data contained in the data tape.  For this part of the review, the depositor and CNH Industrial Capital America LLC selected a random sample of 184 receivable files relating to the receivables to confirm certain data points such as APR, equipment type and origination date conformed to the applicable information on the data tape.  No discrepancies were discovered where the data set forth in the data tape did not match the appropriate point on the corresponding receivable file.

In addition, the depositor conducted a review of a comparison of the statistical information contained under “The Receivables Pool,” to data in, or derived from, the data tape.  Statistical information relating to the receivables in the pool contained under “The Receivables Pool” was recalculated using the applicable information on the data tape.

Finally, the depositor’s review of the receivables is also supported by CNH Industrial Capital America LLC’s periodic internal control reviews and internal audits of various processes, including its origination and reporting system processes, which help ensure the integrity of portions of the data and information included in this prospectus (including portions of the Rule 193 Information).

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

Static Pool Data

Information regarding prior securitized pools of the sponsor that are of a type similar to the trust’s receivables can be found in Annex A to this prospectus.

The characteristics of receivables included in these prior securitized pools, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the trust’s receivables and the social, economic and other conditions existing at the time when the trust’s receivables were originated and that will exist when the trust’s receivables are repaid. As a result of each of the foregoing, there is no assurance that the performance of the prior securitized pools will correspond to or be an accurate predictor of the performance of the trust’s receivables.

Repurchase Requests

The transaction documents for prior pools of equipment receivables (which include retail installment sales contracts and/or retail installment loans) that were securitized by CNH Industrial Capital America LLC contain covenants requiring the repurchase of an underlying receivable for the breach of a related representation or warranty. In the past three years, none of CNH Industrial Capital America LLC, the depositor, or as applicable for the transactions, the indenture trustee, the trustee or the administrative agent, received a demand to repurchase any equipment receivable underlying a securitization of equipment receivables sponsored by CNH Industrial Capital America LLC, and there was no activity with respect to any demand made prior to such period. CNH Industrial Capital America LLC, as securitizer, discloses all fulfilled and unfulfilled repurchase requests for equipment receivables that were the subject of a demand to repurchase on SEC Form ABS-15G.  CNH Industrial Capital America LLC filed its most recent Form ABS-15G relating to repurchase disclosure with the SEC on January 14, 2020. CNH Industrial Capital America LLC’s CIK number is 0001540092.

For more information on obtaining a copy of the report, you should read the third paragraph under “Where You Can Find More Information,” which is also applicable to where reports by CNH Industrial Capital America LLC can be found.

Pool Assets

The following description of the receivables summarizes certain parts of the transaction documents.  For more details about the transaction documents, you should read the forms of the transaction documents that are included as exhibits to the registration statement filed with the SEC that includes this prospectus.

Selection Process

CNH Industrial Capital America will use several criteria to select receivables to be sold to the trust. These criteria will include that:

(1)         each receivable transferred to the trust must:

(a)         be secured by new or used agricultural or construction equipment;

(b)         be originated in the United States;

(c)          provide for payments that fully amortize the amount financed over its original term to maturity;

(d)         not be a non-performing receivable and not have a payment that is more than 90 days overdue as of the end of the month prior to the day it is sold to the trust or other material default outstanding; and

(e)          not have an obligor that is shown in CNH Industrial Capital America’s records as currently being the subject of a bankruptcy proceeding; and

(2)         delinquent receivables must constitute less than 20% of the aggregate Statistical Contract Value of the receivables pool as of the cutoff date.

CNH Industrial Capital America will not use selection procedures that CNH Industrial Capital America believes to be adverse to you in selecting the receivables for the trust.

The trust’s receivables may include receivables with respect to which the required initial payment has not been made. They may also include interest waiver receivables, under which interest does not begin to accrue for a designated time period or at all, as well as receivables originated through special interest rate financing programs.

Interest and Amortization Types

The trust’s receivables include fixed rate, and non-interest bearing receivables, as well as receivables that provide for different fixed interest rates at different times during the life of the receivable. The receivables have an explicit interest rate that is usually named in the contract that evidences the receivable.

All of the receivables in the trust that are interest bearing will be simple interest receivables. Under a simple interest receivable, each installment payment is divided between interest and principal based on the actual date on which a payment is received. The interest component equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by the fraction of a calendar year that has elapsed since the preceding payment of interest was made.

Under a simple interest receivable, if an obligor pays a fixed periodic installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed periodic installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. The final installment on a simple interest receivable is increased or decreased as necessary to adjust for variations in the amounts of prior installments applied to principal, based upon the date on which they were made. If a simple interest receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

Payment Terms

The receivables have a variety of repayment schedules tailored to the applicant’s anticipated cash flows, such as annual, semi-annual, quarterly, monthly and irregular payment schedules. Receivables secured by construction equipment are normally financed with equal monthly payments. However, obligors can select a “skip payment” schedule, under which payments in up to six predetermined consecutive months are “skipped” to coincide with slow work periods. For example, contractors in areas with colder winters normally elect to skip payments in January, February and March, in which case the normal twelve payments are amortized over a nine-month period. Obligors can only make this election at the time the receivable is originated.

Insurance

Obligors are required to obtain and maintain physical damage insurance with respect to the financed equipment.

Dealers that sell receivables to CNH Industrial Capital America under their current retail agreements are responsible for verifying insurance coverage on the equipment at the time the receivable is originated. If a dealer fails to verify insurance coverage and the obligor did not obtain insurance coverage at the time the receivable was originated, the dealer will be responsible for any resulting loss.

At the time the receivable is originated, CNH Industrial Capital America allows a customer’s physical damage insurance and credit life insurance to be financed under the receivable.

The Receivables Pool

The pool of receivables held by the trust will consist of the receivables purchased on the closing date.

A number of calculations described in this prospectus, and calculations required by the agreements governing the trust and the notes, are based upon the Contract Value of the receivables. “Contract Value” means, as of any calculation date, the sum of (a) the present value of the scheduled and unpaid payments on the receivables discounted monthly at an annual rate equal to the Specified Discount Factor, which exceeds the weighted average adjusted annual percentage rate of the receivables as of the cutoff date, plus (b) the amount of past due payments as of the cutoff date.  The “Specified Discount Factor” equals 6.10%. Any defaulted receivables liquidated by the servicer through the sale or other disposition of the related equipment or that the servicer has, after using all reasonable efforts to realize upon the related equipment, determined to charge off without realizing upon the related equipment are deemed to have a Contract Value of zero. Whenever we refer to a “weighted average adjusted annual percentage rate” in this prospectus, we mean a weighted average annual percentage rate determined by converting the individual annual percentage rate of each receivable (other than receivables with a monthly payment frequency) to an equivalent annual percentage rate as if such receivable had a monthly payment frequency, which is weighted by the outstanding scheduled payments discounted at the equivalent annual percentage rate.

The Contract Value of any particular receivable may be greater than or less than its outstanding principal amount, depending primarily upon whether the annual percentage rate of that receivable is greater than or less than the Specified Discount Factor. If a receivable’s annual percentage rate is greater than the Specified Discount Factor, its Contract Value will be greater than its outstanding principal balance because the discount rate used to determine its Contract Value is lower than the annual percentage rate that generated the finance charge component of the scheduled payments that are discounted to determine the Contract Value. Conversely, if a receivable’s annual percentage rate is lower than the Specified Discount Factor; its Contract Value will be less than its outstanding principal balance because the discount rate used to determine its Contract Value is greater than the annual percentage rate that generated the finance charge component of the scheduled payments that are discounted to determine the Contract Value.

The receivables were selected by CNH Industrial Capital America LLC from its portfolio using several criteria, including the criteria set forth above under “Pool Assets—Selection Process” and the additional criteria that:

(1)         each receivable is either non-interest bearing or is a fixed rate, simple interest retail installment sale contract or retail installment loan;

(2)         each receivable has a remaining term to maturity of not more than 84 months as of the cutoff date and a scheduled maturity not later than the date that is six months prior to the final scheduled maturity date for the notes; and

(3)         each receivable has a Statistical Contract Value as of the cutoff date that (when combined with the Statistical Contract Value of any other receivables with the same or an affiliated obligor) does not exceed 1% of the aggregate Statistical Contract Value of all the receivables as of the cutoff date.

The receivables as they are constituted on the cutoff date will not deviate from the foregoing characteristics. There will be no independent verification of CNH Industrial Capital America LLC’s determinations that the receivables meet the selection criteria set forth above, except that CNH Industrial Capital America LLC is required to have a third party verify some calculations relevant to these criteria.

The Contract Value of the receivables will represent approximately 100% of the sum of initial outstanding principal amount of the notes.

The composition, distribution by annual percentage rate, advance rate, equipment type (including the composition of new and used equipment), payment frequency, Statistical Contract Value and geographic distribution, in each case of the receivables as of the cutoff date, which is April 30, 2020, are as set forth in the following tables. For purposes of this prospectus, the “Statistical Contract Value” for each receivable has been calculated as the current balance of the receivable on the servicer’s records. Totals may not add to 100% due to rounding.

Composition of the Receivables

as of the Cutoff Date

Weighted Average Adjusted APR	Aggregate Statistical Contract Value	Number of Receivables	Weighted Average Remaining Term	Weighted Average Original Term	Average Outstanding Statistical Contract Value
3.60%	$849,605,450.73	14,944	53.13 months	61.26 months	$56,852.61

	Average Original Statistical Contract Value	Average Outstanding Contract Value	Weighted Average Age of Contract	Weighted Average Advance Rate(1)
	$72,725.84	$52,800.43	8.13 months	83.94%

(1)         The Weighted Average Advance Rate represents the percentage advanced against the dealers’ wholesale price of the equipment.

Distribution by Contract Annual Percentage Rate of the Receivables

as of the Cutoff Date

Contract APR(1) Range	Number of Receivables	Aggregate Statistical Contract Value	Percent of Aggregate Statistical Contract Value
0.000% — 0.999%	4,629	$173,389,166.91	20.41%
1.000% — 1.999%	952	45,647,388.53	5.37%
2.000% — 2.999%	1,048	46,728,981.01	5.50%
3.000% — 3.999%	1,433	82,055,081.07	9.66%
4.000% — 4.999%	2,685	303,452,594.53	35.72%
5.000% — 5.999%	2,381	134,608,742.28	15.84%
6.000% — 6.999%	791	30,653,838.78	3.61%
7.000% — 7.999%	422	13,998,184.46	1.65%
8.000% — 8.999%	266	6,185,767.78	0.73%
9.000% — 9.999%	167	8,615,738.14	1.01%
10.000% — 10.999%	52	500,559.11	0.06%
11.000% — 11.999%	87	2,101,280.93	0.25%
12.000% — 12.999%	14	1,240,971.19	0.15%
13.000% — 13.999%	17	427,156.01	0.05%
Total	14,944	$849,605,450.73	100.00%

(1)   The “APR” for purposes of this table is the interest rate set forth in the receivables contract which is applicable as of the cutoff date, but which for receivables in an interest waiver period will not begin to accrue at such rate for a designated time period.

Distribution by Advance Rate of the Receivables

as of the Cutoff Date(1)

Advance Rate Range	Number of Receivables	Aggregate Statistical Contract Value	Percent of Aggregate Statistical Contract Value
Up to 20.99%	45	$1,249,054.77	0.15%
21.00% — 40.99%	448	17,902,199.48	2.11%
41.00% — 60.99%	1,563	84,235,054.86	9.91%
61.00% — 80.99%	3,325	219,104,234.45	25.79%
81.00% — 100.99%	6,040	368,371,027.65	43.36%
101.00% — 120.99%	3,303	152,114,831.59	17.90%
121.00% — 140.99%	220	6,629,047.93	0.78%
Total	14,944	$849,605,450.73	100.00%

(1)         The information in the table represents the percentage advanced against the dealers’ wholesale price of the equipment.

Distribution by Equipment Type of the Receivables

as of the Cutoff Date

Equipment Type	Number of Receivables	Aggregate Statistical Contract Value	Percent of Aggregate Statistical Contract Value
Agriculture	12,801	$752,413,086.91	88.56%
New	6,491	357,583,848.84	42.09%
Used	6,310	394,829,238.07	46.47%
Construction	2,143	97,192,363.82	11.44%
New	1,351	65,270,690.59	7.68%
Used	792	31,921,673.23	3.76%
Total(1)	14,944	$849,605,450.73	100.00%

(1)         Totals reflect the sum of the aggregate agricultural and construction data in this table.

Distribution by Payment Frequency of the Receivables

as of the Cutoff Date

Payment Frequency	Number of Receivables	Aggregate Statistical Contract Value	Percent of Aggregate Statistical Contract Value
Annually(1)	7,733	$570,620,634.55	67.16%
Semi-Annually	379	25,480,261.36	3.00%
Quarterly	130	6,707,751.06	0.79%
Monthly	6,318	208,302,609.83	24.52%
Irregular	384	38,494,193.93	4.53%
Total	14,944	$849,605,450.73	100.00%

(1)         Approximately 23.61%, 15.38%, 8.58%, 0.33%, 0.29%, 0.28%, 0.38%, 1.70%, 4.93%, 15.26%, 11.01%, and 18.25% of the annual receivables based on aggregate Statistical Contract Value have scheduled payments in January, February, March, April, May, June, July, August, September, October, November and December, respectively.

Distribution by Statistical

Contract Value of the Receivables as of the Cutoff Date

Statistical Contract Value Range	Number of Receivables	Aggregate Statistical Contract Value	Percent of Aggregate Statistical Contract Value
Up to $5,000.00	1,281	$3,729,312.80	0.44%
$5,000.01 to $10,000.00	1,551	11,491,049.19	1.35%
$10,000.01 to $15,000.00	1,266	15,774,787.69	1.86%
$15,000.01 to $20,000.00	1,247	21,728,316.20	2.56%
$20,000.01 to $25,000.00	1,189	26,593,818.16	3.13%
$25,000.01 to $30,000.00	968	26,530,643.14	3.12%
$30,000.01 to $35,000.00	868	28,020,138.89	3.30%
$35,000.01 to $40,000.00	754	28,251,066.80	3.33%
$40,000.01 to $45,000.00	683	28,975,571.87	3.41%
$45,000.01 to $50,000.00	526	24,954,998.72	2.94%
$50,000.01 to $55,000.00	448	23,412,232.55	2.76%
$55,000.01 to $60,000.00	381	21,806,363.60	2.57%
$60,000.01 to $65,000.00	303	18,845,768.64	2.22%
$65,000.01 to $70,000.00	245	16,527,847.89	1.95%
$70,000.01 to $75,000.00	203	14,697,248.22	1.73%
$75,000.01 to $80,000.00	163	12,603,065.75	1.48%
$80,000.01 to $85,000.00	157	12,932,016.36	1.52%
$85,000.01 to $90,000.00	147	12,843,843.86	1.51%
$90,000.01 to $95,000.00	113	10,438,472.79	1.23%
$95,000.01 to $100,000.00	119	11,618,419.37	1.37%
$100,000.01 to $200,000.00	1,524	210,527,347.43	24.78%
$200,000.01 to $300,000.00	491	119,230,789.01	14.03%
$300,000.01 to $400,000.00	200	67,861,323.32	7.99%
$400,000.01 to $500,000.00	48	21,011,282.52	2.47%
More than $500,000.00	69	59,199,725.96	6.97%
Total	14,944	$849,605,450.73	100.00%

Geographic Distribution of the Receivables as of the Cutoff Date

Geographic Distribution(1)	Number of Receivables	Aggregate Statistical Contract Value	Percent of Aggregate Statistical Contract Value
Alabama	114	$5,357,834.26	0.63%
Alaska	20	1,049,385.85	0.12%
Arizona	77	4,260,226.64	0.50%
Arkansas	453	32,049,438.89	3.77%
California	411	22,317,257.82	2.63%
Colorado	198	12,265,761.72	1.44%
Connecticut	39	978,922.85	0.12%
Delaware	33	1,558,276.01	0.18%
Florida	185	12,981,034.25	1.53%
Georgia	289	15,961,299.04	1.88%
Hawaii	7	326,122.51	0.04%
Idaho	151	15,290,515.59	1.80%
Illinois	1,014	74,128,276.07	8.73%
Indiana	551	36,446,360.87	4.29%
Iowa	729	47,431,260.41	5.58%
Kansas	428	28,895,014.81	3.40%
Kentucky	337	18,458,017.20	2.17%
Louisiana	206	23,981,307.77	2.82%
Maine	70	3,822,561.13	0.45%
Maryland	112	3,627,969.92	0.43%
Massachusetts	65	2,213,043.02	0.26%
Michigan	466	22,854,712.51	2.69%
Minnesota	884	50,238,808.41	5.91%
Mississippi	218	16,127,329.88	1.90%
Missouri	562	29,015,320.54	3.42%
Montana	220	14,022,324.11	1.65%
Nebraska	552	44,306,005.81	5.21%
Nevada	16	1,090,377.07	0.13%
New Hampshire	57	1,949,822.20	0.23%
New Jersey	111	3,753,644.98	0.44%
New Mexico	58	2,207,987.69	0.26%
New York	670	21,176,789.35	2.49%
North Carolina	357	14,799,151.28	1.74%
North Dakota	424	44,408,362.04	5.23%
Ohio	475	23,137,662.31	2.72%
Oklahoma	167	6,287,473.22	0.74%
Oregon	167	7,127,520.91	0.84%
Pennsylvania	453	14,390,255.39	1.69%
Rhode Island	2	22,018.33	0.00%(2)
South Carolina	180	7,879,739.10	0.93%
South Dakota	397	25,721,998.40	3.03%
Tennessee	461	22,520,048.62	2.65%
Texas	1,128	50,068,285.60	5.89%
Utah	82	3,811,587.06	0.45%
Vermont	51	1,543,347.84	0.18%
Virginia	308	11,085,292.21	1.30%
Washington	239	16,609,037.62	1.95%
West Virginia	89	2,552,520.04	0.30%
Wisconsin	624	26,335,414.87	3.10%
Wyoming	37	1,162,726.71	0.14%
Total	14,944	$849,605,450.73	100.00%

(1)         Based upon billing addresses of the obligors.

(2)         Denotes a number greater than 0.00% but less than 0.005%.

Original Scheduled Payments

Collection Period	Gross Scheduled Payments(1)	Collection Period	Gross Scheduled Payments(1)
April 2020	$418,705.06	October 2023	$19,744,263.00
May 2020	5,518,027.73	November 2023	15,486,400.82
June 2020	6,842,548.78	December 2023	23,992,234.60
July 2020	7,282,156.58	January 2024	32,094,083.75
August 2020	13,920,327.83	February 2024	22,052,586.02
September 2020	18,614,188.41	March 2024	14,075,020.01
October 2020	30,735,704.73	April 2024	4,230,700.16
November 2020	24,954,585.96	May 2024	4,155,300.45
December 2020	34,681,212.80	June 2024	3,849,572.57
January 2021	36,840,539.69	July 2024	4,227,102.75
February 2021	25,277,360.31	August 2024	3,732,535.08
March 2021	16,697,857.53	September 2024	7,113,591.11
April 2021	5,881,040.23	October 2024	17,760,937.85
May 2021	5,660,676.67	November 2024	13,076,548.63
June 2021	5,327,640.28	December 2024	20,887,231.40
July 2021	6,067,694.05	January 2025	28,223,361.10
August 2021	6,178,721.54	February 2025	18,287,483.51
September 2021	10,728,560.00	March 2025	10,313,677.97
October 2021	23,778,495.45	April 2025	871,983.04
November 2021	18,829,334.66	May 2025	1,041,986.03
December 2021	28,074,658.33	June 2025	660,791.52
January 2022	35,470,467.79	July 2025	577,023.48
February 2022	24,615,606.05	August 2025	585,231.73
March 2022	15,857,851.26	September 2025	1,280,945.55
April 2022	5,402,260.65	October 2025	3,231,585.18
May 2022	5,333,224.73	November 2025	2,777,196.30
June 2022	4,987,057.54	December 2025	4,008,466.68
July 2022	5,674,330.26	January 2026	4,477,465.41
August 2022	5,610,356.10	February 2026	3,685,366.33
September 2022	9,350,082.49	March 2026	2,379,854.09
October 2022	22,337,430.00	April 2026	320,036.29
November 2022	17,098,927.49	May 2026	434,037.51
December 2022	26,319,001.83	June 2026	339,150.02
January 2023	34,541,212.15	July 2026	281,075.38
February 2023	23,930,868.56	August 2026	207,259.49
March 2023	15,224,220.65	September 2026	871,498.31
April 2023	4,981,817.28	October 2026	1,414,567.68
May 2023	4,865,235.22	November 2026	1,329,597.39
June 2023	4,558,596.39	December 2026	1,282,471.98
July 2023	5,112,227.29	January 2027	2,388,324.96
August 2023	4,537,218.40	February 2027	1,365,240.56
September 2023	7,876,060.96	March 2027	565,833.40
		April 2027	0.00

(1)         This table presents scheduled payments on the receivables as of the cutoff date and does not reflect prepayments that may occur. The actual payments from the receivables may differ from this table. See “Weighted Average Life of the Notes” in this prospectus for a discussion of various factors affecting the rate of prepayments of the receivables.

Delinquency Experience For the Receivables

The receivables include some previously securitized receivables that have been reacquired by CNH Industrial Capital America LLC through the exercise of its clean up call on prior transactions. These previously securitized receivables, which make up 7.19% of the aggregate Statistical Contract Value of the receivables, consist of receivables that were contained in the assets of CNH Equipment Trust 2016-A. The historical performance of the CNH Equipment Trust 2016-A transaction is included in the static pool information that is set forth in Annex A to this prospectus.

Set forth below is historical delinquency information for the receivables purchased on the closing date, the majority of which have been originated since December 1, 2019.

	At April 30, 2020
	Number of Contracts	Dollars
		(Dollars in Millions)
Aggregate Number of Contracts and Loans and Principal Balance Outstanding	14,944	$849.61
Period of Delinquency(1)
31 to 60 days	0	0.00
61 to 90 days	0	0.00
91 to 120 days	0	0.00
121 to 150 days	0	0.00
151 to 180 days	0	0.00
181 + days	0	0.00
Total Delinquencies	0	$0.00
Total Delinquencies(2)	0.00%	0.00%

(1)         The “Dollars” column numbers are calculated using the aggregate principal balance of all receivables (excluding repossessions) with respect to which any amounts are delinquent (as further described in the last paragraph under “Historical Delinquency Experience”) for the specified period.

(2)         As a percent of the number of contracts or principal amount outstanding, as applicable.

Additional Delinquency Experience For Seasoned Receivables

The following tables provide additional historical delinquency information for only the portion of the receivables that was previously securitized.  These previously securitized receivables were previously included in the assets of CNH Equipment Trust 2016-A.  All of these previously securitized receivables are retail installment sale contracts or retail installment loans secured by agricultural equipment or construction equipment.

	At April 30, 2020		At April 30, 2019
	Number of Contracts	Dollars	Number of Contracts	Dollars
	(Dollars in Millions)
Aggregate Number of Contracts and Loans and Principal Balance Outstanding	3,918	$61.09	3,918	$114.86
Period of Delinquency
31-60 days	0	$0.00	2	$0.02
61-90 days	0	0.00	0	0.00
91-120 days	0	0.00	0	0.00
121-150 days	0	0.00	0	0.00
151-180 days	0	0.00	0	0.00
181 + days	0	0.00	0	0.00
Total Delinquencies	0	$0.00	2	$0.02
Total Delinquencies as a Percent of the Aggregate Number of Contracts and Loans or Principal Balance Outstanding, as applicable	0.00%	0.00%	0.05%	0.01%

	At December 31,
	2019		2018		2017		2016
	Number of Contracts	Dollars	Number of Contracts	Dollars	Number of Contracts	Dollars	Number of Contracts	Dollars
	(Dollars in Millions)
Aggregate Number of Contracts and Loans and Principal Balance Outstanding	3,918	$68.79	3,918	$121.87	3,918	$173.72	3,918	$224.64
Period of Delinquency
31-60 days	4	$0.04	11	$0.20	9	$0.33	5	$0.16
61-90 days	1	0.03	1	0.01	0	0.00	1	0.03
91-120 days	0	0.00	0	0.00	1	0.02	1	0.06
121-150 days	0	0.00	0	0.00	0	0.00	0	0.00
151-180 days	0	0.00	0	0.00	1	0.02	0	0.00
181 + days	0	0.00	0	0.00	0	0.00	0	0.00
Total Delinquencies	5	$0.08	12	$0.21	11	$0.37	7	$0.25
Total Delinquencies as a Percent of the Aggregate Number of Contracts and Loans or Principal Balance Outstanding, as applicable	0.13%	0.11%	0.31%	0.17%	0.28%	0.21%	0.18%	0.11%

Sponsor’s Portfolio Delinquency and Loss Information

Set forth below in the “Historical Delinquency Experience” table on page 47 and in the “Historical Credit Loss/Repossession Experience” table on page 48 is certain combined information concerning the sponsor’s entire portfolio of United States retail agricultural and construction equipment receivables. This information includes receivables previously sold to trusts under prior asset-backed securitizations and excludes operating leases.

Delinquencies, repossessions and net losses on agricultural contracts may be affected by weather conditions such as flood and drought, commodity market prices and the level of farmers’ income. Delinquencies, repossessions and net losses on construction contracts may be affected by interest rates, housing starts and consumer confidence. There can be no assurance that the delinquency, repossession and net loss experience on the receivables of the trust will be comparable to that set forth below.  In addition, the COVID-19 pandemic may also adversely affect delinquencies, repossessions and net losses on the contracts. See “Risk Factors—The return on your notes could be reduced by external factors including the COVID-19 pandemic, commodity market prices, harvest yields and government programs.”

Historical Delinquency Experience

	At March 31,
	2020		2019
	Number of Contracts	Dollars	Number of Contracts	Dollars
	(Dollars in Millions)
Number of Contracts and Loans/Principal Amount Outstanding	125,589	$5,060.3	131,414	$5,300.6
Delinquencies(1)
31-60 days	575	$18.5	564	$23.1
61 days or more	707	34.7	682	31.8
Total	1,282	$53.3	1,246	$54.9
Delinquencies(2)
31-60 days	0.46%	0.37%	0.43%	0.44%
61 days or more	0.56%	0.69%	0.52%	0.60%
Total(3)	1.02%	1.05%	0.95%	1.04%

	At December 31,
	2019		2018		2017		2016
	Number of Contracts	Dollars	Number of Contracts	Dollars	Number of Contracts	Dollars	Number of Contracts	Dollars
	(Dollars in Millions)
Number of Contracts and Loans/Principal Amount Outstanding	128,272	$5,228.4	133,523	$5,421.3	142,604	$5,695.8	152,854	$6,298.1
Delinquencies(1)
31-60 days	600	$19.8	641	$19.3	740	$27.6	652	$25.4
61 days or more	749	34.9	696	30.9	811	45.2	854	46.9
Total	1,349	$54.6	1,337	$50.2	1,551	$72.7	1,506	$72.3
Delinquencies(2)
31-60 days	0.47%	0.38%	0.48%	0.36%	0.52%	0.48%	0.43%	0.40%
61 days or more	0.58%	0.67%	0.52%	0.57%	0.57%	0.79%	0.56%	0.74%
Total(3)	1.05%	1.04%	1.00%	0.93%	1.09%	1.28%	0.99%	1.15%

(1)         The “Dollars” column numbers are calculated using the aggregate principal balance of all receivables (excluding repossessions) with respect to which any amounts are delinquent (as further described in the paragraph below) for the specified period.

(2)         As a percent of the number of contracts and loans or principal balance outstanding, as applicable.

(3)         The percentages are rounded to the nearest one hundredth of one percent.

The period of delinquency for a receivable is the number of days that a payment of more than an inconsequential amount is past due. Payments of $50 or more are generally considered consequential. No explicit grace period is offered for payments on receivables, but in most cases, late charges are assessed when a payment is 11 days past due. Delinquent accounts are generally reported to credit bureaus at 31 days past due. Receivables are generally not re-aged.

Historical Credit Loss/Repossession Experience

	Three Months Ended March 31,		Year Ended December 31,
	2020	2019	2019	2018	2017	2016
	(Dollars in Millions)
Average Portfolio Outstanding During the Period(1)	$5,144.4	$5,360.9	$5,324.9	$5,558.5	$5,996.9	$6,655.9
Repossessions as a Percent of Average Portfolio Outstanding(1)(2)(3)	0.92%	0.67%	0.77%	0.96%	1.22%	0.93%
Net Losses as a Percent of Liquidations(4)(5)(6)	0.84%	0.80%	0.85%	0.96%	1.15%	0.86%
Net Losses as a Percent of Average Net Portfolio Outstanding(1)(2)(4)(5)	0.43%	0.38%	0.39%	0.44%	0.53%	0.40%

(1)         The Average Net Portfolio Outstanding is the average of the year end principal balances for the prior and current year.  For the three months ended March 31, 2020 and 2019, respectively, the Average Net Portfolio Outstanding is the average of the year end’s principal balance for the prior year and the three months ended March 31, 2020 and 2019, respectively.

(2)         Rates have been annualized for the three months ended March 31, 2020 and 2019, respectively.  Annualized rates are not necessarily indicative of the experience for a full year.

(3)         Repossessions are the principal balance and associated fees due on repossessed equipment sold in the current period.

(4)         A portion of the sponsor’s contracts originated through dealers provide for recourse back to the dealers. Approximately 1.70%, 1.33%, 1.54%, 1.38%, 2.24% and 1.26% of the aggregate amounts scheduled to be paid on the sponsor’s portfolios of contracts originated by or through dealers during the years ended December 31, 2019, 2018, 2017, and 2016, and the three months ended March 31, 2020 and 2019, respectively, provide for recourse to the dealers. In the event of defaults by the obligor under any such contract, the dealer is required to repurchase the contract for an amount generally equal to all amounts due and unpaid thereunder. As a result, any losses under any such contract are structured to be incurred by the dealer, but there is no certainty that a dealer will be able to make such repurchase even if so required.

(5)         Net losses are equal to the aggregate of the principal balances of all contracts which have incurred losses plus any costs incurred to repossess, sell or recondition the equipment which have been charged to the contract, less any recoveries on contracts charged off in the period or prior periods.

(6)         Liquidations represent a reduction in the outstanding balances of the contracts as a result of cash payments and charge-offs.

The sponsor has recourse to dealers on a portion of the contracts. In the event of a dealer’s bankruptcy, a bankruptcy trustee, a creditor or the dealer as debtor in possession might attempt to characterize recourse sales of contracts as loans to the dealer secured by the contracts. Such an attempt, if successful, could result in payment delays or losses on the affected receivables.

The losses shown above have been determined in accordance with the policies of CNH Industrial Capital America LLC and New Holland Credit Company, LLC. Generally, it is the policy of the sponsor to treat each receivable that is over 120 days past due as nonperforming and nonaccruing and to review each receivable on a case-by-case basis. For receivables that are in repossession status, it is the policy of the sponsor to recognize an estimated loss at the time of repossession. Once the receivable is liquidated that estimated loss is adjusted to reflect the actual loss on the receivable. For purposes of the trust, losses are recognized when a receivable is initially put in repossession status (subject to subsequent adjustment as described in the preceding sentence), if any, or when the servicer has, after using all reasonable efforts to realize upon the related equipment, determined to charge-off the receivable without realizing upon the related equipment.

Description of the Notes

General

The trust will issue the notes pursuant to the indenture between the trust and the indenture trustee. We have filed a form of the indenture to be used as an exhibit to the registration statement of which this prospectus is a part. We summarize the material terms of the notes and indenture below. This summary does not include all of the terms of the notes and the indenture and is qualified by reference to the actual notes and indenture.

Fixed Rate Notes

The A-1, A-2, A-3, A-4 and B Notes bear interest at a fixed rate per annum.

Payments of Interest

Each class of notes will have the interest rate set forth on the front cover.  Interest on the notes will be payable monthly on the 15th day of each calendar month (or, if not a business day, the next business day), commencing June 15, 2020.  Interest will accrue for each class of notes during each interest period at the applicable interest rate. The interest period applicable to any payment date will be the period from and including the preceding payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding that payment date. Interest on the A-1 Notes will be calculated on the basis of actual days elapsed of a 360-day year. Interest on the A-2, A-3, A-4 and B Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

The A-1, A-2, A-3, A-4 and Class B Notes are fixed rate notes.

If the trust does not pay the full amount of interest due on any class of notes on any payment date, the amount of interest not paid will be due on the next payment date and will itself accrue interest, to the extent permitted by law, at a rate per annum equal to the interest rate on that class of notes from that payment date to but excluding the payment date on which that interest is paid.

If the amount of interest on the Class A Notes payable on any payment date exceeds the amounts available on that date, the holders of Class A Notes will receive their ratable share (based upon the total amount of interest due to each of them) of the amount available to be distributed in respect of interest on the Class A Notes.

Interest on the Class B Notes will not be paid on any payment date until interest on the Class A Notes has been paid in full (or, if the notes have been accelerated following an event of default, until the Class A Notes have been repaid in full).

Interest on the Class B Notes will also be subordinated to principal payments on the Class A Notes if either (a) the applicable payment date is the final maturity date of a subclass of the Class A Notes or (b) credit losses erode the aggregate assets of the trust below the then-outstanding principal balance of the Class A Notes. See “—Payments of Principal” and “Servicing Matters—Distributions” for details of the priority rules that would apply in these circumstances.

Payments of Principal

Principal payments will be made to the noteholders on each payment date, to the extent of available amounts as described under “Servicing Matters—Distributions,” in an amount generally equal to the decrease in the Pool Balance, in each case from the beginning of the prior Collection Period to the beginning of the current Collection Period. For this purpose, “Pool Balance” means, at any time, the sum of the aggregate Contract Values of the receivables at the beginning of a Collection Period (after giving effect to all payments received from obligors and any amounts to be remitted by the servicer, CNH Industrial Capital America LLC or us, as the case may be, with respect to the preceding Collection Period and all losses realized on receivables liquidated during that preceding Collection Period), less the aggregate Write Down Amount as of the last day of the preceding Collection Period. In addition, on each payment date to the extent of available amounts as described under “Servicing Matters—Distributions,” principal payments will also be made on the Class A-1 Notes until paid in full.

These principal payments will be made on a fully sequential basis, meaning that no principal payments will be made on any class of notes until each more senior class of notes has been paid in full. Within the Class A Notes, no principal will be paid on any class of Class A Notes until each class of Class A Notes with a lower numerical designation has been paid in full.  Specifically, principal payments will be made on the notes in the following order: A-1 Notes; A-2 Notes; A-3 Notes; A-4 Notes; and Class B Notes.

The Class A-1 Notes will benefit from a “turbo” feature that applies the aggregate available funds on a payment date (after payment of asset representation reviewer fees, expenses and indemnities up to $200,000 per year, servicer fees, administrator’s fees, interest on the notes, replenishing the spread account and more senior allocations to repay principal on such notes on such payment date) to pay principal on the Class A-1 Notes until paid in full. See “Servicing Matters—Distributions.”

However, after an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the final scheduled maturity date for the last of the notes, as specified below), principal payments will be made in the following order of priority: first to the Class A-1 Noteholders until the outstanding principal amount of the Class A-1 Notes has been paid in full; second to the holders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes ratably according to the amounts due and payable on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes for principal until paid in full; and third, to the Class B noteholders until the outstanding principal amount of the Class B Notes has been paid in full.

Principal distributions on the notes generally are not required to the extent funds are not available for this purpose. The exception to this general rule is that the outstanding principal amount, together with all accrued and unpaid interest, with respect to each class of notes is due and payable not later than the payment date specified for that class below:

Class	Final Maturity Date
A-1	June 15, 2021
A-2	July 17, 2023
A-3	June 16, 2025
A-4	April 15, 2027
B	October 15, 2027

Upon any prepayment in full of a receivable, the Contract Value of that receivable will be reduced to zero. This results in an increase to the targeted principal distribution amount for the related payment date equal to the full Contract Value of the prepaid receivable. However, in circumstances where the Contract Value of the prepaid receivable exceeded its outstanding principal balance, the principal collected through the prepayment will be less than the resulting increase to the targeted principal distribution amount by an amount roughly equal to the excess of the receivable’s Contract Value over its outstanding principal balance immediately prior to the prepayment. This will generally happen when the annual percentage rate of the prepaid receivable was greater than the specified discount rate used to calculate its Contract Value. It may also result from early payments on simple interest receivables. See “The Receivables Pool.”

The “Write Down Amount” for any Collection Period for any 180-Day Receivable or Repossessed Receivable will be the excess of (a) the principal balance plus accrued and unpaid interest of such receivable as of the last day of the Collection Period during which the receivable became a 180-Day Receivable or Repossessed Receivable, as applicable, over (b) the estimated realizable value of the receivable, as determined by the servicer in accordance with its then-current servicing procedures for the related Collection Period, which amount may be adjusted to zero by the servicer in accordance with its normal servicing procedures if the receivable has ceased to be a 180-Day Receivable as provided in the definition of “180-Day Receivable.”

“180-Day Receivable” with respect to any Collection Period will be any receivable as to which a scheduled payment is 180 days or more past due by the last day of such Collection Period and which has not become a liquidated receivable or a Repossessed Receivable; provided that a receivable shall cease to be a 180-Day Receivable if the servicer subsequently receives payment in full of each scheduled payment that was previously 180 days or more past due.

“Repossessed Receivable” with respect to any Collection Period will be any receivable as to which the financed equipment securing the defaulted receivable has been repossessed by the last day of such Collection Period and which has not become a liquidated receivable.

Subordination

The rights of the Class B noteholders to receive payments of principal and interest are subordinated, to the extent described in this prospectus, to the rights of the holders of Class A Notes to receive principal and interest, respectively, so long as the Class A Notes are outstanding.

The rights of the certificateholders to receive distributions are subordinated, to the extent described in this prospectus, to the rights of the holders of the Class A and the Class B Notes to receive interest and principal.

Subordination is a credit enhancement mechanism by which payments are allocated first to more senior classes or subclasses, thereby increasing the likelihood of payment on such classes or subclasses. If there are not enough funds to pay interest and/or principal payments on a subordinated class or subclass, noteholders of such subordinated notes may not receive those payments in a timely manner or may experience a loss.

Payment Dates and Collection Periods

Payments on the notes will be payable on the 15th day of each calendar month (or, if not a business day, the next business day), beginning June 15, 2020.

“Collection Period” means, with respect to any payment date, the period from the end of the preceding Collection Period (or, if for the first payment date, from the beginning of the day after the cutoff date) to and including the last day of the calendar month preceding the calendar month in which such payment date occurs.

Cutoff Date

A number of important calculations relating to the receivables will be made by reference to “cutoff dates” and “calendar months.” For instance, the Contract Value of the receivables will be determined as of a related cutoff date. The cutoff date is April 30, 2020.

Record Dates

Payments on the notes will be made on each payment date to holders of record as of the fourteenth day of the calendar month in which the payment date occurs or, if definitive notes are issued, the close of business on the last day of the prior calendar month.

Optional Redemption

Any notes that remain outstanding on any payment date on which CNH Industrial Capital America LLC, which is an affiliate of the servicer and the depositor, exercises its option to purchase the receivables will be prepaid in whole at the applicable redemption price on that payment date. Such option cannot be exercised until the Pool Balance declines to 10% or less of the Pool Balance as of the cutoff date.  The redemption price for any class of notes in connection with any optional redemption will equal the unpaid principal balance of that class of notes, plus accrued and unpaid interest thereon.  CNH Industrial Capital America LLC must deposit the redemption price into the collection account by the business day preceding the 15th day of the calendar month in which such clean-up call will occur. Notice of a clean-up call will be given by the indenture trustee by first-class mail, postage prepaid, mailed not less than five business days prior to the applicable redemption date to each holder of notes, as of the close of business on the record date preceding the applicable payment date on which the clean-up call will occur, at such holder’s address appearing in the note register. The notice will identify the payment date on which the clean-up call will occur, the redemption price, the place where notes are to be surrendered for payment, and the CUSIP numbers of the affected notes.

Clearing of Notes and Denominations

The offered notes will be cleared through DTC in minimum denominations of $1,000 and in greater whole-dollar denominations. You may hold your notes through DTC (in the United States) or Clearstream or Euroclear (in Europe), as sub-custodian for DTC, if you are a participant of those systems, or indirectly through organizations that are a participant in those systems.

The Indenture

Modification of Indenture.  The indenture for the trust may be amended with the consent of the holders of at least a majority of the outstanding principal amount of notes, the trust and the indenture trustee, with prior written notice to the hired NRSROs. However, the following changes may not be made to the indenture without the consent of each affected noteholder:

(1)         delay the final scheduled maturity date of any note, or reduce the principal amount of any note, the interest rate for any note or the redemption price for any note, or any change to the place for or currency of any payment on any note;

(2)         any change that impairs the right of a noteholder to take legal action to enforce payment under the provisions of the indenture;

(3)         any reduction in the percentage of noteholders, by aggregate principal balance, that is required to consent to any amendment or to any waiver of defaults or compliance with provisions of the indenture;

(4)         any modification of the provisions of the indenture regarding the voting of notes held by us, the trust, any other obligor on the notes, or any of our respective affiliates;

(5)         any reduction in the percentage of noteholders, by aggregate principal balance, that is required to direct the indenture trustee to sell or liquidate the receivables if the proceeds of sale would be insufficient to pay the notes in full, with interest; or

(6)         any change that adversely affects the status or priority of the lien of the indenture on any collateral.

Also, the trust and the indenture trustee may enter into supplemental indentures without obtaining the consent of the noteholders, but with prior written notice to the hired NRSROs, for the purpose of:

(a)                                 changing the indenture or the rights of noteholders, if the change will not adversely affect in any material respect the interests of any noteholder; or

(b)                                 substituting credit enhancement for any class of notes, if the Rating Agency Condition is satisfied with respect to the notes.

A supplemental indenture will not be deemed to adversely affect in any material respect the interests of any class of notes if the Rating Agency Condition is satisfied with respect to such supplemental indenture for such class of notes.

The “Rating Agency Condition” means, with respect to any action, that (with respect to each of the following rating agencies to the extent the following rating agency is a hired NRSRO to rate rated securities and such rating agency is still rating such rated securities) (a) S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), and Fitch, Inc. (“Fitch”) shall have each been given at least 10 business days’ prior notice thereof and (b) Moody’s Investors Service, Inc. (“Moody’s”) shall have been given at least 10 business days’ prior notice thereof and shall not have notified the trust and the indenture trustee that such action will result in a reduction or withdrawal of its then current rating of any rated securities.  For purposes of the previous sentence, “rated securities” mean each class of notes rated by a hired NRSRO.

Notes legally or beneficially owned by the depositor or its affiliates will be entitled to equal and proportionate benefits under the indenture, except that notes owned by the trust, any other obligor upon the notes, the depositor, or any affiliate of such persons will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of noteholders have given any request, demand, authorization, direction, notice, consent or waiver under the transaction documents.

Events of Default; Rights upon Event of Default.  Any one of the following events will be an event of default for the notes:

•                   the trust fails to pay any interest on any Class A Note, or if no Class A Notes are outstanding, any Class B Note, within five days after its due date;

•                   the trust fails to pay any installment of the principal of any note on its due date;

•                   the trust breaches any of its other covenants in the indenture and such breach continues for 30 days after written notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes;

•                   the trust fails to correct a breach of a representation or warranty it made in the indenture, or in any certificate delivered in connection with the indenture, that was incorrect in a material respect at the time it was made, for 30 days after written notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes; or

•                   the trust becomes bankrupt or insolvent or is liquidated, provided however, that if such event arises due to an order or decree in an involuntary case, such order or decree remains unstayed and in effect for a period of 60 consecutive days or the trust consents to such order.

If an event that, with notice or the lapse of time or both would become an event of default occurs and is continuing and is known to a responsible officer of the indenture trustee, the indenture trustee will mail to each noteholder notice of that default within

90 days after it occurs. Except in the case of an event that is, or with notice or the lapse of time or both would become, an event of default due to a default in payment of principal of or interest on a note, including payments pursuant to the mandatory redemption provisions of such note, the indenture trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of the noteholders.

You should note, however, that until the final scheduled maturity date for any class of notes, the amount of principal due to noteholders generally will be limited to amounts available for that purpose. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled maturity date for that class of notes.

If an event of default with respect to the notes occurs and is not remedied as provided in the indenture, then the principal of the notes may be declared to be immediately due and payable by the indenture trustee or holders of a majority in principal amount of those notes. That declaration may be rescinded by holders of a majority of the outstanding principal amount of the notes, but only after payment of any past due amounts and cure or waiver of all other events of default.

If the notes have been declared due and payable following an event of default, the indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party, sell the receivables or elect to have the trust maintain possession of the receivables and continue to collect on them as if there had been no declaration of acceleration. However, the indenture trustee is prohibited from selling the receivables following an event of default, other than an event of default resulting from a default in the payment of any principal of or a default in the payment of any interest on any note that continues for five days or more, unless (i) the holders of all the outstanding notes consent to the sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the notes at the date of such sale or (iii) the indenture trustee determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3%  of the outstanding principal amount of the notes.

The indenture will provide that, subject to the duty of the indenture trustee to act with the required standard of care if an event of default occurs, the indenture trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any of the noteholders or note owners, other than requests or directions of any of the noteholders or note owners relating to a request for a vote for an asset representations review, if the indenture trustee believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provision of adequate indemnification of the indenture trustee as described above, the holders of a majority of the outstanding principal amount of the notes will have the right to direct the time, method and place for any remedy available to the indenture trustee.

No noteholder will have the right to take legal action under the indenture, unless:

•                   the noteholder gives the indenture trustee written notice of an event of default;

•                   the holders of at least 25% of the outstanding principal amount of notes have requested in writing that the indenture trustee take legal action and have offered indemnity to the indenture trustee;

•                   the indenture trustee has not received a direction not to take legal action from the holders of a majority of the outstanding principal amount of the notes; and

•                   the indenture trustee has failed to take legal action within 60 days.

In addition, the indenture trustee and the noteholders, by accepting their notes, will covenant that they will not at any time institute any bankruptcy or insolvency proceeding against the trust.

None of the trustee, the indenture trustee in its individual capacity, any holder of a certificate representing an ownership interest in the trust or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

If an event of default has occurred and is continuing, the indenture trustee may, and at the direction of the holders of not less than 66 2/3% of the outstanding amount of the notes will, exercise all rights, remedies, powers, privileges and claims of the trust against the depositor or the servicer under or in connection with the sale and servicing agreement, including the right or power to take any action to compel or secure performance or observance by the depositor or the servicer of each of their obligations to the trust thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the sale and servicing agreement, and any right of the trust to take such action will be suspended. In addition, if an event of default has occurred and is continuing, the indenture trustee may, and at the direction of the holders of not less than 66 2/3% of the outstanding amount of the notes will, exercise all rights, remedies, powers, privileges and claims of the depositor against the sponsor, under or in connection with the purchase agreement between it and the depositor, including the right or power to take any action to compel or secure performance or observance by the sponsor, of its obligations to the depositor thereunder and to give any consent, request, notice, direction, approval, extension or waiver under such purchase agreement, and any right of the depositor to take such action will be suspended.

Certain Covenants.  In the indenture, the trust will agree not to consolidate with or merge into any other entity, unless:

•                   the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state,

•                   that entity expressly assumes the trust’s obligations relating to the notes,

•                   immediately after the transaction, no event of default would have occurred and not have been remedied,

•                   the trust has been advised that, with respect to such transaction, the Rating Agency Condition has been satisfied with respect to the securities, and

•                   the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder or certificateholder.

The trust will also agree not to take the following actions:

•                   sell or otherwise dispose of any of its assets, except as permitted by its transaction agreements,

•                   claim any credit on or make any deduction from the principal and interest payable in respect of its notes, other than amounts withheld under the Code or applicable state law,

•                   assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the trust,

•                   dissolve or liquidate in whole or in part, except as contemplated by its transaction agreements,

•                   permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any obligations with respect to the notes under the indenture, except as may be expressly permitted by the indenture,

•                   permit any lien, claim or other encumbrance to affect its assets or any part of the trust, any interest in its assets or the trust or any related proceeds, or

•                   incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes and its other transaction agreements.

The trust may engage in only the activities described in this prospectus.

Annual Compliance Statement.  The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report.  The indenture trustee for the trust will be required to prepare and to mail each year, within 60 days after each December 31, to all of the trust’s noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee, any amounts advanced by it under the indenture, information about indebtedness owing by the trust to the indenture trustee in its individual capacity, any property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture.  The indenture may be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all of the notes or upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes.

Weighted Average Life of the Notes

As the rate of payment of principal of your notes depends primarily on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of each class of offered notes could occur significantly earlier than the scheduled final maturity date for that class. You will bear the risk of being able to reinvest principal payments on your notes at yields at least equal to the yield on your notes.

Prepayments on the receivables can be measured relative to a prepayment standard or model. The model used in this prospectus is based on a constant prepayment rate (“CPR”). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either a historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

The tables on pages 56 through 58 have been prepared on the basis of certain assumptions, including that: (a) the receivables prepay in full at the specified CPR during such Collection Period and neither we nor the servicer are required to purchase any receivables from the trust, (b) interest accrues on the Class A-1 Notes at 1.28759%, the Class A-2 Notes at 1.82%, the Class A-3 Notes at 1.79%, the Class A-4 Notes at 2.16%, and the Class B Notes at 3.69%, (c) interest accrues on all notes (other than the Class A-1 Notes) based on a 360-day year consisting of twelve 30-day months and interest accrues on the Class A-1 Notes based on actual days elapsed during the period for which interest is payable and a 360-day year, (d) each payment on the receivables is made on the last day of each Collection Period, (e) distributions are made on the 15th day of each month, regardless of whether or not it is a business day, (beginning June 15, 2020) in respect of the notes in accordance with the description set forth under “Servicing Matters—Distributions,” (f) the balance in the spread account on any day is equal to the required spread account balance, (g) the closing date occurs on May 27, 2020, (h) CNH Industrial Capital America LLC exercises its option to purchase the receivables on the earliest permitted payment date, (i) the Specified Discount Factor is 6.10% and (j) New Holland Credit is the Servicer. The tables indicate the projected weighted average life of each class of offered notes and set forth the percent of the initial principal balance of each class of offered notes that is projected to be outstanding after each of the payment dates shown at various CPR percentages.

The tables also assume that the receivables have the following characteristics:

Aggregate Contract Value	Weighted Average APR	Cutoff Date
$789,049,700.61	6.10%	April 30, 2020

The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on pages 56 through 58. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the receivables will prepay at a constant CPR until maturity or that all of the receivables will prepay at the same CPR.

Moreover, the diverse terms of receivables within the pool could produce slower or faster principal distributions than indicated in the tables at the various CPR specified. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the offered notes.

Percent of Initial Principal Amount of the A-1 and A-2 Notes at Various CPR Percentages

	A-1 Notes						A-2 Notes
Payment Date	0% CPR	14% CPR	17% CPR	20% CPR	23% CPR	26% CPR	0% CPR	14% CPR	17% CPR	20% CPR	23% CPR	26% CPR
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2020	97.16%	91.05%	89.62%	88.15%	86.62%	85.04%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2020	94.04%	81.96%	79.16%	76.27%	73.29%	70.22%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2020	90.64%	72.74%	68.62%	64.39%	60.04%	55.56%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2020	83.11%	59.73%	54.39%	48.93%	43.32%	37.57%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2020	72.65%	44.21%	37.77%	31.19%	24.47%	17.59%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2020	54.64%	21.99%	14.65%	7.18%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	95.75%
December 15, 2020	40.18%	3.50%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	97.86%	92.84%	88.00%	83.25%
January 15, 2021	19.66%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	88.55%	83.91%	78.52%	73.32%	68.21%
February 15, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	99.34%	74.51%	69.58%	63.91%	58.44%	53.09%
March 15, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	91.10%	64.55%	59.29%	53.31%	47.55%	41.91%
April 15, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	86.03%	57.57%	51.95%	45.62%	39.52%	33.57%
May 15, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	84.98%	54.20%	48.12%	41.36%	34.85%	28.52%
June 15, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	84.01%	50.94%	44.43%	37.26%	30.36%	23.66%
July 15, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	83.17%	47.83%	40.91%	33.34%	26.07%	19.03%
August 15, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	82.04%	44.54%	37.22%	29.29%	21.69%	14.33%
September 15, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	80.86%	41.27%	33.58%	25.30%	17.38%	9.73%
October 15, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	77.97%	36.66%	28.68%	20.15%	12.00%	4.16%
November 15, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	70.18%	28.23%	20.19%	11.62%	3.47%	0.00%
December 15, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	64.21%	21.42%	13.28%	4.63%	0.00%	0.00%
January 15, 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	54.74%	12.03%	3.97%	0.00%	0.00%	0.00%
February 15, 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	42.46%	0.68%	0.00%	0.00%	0.00%	0.00%
March 15, 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	34.17%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	29.13%	0.00%	0.00%	0.00%	0.00%	0.00%
May 15, 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	27.97%	0.00%	0.00%	0.00%	0.00%	0.00%
June 15, 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	26.84%	0.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	25.83%	0.00%	0.00%	0.00%	0.00%	0.00%
August 15, 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	24.55%	0.00%	0.00%	0.00%	0.00%	0.00%
September 15, 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	23.30%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	20.64%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	13.10%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	7.48%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2023	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2023	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2023	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2023	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
WAL (yrs)(1)	0.51	0.36	0.34	0.31	0.29	0.27	1.75	1.15	1.08	1.00	0.93	0.86
WAL to Maturity (yrs)(1)	0.51	0.36	0.34	0.31	0.29	0.27	1.75	1.15	1.08	1.00	0.93	0.86

(1)                                  The weighted average life of an A-1 Note or A-2 Note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

This table has been prepared based on the assumptions described on page 55 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Principal Amount of the A-3 and A-4 Notes at Various CPR Percentages

	A-3 Notes						A-4 Notes
Payment Date	0% CPR	14% CPR	17% CPR	20% CPR	23% CPR	26% CPR	0% CPR	14% CPR	17% CPR	20% CPR	23% CPR	26% CPR
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	95.66%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2021	100.00%	100.00%	100.00%	100.00%	96.45%	88.64%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2022	100.00%	100.00%	100.00%	95.46%	87.42%	79.77%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2022	100.00%	100.00%	92.91%	84.69%	76.95%	69.60%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2022	100.00%	92.66%	85.01%	76.92%	69.33%	62.17%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2022	100.00%	87.24%	79.57%	71.50%	63.95%	56.85%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2022	100.00%	84.79%	76.94%	68.71%	61.05%	53.85%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2022	100.00%	82.40%	74.38%	66.01%	58.23%	50.95%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2022	100.00%	80.15%	71.95%	63.45%	55.56%	48.20%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2022	100.00%	77.74%	69.40%	60.78%	52.81%	45.40%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2022	100.00%	75.38%	66.91%	58.19%	50.15%	42.70%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2022	100.00%	72.10%	63.58%	54.84%	46.81%	39.40%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2022	100.00%	65.54%	57.28%	48.80%	41.05%	33.92%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2022	100.00%	60.43%	52.33%	44.03%	36.47%	29.55%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2023	98.39%	53.11%	45.40%	37.49%	30.33%	23.80%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2023	86.21%	43.90%	36.79%	29.48%	22.89%	16.93%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2023	77.93%	37.45%	30.73%	23.81%	17.61%	12.02%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2023	72.85%	33.21%	26.70%	20.00%	14.02%	8.65%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2023	71.57%	31.47%	24.95%	18.25%	12.28%	6.96%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2023	70.33%	29.80%	23.26%	16.56%	10.62%	5.33%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2023	69.20%	28.22%	21.66%	14.97%	9.05%	3.81%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2023	67.85%	26.54%	19.98%	13.31%	7.44%	2.24%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2023	66.71%	25.02%	18.45%	11.80%	5.95%	0.81%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2023	64.32%	22.77%	16.30%	9.74%	4.00%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	96.36%
November 15, 2023	57.49%	17.96%	11.88%	5.70%	0.33%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	84.58%
December 15, 2023	52.21%	14.16%	8.38%	2.50%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	90.81%	75.17%
January 15, 2024	43.74%	8.60%	3.36%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	92.82%	76.45%	0.00%
February 15, 2024	32.19%	1.43%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	89.19%	72.59%	0.00%	0.00%
March 15, 2024	24.34%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	87.58%	73.52%	0.00%	0.00%	0.00%
April 15, 2024	19.42%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	76.26%	0.00%	0.00%	0.00%	0.00%
May 15, 2024	18.15%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	72.30%	0.00%	0.00%	0.00%	0.00%
June 15, 2024	16.90%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	68.46%	0.00%	0.00%	0.00%	0.00%
July 15, 2024	15.76%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	64.90%	0.00%	0.00%	0.00%	0.00%
August 15, 2024	14.47%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 15, 2024	13.36%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2024	10.98%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2024	4.62%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2024	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	99.92%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	72.96%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
WAL (yrs)(1)	3.52	2.76	2.62	2.46	2.33	2.20	4.69	4.11	3.85	3.77	3.69	3.60
WAL to Maturity (yrs)(1)	3.52	2.76	2.62	2.46	2.33	2.20	4.73	4.32	4.21	4.08	3.96	3.84

(1)                                  The weighted average life of an A-3 Note or A-4 Note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

This table has been prepared based on the assumptions described on page 55 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Principal Amount of the B Notes at Various CPR Percentages

	B Notes
Payment Date	0% CPR	14% CPR	17% CPR	20% CPR	23% CPR	26% CPR
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
February 15, 2024	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
March 15, 2024	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
April 15, 2024	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
May 15, 2024	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
June 15, 2024	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2024	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
August 15, 2024	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 15, 2024	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2024	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2024	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2024	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2025	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
WAL (yrs)(1)	4.72	4.22	3.88	3.80	3.72	3.63
WAL to Maturity (yrs)(1)	5.47	4.84	4.81	4.77	4.73	4.70

(1)                                  The weighted average life of a B Note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

This table has been prepared based on the assumptions described on page 55 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Description of the Certificates

On the closing date, the trust will issue certificates representing 100% of the beneficial ownership interest in the trust pursuant to the trust agreement between us and the trustee.  We have filed a form of the trust agreement to be used as an exhibit to the registration statement of which this prospectus is a part.  The trust’s certificates will initially be retained by us.  We summarize the material terms of the certificates to the extent material to noteholders below.  This summary does not include all of the terms of the certificates and is qualified by reference to the actual certificates.

Certificateholders’ rights to receive payments on their certificates will be junior to the payment rights of noteholders to the extent described herein.  No amounts will be paid with respect to the certificates on any payment date until all principal and interest payable on the notes on that payment date have been paid in full.

Upon the payment in full of all outstanding notes and the satisfaction and discharge of the indenture, the trustee will succeed to all the rights of the indenture trustee, and the certificateholders will succeed to all the rights of the noteholders, under the sale and servicing agreement, except as otherwise provided in the sale and servicing agreement. When we or one of our affiliates hold the certificates issued by the trust, the trust might be considered our affiliate.

Once we are no longer required to hold the certificates to satisfy our obligations under Regulation RR, we may without consent of the noteholders, sell or pledge the certificates to affiliated or unaffiliated entities, provided that such transactions comply with all applicable securities laws and regulations and so long as the transferee represents and warrants to the trust that the transfer will not cause the trust to be treated as a publicly traded partnership taxable as a corporation for U.S. Federal income tax purposes and that the transferee will not take any action that would cause the trust to be treated as a publicly traded partnership for U.S. Federal income tax purposes.

Servicing Matters

Fees

The servicing fee payable to the servicer will accrue at a rate of 1.00% per annum on the Pool Balance as of the first day of each Collection Period. The servicing fee will be paid solely to the extent that there are funds available to pay it as described under “—Distributions” below.

The servicing fee payable to a successor servicer each Collection Period will be the greater of (a) 1/12 of 1.00% of the Pool Balance as of the first day of the preceding Collection Period, (b) $8.50 per contract in the trust as of the first day of the applicable Collection Period, and (c) $5,000. The successor servicer’s servicing fee will be paid solely to the extent that there are funds available to pay it as described under “—Distributions” below.

Distributions

On each payment date, the servicer will cause payments on the notes and other trust liabilities to be made from the following sources:

•                   the aggregate collections on the receivables during the prior Collection Period, including proceeds of liquidated receivables obtained through the sale or other disposition of the related equipment, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the related obligor; however, no other monies collected on any liquidated receivable during any Collection Period after the Collection Period in which it became a liquidated receivable will be included in the funds available for distribution;

•                   any amounts withdrawn from the spread account for that payment date (these amounts can only be used to make payments on the notes as described in this prospectus);

•                   earnings from investment of funds held in the trust’s bank accounts; and

•                   the aggregate purchase prices for any receivables repurchased by us or CNH Industrial Capital America LLC or purchased by the servicer.

The aggregate funds available from these sources will be applied in the following order of priority:

(1)         to the asset representations reviewer, all amounts due, including indemnities, up to a maximum of $200,000 per year;

(2)         to pay the servicer (if New Holland Credit Company, LLC or an affiliate of New Holland Credit Company, LLC is no longer the servicer) its accrued and unpaid servicing fee;

(3)         to pay to the administrator, all accrued and unpaid administration fees;

(4)         to pay to the Class A noteholders, the amount of interest accrued on each class of Class A Notes during the prior interest period, plus any amount of interest on the Class A Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);

(5)         to pay principal on the Class A Notes in an amount equal to the excess of (x) the outstanding principal balances of the Class A Notes over (y) the Asset Balance; provided, that, on the on the final maturity date for each subclass of Class A Notes, the amount payable pursuant to this clause (5) will at least equal the amount necessary to repay the outstanding principal balance of that subclass of Class A Notes;

(6)         to pay the amount of interest accrued on the Class B Notes during the prior interest period, plus any amount of interest on the Class B Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);

(7)         to pay principal on the notes in an amount equal to the Note Monthly Principal Distributable Amount;

(8)         to deposit in the spread account, to the extent necessary so that the balance in that account will not be less than the required balance;

(9)         to pay the servicer (if New Holland Credit Company, LLC or an affiliate of New Holland Credit Company, LLC is the servicer) its accrued and unpaid servicing fee;

(10)  to pay principal on the Class A-1 Notes in an amount equal to the lesser of (a) the amount remaining after giving effect to the preceding clauses (1) through (9), and (b) the outstanding principal amount of the Class A-1 Notes as of the end of the preceding payment date minus the amount of payments of principal on the Class A-1 Notes to be made pursuant to clause (5) and clause (7) above on that payment date;

(11)  to the asset representations reviewer all fees, expenses and indemnities due but not paid under item (1); and

(12)  to cover reimbursable expenses of the servicer.

Any remaining funds will be paid to the certificateholders, which will initially be us.

All amounts available for principal payments on the notes as described in clauses (5), (7) and (10) above will be applied to the notes sequentially, as more fully explained in “Description of the Notes—Payments of Principal.”

As used herein, with respect to any payment date:

“Asset Balance” means, for any payment date, the Pool Balance as of the beginning of the current Collection Period.

“Note Monthly Principal Distributable Amount” means, for any payment date, the amount necessary to be paid on the notes to reduce the outstanding principal amount of the notes (after giving effect to payments on the Class A Notes to be made pursuant to clause (5) above on that payment date) to an amount equal to the Asset Balance for that payment date, less the amount of the excess, if any, of the Asset Balance as of the beginning of the prior Collection Period over the outstanding principal amount of the notes as of, and after giving effect to the distributions on, the previous payment date, except that (a) the Note Monthly Principal Distributable Amount will not exceed the aggregate outstanding principal balance of the notes (after giving effect to payments on the Class A Notes to be made pursuant to clause (5) above on that payment date) and (b) on the final maturity date for the Class B Notes, the Note Monthly Principal Distributable Amount will at least equal the amount necessary to repay the outstanding principal balance of the Class B Notes and any other class of notes payable prior to that class of notes (after giving effect to payments on the Class A Notes to be made pursuant to clause (5) above on that payment date).

After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the final scheduled maturity date for the last of the notes), aggregate funds available will instead be applied in the following order of priority:

(1)         to pay the servicer (if New Holland Credit Company, LLC or an affiliate of New Holland Credit Company, LLC is no longer the servicer) its accrued and unpaid servicing fee;

(2)         to pay the indenture trustee for amounts due to it under the indenture and to the trustee for amounts due to it under the trust agreement;

(3)         to pay the asset representations reviewer, for amounts due to it, including indemnities, according to the transaction documents;

(4)         to pay to the administrator, all accrued and unpaid administration fees;

(5)         to pay to the Class A noteholders, the amount of interest accrued on each class of Class A Notes during the prior interest period, plus any amount of interest on the Class A Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);

(6)         to pay principal to the Class A-1 noteholders until the outstanding principal amount of the Class A-1 Notes has been paid in full, and then to pay principal to the Class A-2, Class A-3, and Class A-4 noteholders ratably according to the amounts due on the Class A-2, Class A-3, and Class A-4  Notes for principal until paid in full;

(7)         to pay the amount of interest accrued on the Class B Notes during the prior interest period, plus any amount of interest on the Class B Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);

(8)         to pay principal to the Class B noteholders until the outstanding principal amount of the Class B Notes has been paid in full;

(9)         to pay the servicer (if New Holland Credit Company, LLC or an affiliate of New Holland Credit Company, LLC is the servicer) its accrued and unpaid servicing fee;

(10)  to cover reimbursable expenses of the servicer; and

(11)  to the trustee for amounts due to the trustee under the trust agreement to the extent not paid under clause (2) above.

Any remaining funds will be paid to the certificateholders, which will initially be us.

If there has been an optional redemption of the notes, then the amounts paid by CNH Industrial Capital America LLC in connection with such redemption would be applied in the preceding order of priority.

You should note that, until the final scheduled maturity date for any class of notes, the amount of principal due to noteholders will generally be limited to amounts available for that purpose. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled maturity date for that class of notes.

For more information on:

•                   the asset representations reviewer and related asset representations reviewer fees, expenses and indemnities, see “Asset Representations Reviewer” above;

•                   the servicer, servicing fees and reimbursable expenses of the servicer, see “—Fees” above, “—Fees and Expenses Payable Out of Cash Flows” below, and “Servicer”;

•                   the administrator and related administration fees, see “Issuing Entity” and “Servicer” above; and

•                   the spread account, its required balance and the use of funds on deposit in the spread account, see “—Spread Account” below.

Fees and Expenses Payable Out of Cash Flows(1)

The following table shows the amount or formula for the fees payable to the indenture trustee, the trustee, the asset representations reviewer and the servicer.  The fees of the indenture trustee, the trustee and the asset representations reviewer may be paid monthly, annually or on another schedule as agreed by the administrator and the indenture trustee, the trustee and the asset representations reviewer.  To the extent these fees have not been paid by the depositor or the administrator, they will be paid on each payment date from available funds in the order of priority described in “—Distributions.”

Fee or Expense	Amount of Fee or Expense(2)	Party Receiving Fee or Expense Amount	General Purpose of Fee or Expense	Source of Funds to Pay Fee or Expense(3)	Distribution Priority(4)

Asset Representations Reviewer fees, expenses and indemnities(5)

Includes an annual fee of $5,000, a review fee of $200 per review receivable, indemnification amounts and the asset representations reviewer’s expenses incurred in the course of performing the asset representation reviews, in total up to a maximum of $200,000 per year. These expenses will fluctuate from time to time depending on the related expenses actually incurred, and noteholders will not be notified of (or asked to approve) the increase or decrease in each expense from time to time, other than to the extent such information is disclosed in the monthly report(6).

		Asset Representations Reviewer	Provide for Asset Representations Reviewer and perform asset representations review as directed	The annual fee is payable by the servicer	Clauses (1) and (11)

Servicing fee(8)	Accrues at a rate of 1.00% per annum on the Pool Balance as of the first day of each Collection Period(9).	Servicer	Provide for a servicer as required	—	If New Holland Credit or an affiliate of New Holland Credit is no longer the servicer, clause (2), and if New Holland Credit or an affiliate of New Holland Credit is the servicer, clause (9)

Administration fee(10)	$500 per quarter	Administrator	Provide for administrator	—	Clause (3)

Fee or Expense	Amount of Fee or Expense(2)	Party Receiving Fee or Expense Amount	General Purpose of Fee or Expense	Source of Funds to Pay Fee or Expense(3)	Distribution Priority(4)

Reimbursable expenses of the servicer	Includes a successor servicer’s expenses incurred in the course of re-perfecting security interests. These expenses will fluctuate from time to time depending on the related expenses actually incurred, and noteholders will not be notified of (or asked to approve) the increase or decrease in each expense from time to time, other than to the extent such information is disclosed in the monthly report.	Servicer	To cover expenses of servicer	—	Clause (12)

Servicer’s liquidation expenses

These expenses will fluctuate from time to time depending on the related expenses actually incurred, and noteholders will not be notified of (or asked to approve) the increase or decrease in each expense from time to time, other than to the extent such information is disclosed in the monthly report.

		Servicer	To cover expenses incurred by servicer in the process of converting financed equipment into cash proceeds	From amounts received with respect to the liquidated receivable	Out of collections from the disposition of the equipment prior to deposit into collection account

Trustee fees(11) and expenses	Trustee fee: $3,000 annually and one time acceptance fee of $3,000(12). Trustee expenses: These expenses will fluctuate from time to time depending on the related expenses actually incurred, and noteholders will not be notified of (or asked to approve) the increase or decrease in each expense from time to time, other than to the extent such information is disclosed in the monthly report.	Trustee	To cover expenses of trustee	The depositor is obligated to pay these amounts	—

Indenture trustee fees(11) and expenses	Indenture trustee fee: $2,500 annually and one time acceptance fee of $2,500. Indenture trustee expenses: These expenses will fluctuate from time to time depending on the related expenses actually incurred, and noteholders will not be notified of (or asked to approve) the increase or decrease in each expense from time to time, other than to the extent such information is disclosed in the monthly report.	Indenture trustee	To cover expenses of indenture trustee	The trust will, or will cause the servicer to, pay these amounts	—

(1)

The amount, priority and other terms of these fees and expenses may be changed by amendment to the related transaction agreements, as described in “Amendments” and “Description of the Notes—The Indenture.”

(2)

Unless otherwise provided in this chart, payments will be made with respect to these fees and expenses as provided under “—Distributions”; provided however, that the trustee fee and indenture trustee fees and expenses will be paid to the related trustee as that party agrees with the depositor, in the case of the trustee fee, or with the trust or the servicer, in the case of the indenture trustee fee.

(3)

If different from other fees or expenses that are to be paid from the pre-event of default and acceleration of the notes waterfall under “—Distributions” or if such fees or expenses are to be paid from a specified portion of cash flows.

(4)

The distribution priority in this table is for distributions prior to an event of default and acceleration of the notes and prior to an optional redemption and the references are to clauses in the pre-event of default and acceleration of the notes waterfall of payments and deposits on each payment date as set forth under “—Distributions.” For distribution priority after an event of default and acceleration of the notes or after an optional redemption, see the waterfall for distributions and deposits following an event of default and acceleration of the notes or in connection with an optional redemption, as applicable, under “—Distributions.” For the distribution priority after an event of default and sale of the receivables, also see “—Distributions.”

(5)	An amendment to the asset representations review agreement would be required to increase the asset representations reviewer’s fees.

(6)

The annual fee will be paid to the asset representations reviewer in consideration of its obligation to perform the asset representations reviewer’s obligations under the asset representation review agreement.  The asset representations reviewer review fee will be paid to the asset representation reviewer upon completion of a review for its performance of the review. The trust will also pay and reimburse the asset representations reviewer for its reasonable out-of-pocket travel expenses for a review under the asset representations review agreement to the extent not paid by the depositor or the administrator.

(7)

The fees, expenses and indemnities of the asset representations reviewer are paid up to a maximum of $200,000 per year pursuant to clause (1), and the remainder of the asset representation reviewer’s fees, expenses and indemnities are paid pursuant to clause (11).

(8)	An amendment to the sale and servicing agreement would be required to increase the servicing fee.

(9)	See also “—Fees” for additional information regarding the servicing fee, including a description of the higher servicing fee payable to successor servicers.

(10)	An amendment to the administration agreement would be required to increase the administration fee.

(11)	The trustee fee and indenture trustee fee may be changed without notice to, or approval by, the securityholders.

(12)

The trustee will also be entitled to interest on all fees and expenses that are due and unpaid for more than 60 days after they have been billed to the party responsible for the payment of such amounts at a rate equal to the rate publicly announced by the trustee as its prime rate from time to time.

Spread Account

The servicer will establish and maintain the spread account as a trust bank account in the name of the trust for the benefit of the trust. On the closing date, we will make an initial deposit into the spread account of $17,753,618.26, which is 2.25% of the aggregate Contract Value of the receivables as of the cutoff date.  On each payment date, the servicer will transfer additional amounts into the spread account to the extent that the balance in that account would otherwise be less than the Specified Spread Account Balance, and funds are available for that purpose after other higher priority distributions.

“Specified Spread Account Balance” means 2.25% of the Pool Balance as of the cutoff date.  The “Specified Spread Account Balance” definition may be amended without noteholder consent in a manner that results in an increase in the amounts required to be on deposit in the spread account pursuant to such definition; provided that such amendment is not prohibited by Regulation RR. In addition, the Specified Spread Account Balance may also be reduced or modified without the consent of the noteholders if the Rating Agency Condition is satisfied; provided that such reduction or modification is not prohibited by Regulation RR.

On each payment date, funds will be withdrawn from the spread account and deposited in the note distribution account to the extent necessary (and to the extent available) to cover any shortfall on that payment date in the funds otherwise available to pay interest due on each class of notes on that payment date, including overdue interest (and, to the extent permitted by law, any interest on that unpaid amount), and to cover any shortfall on that payment date in the funds to be allocated to pay principal payments on that payment date pursuant to clauses (5) or (7) under the second paragraph of “—Distributions” or pursuant to clauses (6) or (8) under the fifth paragraph of “—Distributions.”  For a more detailed description of the amount of interest and principal payable on the notes, see “Description of the Notes—Payments of Interest” and “Description of the Notes—Payments of Principal” above.

Funds withdrawn from the spread account and deposited in the note distribution account for distribution as described in the preceding paragraph will be applied in the same order of priority applicable to distributions from the collection account.

Following: (a) the payment in full of the aggregate outstanding amount of the notes and of all other amounts owing or to be distributed under the sale and servicing agreement or the indenture to the noteholders, the trustee, the indenture trustee and the certificateholders and (b) the termination of the trust, any amount remaining on deposit in the spread account will be distributed to the depositor or any permitted transferee or assignee. After the depositor (or such transferees or assignees) receive any amounts duly released from the spread account, the noteholders will not have any claims to those amounts.

Periodic Evidence as to Compliance

The only periodic evidence of the absences of a default or of compliance with the terms of the transaction documents that is required are:

•                   the annual officer’s certificate of the servicer and the annual servicer’s assessment of its compliance with certain servicing criteria (which will be accompanied by an accountant’s attestation to such assessment), each as described under “Servicer—Evidence as to Compliance;” and

•                   the annual officer’s certificate of the trust, as described under “Description of the Notes—The Indenture—Annual Compliance Statement.”

Administrative Information About the Notes

Book-Entry Registration

The Clearing Organizations.  Notes will initially be held in book-entry form, directly or indirectly, through one of three major securities clearing organizations:

•                   in the United States, The Depository Trust Company (commonly known as “DTC”); or

•                   in Europe, either Clearstream Banking, société anonyme, Luxembourg or Euroclear (also known as the “Euroclear System”).

Each of these entities holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in the participants’ accounts. This eliminates the need for physical movement of certificates representing the securities.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others, such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.  The rules applicable to DTC and its participants are on file with the SEC.

Clearstream Banking, Luxembourg.  Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank (“Clearstream, Luxembourg”), is incorporated under the laws of Luxembourg.  Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks.  Since February 12, 2001, Clearstream, Luxembourg has also been supervised by the Central Bank of Luxembourg according to the Settlement Finality Directive Implementation of January 12, 2001, following the official notification to the regulators of the Clearstream, Luxembourg role as a payment system provider operating a securities settlement system.  Clearstream, Luxembourg’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear Bank S.A./N.V.

Euroclear.  Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment.  Euroclear includes various other services, including securities lending and borrowing.  Euroclear interfaces with domestic markets in many countries.  Euroclear is operated by Euroclear Bank S.A./N.V. acting as the Euroclear operator.  The Euroclear System is owned by Euroclear PLC, a company organized under the laws of England and Wales.  Euroclear Bank S.A./N.V. conducts all operations.  All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./N.V.  Euroclear Bank S.A./N.V. establishes policy for Euroclear on behalf of Euroclear participants.  Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant.

Euroclear Bank S.A./N.V. has advised that it is a regulated and licensed financial institution.  It is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law.  These Terms and Conditions and laws govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Book-Entry Clearance Mechanics.  While the notes are held in book-entry form, a nominee for DTC will hold global certificates representing the notes.  Euroclear will hold an omnibus account with its depositary, which in turn will hold an omnibus account in DTC.  Clearstream, Luxembourg or its depositary will hold an omnibus account in DTC.

Transfers between DTC’s participants will occur in accordance with DTC rules.  Transfers between Clearstream, Luxembourg’s participants and Euroclear’s participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary.  However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their respective depositaries.

The timing of credits of securities or cash as a result of a transaction with a DTC participant in Euroclear or Clearstream, Luxembourg depends on when the settlement in DTC takes place.  Credits of securities in Euroclear as a result of a transaction with a DTC participant, which were credited during the morning of that day (New York time), such credits will be reflected during the same settlement day in the Euroclear System.  Euroclear participants receive several reportings each day of credits and other transactions in securities settled during any processing.

Clearstream, Luxembourg is an International Central Securities Depository (ICSD) providing, as its core services, the clearance and settlement of transactions in global and international securities and domestic securities traded across borders.  These services are carried out by means of a computer-based book-entry system operated from Luxembourg on behalf of Clearstream, Luxembourg by Clearstream Services.

Purchases of notes under the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records.  The ownership interest of each actual note owner is in turn to be recorded on the DTC participants’ and indirect participants’ records.

Note owners will not receive written confirmation from DTC of their purchase, but note owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the note owner entered into the transaction.  Transfers of ownership interests in the notes are to be accomplished by entries made on the books of DTC participants and indirect participants acting on behalf of note owners.  Note owners will not receive certificates representing their ownership interest in notes, unless the book-entry system for the notes is discontinued.  Because of this, unless and until definitive notes are issued, except as otherwise described herein regarding investor communications, requests for a vote for an asset representations review and with respect to dispute resolution, note owners will not be recognized by the indenture trustee or trustee as “noteholders” or “securityholders.”  Hence, unless and until definitive notes are issued, except as otherwise described herein regarding investor communications, requests for a vote for an asset representations review and with respect to dispute resolution, note owners will only be able to exercise their rights as note owners indirectly through DTC and its participating organizations.

To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s nominee.  The deposit of securities with DTC and their registration in the name of its nominee effects no change in beneficial ownership.  DTC has no knowledge of the actual securityholders of the securities.  Its records reflect only the identity of the DTC participants to whose accounts such securities are credited, which may or may not be the securityholders.  The DTC participants and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

Notices and other communications conveyed by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to securityholders are governed by arrangements among them and any statutory or regulatory requirements that are in effect from time to time.

Neither DTC nor its nominee will consent or vote with respect to notes.  Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns DTC’s nominee’s consenting or voting rights to those DTC participants to whose accounts the notes are credited on the record date (identified in a listing attached thereto).

Principal and interest payments on notes cleared through DTC will be made to DTC’s nominee.  DTC’s practice is to credit participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date.  Payments by DTC participants to note owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the DTC participant and not of DTC, the trustee, the trust, or us, subject to any statutory or regulatory requirements that are in effect from time to time.  Payment of principal and interest to DTC’s nominee is the responsibility of the indenture trustee, disbursement of those payments to DTC participants is the responsibility of DTC, and disbursement of the payments to note owners is the responsibility of DTC participants and indirect participants.

Principal and interest payments on notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary.  Those payments will be subject to tax reporting in accordance with relevant U.S. Federal tax laws and regulations, as described below in “Material U.S. Federal Income Tax Consequences.” Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a note owner under a related agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect such actions on its behalf through DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Note owners should review the procedures of DTC, Clearstream, Luxembourg and Euroclear (as well as any agreements with direct and indirect participants through whom note owners hold their notes) for clearing, settlement and withholding tax procedures applicable to their purchase of notes, as well as the procedures governing communications with and the exercise of note owner rights through such clearing agencies.

Definitive Notes

Notes that are initially cleared through DTC may be issued in definitive, fully registered, certificated form to investors or their respective nominees, rather than to DTC or its nominee, if requested by the DTC participants to whom the notes are credited and in accordance with DTC’s rules and procedures.

Upon surrender by DTC of the definitive certificates representing the corresponding notes and receipt of instructions for re-registration, the trustee will reissue the notes to the noteholders as definitive notes.

Principal and interest payments on all definitive notes will be made by the trust in accordance with the procedures set forth in the indenture, directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date for the notes.  Those payments will be made by check mailed to the address of each holder as it appears on the register maintained by the indenture trustee.  The final payment on any definitive note, however, will be made only upon presentation and surrender of the definitive note at the office or agency specified in the notice of final distribution to the noteholders.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or of a registrar named in a notice delivered to holders of definitive notes.  No service charge will be imposed for any registration of transfer or exchange, but the trust may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer or exchange.

Investor Communications

In addition to rights of noteholders and note owners to communicate directly with the trust or the servicer regarding investor communications, with the indenture trustee to request a vote for an asset representations review and with the sponsor or the depositor with respect to dispute resolution as described herein, a noteholder, by notice directly to the applicable transaction party, and a note owner, through the procedures of the clearing agency, may communicate with the trust, the servicer, indenture trustee, the sponsor, and the depositor, as applicable, in order to vote, provide notices, make requests and demands, give directions and take other actions as permitted by the transaction documents.

Three or more holders of the notes or one or more holders of notes evidencing at least 25% of the aggregate outstanding principal balance of the notes may, by written request to the indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or the notes.  The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders.

A noteholder or note owner may also send a request to the trust or to the servicer, on behalf of the trust, stating that the noteholder or note owner is interested in communicating with other noteholders or note owners about the possible exercise of rights under the transaction documents.  The requesting noteholder or note owner must include in the request (1) the name of the requesting noteholder or note owner, (2) a description of the method by which other noteholders or note owners may contact the requesting noteholder or note owner and (3) in the case of a note owner, a certification from that person that it is a note owner, including a trade confirmation, account statement, letter from a broker or dealer or similar document.  The trust will promptly deliver any such request to the servicer.  On receipt of a communication request, the servicer will include in the Form 10-D related to the reporting period in which the request is received the following information:

•                   a statement that the trust received a communication request,

•                   the date the request was received,

•                   the name of the requesting noteholder or note owner,

•                   a statement that the requesting noteholder or note owner is interested in communication with other noteholders or note owners about the possible exercise of rights under the transaction documents, and

•                   a description of the method by which the other noteholders or note owners may contact the requesting noteholder or note owner.

Any expenses of the trust or the servicer relating to an investor communication, including any review of documents evidencing ownership of a note and the inclusion of the investor communication information in the Form 10-D, will be paid by the servicer.

An investor may make a request or demand or provide notice or instructions directly to the trust, the trustee, the indenture trustee, the depositor, the sponsor or the servicer under the transaction documents if such investor is a holder of record of a note (a noteholder) or is the beneficial owner of a note (a note owner), provided that such note owner is expressly permitted to communicate directly with such parties under the transaction documents (without going through DTC) and such note owner provides a written certification stating that it is a beneficial owner of a note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a note.

Reports to Noteholders

On or prior to each payment date for the notes, the servicer will prepare and provide to the trust’s indenture trustee a statement to be delivered, or otherwise made available in the manner specified under “The Trustee and the Indenture Trustee—The Indenture Trustee” to the noteholders.  Each of these statements will include, to the extent applicable to the notes or class of notes, the following information with respect to the payment date or the period since the previous payment date:

(1)                                 the amount of any principal payment on each class of securities;

(2)                                 the amount of any interest payment on each class of securities;

(3)                                 the aggregate balance of receivables in the trust at the end of the prior Collection Period;

(4)                                 the aggregate outstanding principal balance and the note pool factor for each class of notes after giving effect to all payments reported under clause (1) above;

(5)                                 the amount of fees and expenses payable to the asset representations reviewer for the prior Collection Period;

(6)                                 the amount of the servicing fee paid to the servicer for the prior Collection Period;

(7)                                 the amount of the administration fee paid to the administrator for the prior Collection Period;

(8)                                 the amount of the net losses on receivables, if any, during the prior Collection Period;

(9)                                 the aggregate purchase price paid for receivables, if any, that were purchased or repurchased by us, CNH Industrial Capital America or the servicer during the prior Collection Period; and

(10)                          the balance on deposit in the spread account, after giving effect to any changes on that date.

The note pool factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal balance of such class of notes, as of each payment date (after giving effect to payments to be made on such payment date), as a percentage of the initial outstanding principal balance of such class of notes.  Each note pool factor will initially be 1.0000000 and will decline over time to reflect reductions in the outstanding balance of the applicable class of notes.

A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes is the product of (i) the original denomination of the noteholder’s note and (ii) the then applicable note pool factor.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the trust, the indenture trustee will mail to each person who at any time during such calendar year has been a noteholder with respect to the trust and received any payment thereon, a statement containing certain information for the purposes of such noteholder’s preparation of U.S. Federal income tax returns.

The first report to noteholders will also include (a) the fair value of the certificates as a percentage of the sum of the fair value of the notes and the certificates and as a dollar amount as of the closing date; (b) the amount deposited to the spread account as a percentage of the sum of the fair value of the notes and certificates as of the closing date and as a dollar amount; (c) the total of (a) and (b); and (d) a description of any material changes in the methodology or inputs and assumptions used to calculate the fair value, each as described in “Credit Risk Retention.”

The servicer, on behalf of the trust, will file a Form 10-D for the trust with the SEC within 15 days after each payment date which will include the report to noteholders for that payment date and the following information, if applicable:

•                   a description of the events that triggered a review of the review receivables by the asset representations reviewer during the prior month,

•                   if the asset representations reviewer delivered its review report during the prior month, a summary of the report,

•                   if the asset representations reviewer resigned or was removed, replaced or substituted, or if a new asset representations reviewer was appointed during the prior month, the identity and experience of the new asset representations reviewer, the date the change occurred, the circumstances surrounding the change, and

•                   a statement that the trust received a request from a noteholder during the prior month to communicate with other noteholders, together with the date the request was received, the name of the requesting noteholder, a statement that the requesting noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents and a description of the method by which the other noteholders may contact the requesting noteholder.

Asset Representations Review

If two triggers are met, the asset representations reviewer will perform a review of certain receivables to test for compliance with the representations made by the originator and the depositor about the receivables.  The first trigger is a 61+ day delinquency trigger that will occur if at the end of a Collection Period 61+ days delinquent receivables as a percentage of the aggregate Statistical Contract Value meets or exceeds the trigger percentage set by the originator as described below.  If the 61+ day delinquency trigger occurs, it will be reported on the servicer report for that Collection Period and reported in the Form 10-D for that Collection Period.  The second trigger is a voting trigger that will be met if, following the occurrence of the delinquency trigger, the noteholders and note owners of at least 5% of the principal amount of outstanding notes demand a vote and, subject to a 5% voting quorum, the noteholders and note owners of a majority of the principal amount of the outstanding notes that are voted vote for a review.  The review fees will be $200 for each receivable tested in the review.

Delinquency Trigger.  The period of delinquency for a receivable is the number of days that a payment of more than an inconsequential amount is past due.  Payments of $50 or more are generally considered consequential.  The 61+ day delinquency trigger will be 10% for the first 12 Collection Periods following the cutoff date and 16% for the remaining Collection Periods that the notes are outstanding.  CNH Industrial Capital America developed the 61+ day delinquency trigger by considering the historical 61+ day delinquency rates observed in its prior U.S. retail securitizations since 2006.  The delinquency rates equal the sum of the outstanding balance (Statistical Contract Value) for all receivables (excluding liquidated or purchased receivables, but including receivables in repossession status, which are stated at a value net of any estimated or actual recoveries) that have a payment of at least $50 past due for more than 60 days, as a percentage of the outstanding aggregate Statistical Contract Value of all receivables (excluding liquidated or purchased receivables, but including receivables in repossession status, which are stated at a value net of any estimated or actual recoveries) as of the end of each Collection Period.

CNH Industrial Capital America derived the highest delinquency rates from these prior securitization transactions and used them as a base for the 61+ day delinquency trigger rate, which it believes (given the variability of the cash flows due to such factors as non-monthly payment types, seasonality, industry trends, severe weather and natural disasters, and relatively large receivable balances) represents a reasonable approach.  CNH Industrial Capital America then applied multiples to the highest delinquency rates observed during the first 12 Collection Periods and the remaining Collection Periods, as shown in the table below.  CNH Industrial Capital America believes the 61+ day delinquency trigger is an appropriate threshold at the point when noteholders and note owners may benefit from an asset representations review.  The 61+ day delinquency trigger starts at a lower level for the first year and increases to a higher level for the remaining years of the securitization transaction to reflect the historical experience and monthly variability of the delinquencies in CNH Industrial Capital America’s prior securitization transactions.  This provides a more conservative trigger level early in this securitization transaction’s life, when rising delinquencies may cause concern about whether the representations made about the receivables are true and when noteholders and note owners may benefit most from an asset representations review.

Period (from Cutoff Date)	Multiple Applied To Highest Delinquency Rate during Period	61 + day Delinquency Trigger
1-12	3.5	10%
13-48+	2.0	16%

CNH Industrial Capital America believes that the delinquency trigger is appropriate based on:

•                   its experience with delinquency rates of its prior securitized pools and managed portfolio of retail receivables,

•                   its understanding of the monthly variability of cash flows and delinquency rates of similar receivables,

•                   its knowledge of the uniqueness of the industries in which it operates, including the effects on its obligors due to seasonality, severe weather and natural disasters, insurance programs (such as crop insurance) and income fluctuations, and

•                   the number of large dollar size receivables within a securitized pool, which may result in occasional spikes in delinquency percentage rates, especially during the later years given the amortizing nature of the securitized pool.

The following graph shows the percentages of receivables more than 60 days delinquent in CNH Industrial Capital America’s prior securitized pools since 2006, compared to the delinquency triggers established for this securitization transaction.

Voting Trigger.  If the delinquency trigger occurs on the last day of a Collection Period, a noteholder or a note owner may directly request that the indenture trustee call a vote of all noteholders and note owners on whether to direct the asset representations reviewer to perform a review.  If noteholders and note owners of at least 5% of the principal amount of the outstanding notes (excluding notes held by the sponsor, the servicer and their affiliates) demand a vote within 90 days after the filing of the Form 10-D reporting the occurrence of the delinquency trigger, the indenture trustee will submit the matter to a vote of all noteholders and, if notes are held through DTC, all note owners.  The vote will remain open until the 150th day after the filing of that Form 10-D.  Assuming a voting quorum of noteholders and note owners holding at least 5% of the principal amount of the outstanding notes is reached, if the noteholders and note owners of a majority of the principal amount of the outstanding notes that are voted vote to direct a review, the indenture trustee will notify the asset representations reviewer and the servicer to start the review.  If the requirements of the voting trigger are not met within these time periods, no asset representations review will occur for that occurrence of the delinquency trigger.

Asset Representations Review Process

The review will be performed on each receivable that is 60 days or more delinquent as of the end of the month prior to the receipt of the review notice, or the “review receivables.”  Within 60 days of the receipt of a review notice, the servicer will give the asset representations reviewer access to the receivable files and other information necessary for the review of all of the review receivables.  Upon receiving access to the review materials, the asset representations reviewer will start its review of the review receivables and complete its review within 60 days after receiving access to all review materials.  The review period may be extended by up to an additional 30 days if the asset representations reviewer detects missing review materials that are subsequently provided within the 60-day period or requires clarification of any review materials or testing procedures.  The review will consist of performing specific tests for each representation with respect to each review receivable and determining whether each test was passed or failed.  If the servicer notifies the asset representations reviewer that a review receivable was paid in full or repurchased from the pool before the review report is delivered, the asset representations reviewer will terminate the tests of that review receivable and the review of that review receivable will be considered complete.

The tests were designed by CNH Industrial Capital America to determine whether a review receivable was not in compliance with the representations made about it in the transaction documents as of the relevant time, which is usually at origination of the receivable or as of the cutoff date or closing date.  There may be multiple tests for each representation.  The review is not designed to determine why the obligor is delinquent or the creditworthiness of the obligor, either at the time of the review or at origination.  The review is not designed to determine whether the receivable was serviced in compliance with the sale and servicing agreement after the cutoff date.  The review is not designed to establish cause, materiality or recourse for any failed test.  The review is not designed to determine whether CNH Industrial Capital America’s origination, underwriting and purchasing policies and procedures are adequate, reasonable or prudent.

Review Report

Within five days after completion of the review, the asset representations reviewer will provide a report to the trust and the servicer on the test results for each review receivable and each representation, including any review receivable for which the tests were considered complete and the related reason.  The asset representations reviewer is not responsible for determining whether noncompliance with any representation is a breach of the transaction documents or if any receivable is required to be repurchased.  The servicer will evaluate the asset representations reviewer’s report to determine whether there were breaches of representations and warranties that would require a repurchase, and whether a repurchase should be made.

On receipt of the report, the review fee will be paid to the asset representations reviewer according to the priority of payments as described under “Servicing Matters—Distributions.”  A summary of the report of the asset representations review will be included in the Form 10-D for the trust filed for the reporting period during which the report was received.

For more information about the asset representations reviewer, you should read “Asset Representations Reviewer.”

Dispute Resolution

If a request is made for the repurchase of a receivable due to a breach of a representation made about the receivable, and the repurchase is not resolved within 180 days after receipt by CNH Industrial Capital America or the depositor of notice of the repurchase request, the requesting party, including a noteholder and note owner, will have the right to refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration.  The requesting party must start the mediation or arbitration proceeding according to the applicable rules of the mediation or arbitration organization within 90 days after the end of the 180-day period.  CNH Industrial Capital America and the depositor must agree to participate in the selected resolution method.  Dispute resolution to resolve repurchase requests will be available regardless of whether the noteholders and note owners voted to direct an asset representations review or whether the delinquency trigger occurred.

A mediation or arbitration will be administered by The American Arbitration Association using its mediation or arbitration rules in effect at the time of the proceeding.  If The American Arbitration Association no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by CNH Industrial Capital America, using its relevant rules then in effect.  However, if any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration stated in the transaction documents, the procedures in the transaction documents will control.  Any mediation or arbitration will be held in New York City at the offices of the mediator or arbitrator or at another location selected by the depositor or the sponsor.  Any party or witness may appear by teleconference or video conference.

A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect.  The mediator or arbitrator must be impartial, an attorney admitted to practice in the state of New York and have at least 15 years of experience in commercial litigation and, if possible, equipment finance or asset-backed securitization matters.

For a mediation, the proceeding will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation.  The expenses of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation.  If the parties fail to agree at the completion of the mediation, the requesting party may refer the repurchase request to arbitration or court adjudication.

For an arbitration, the arbitrator will have the authority to schedule, hear and determine any motions, including dispositive and discovery motions, according to New York law, and will do so at the motion of any party.  Discovery will be completed within 30 days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions.  However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary.  Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, discovery motions and a pre-hearing brief.  The evidentiary hearing on the merits will start no later than 60 days after the selection of the arbitrator and will proceed for no more than six consecutive business days with equal time allocated to each party for the presentation of direct evidence and cross examination.  The arbitrator may allow additional time on a showing of good cause or due to unavoidable delays.

The arbitrator will make its final determination in writing no later than 90 days after its selection.  The arbitrator will resolve the dispute according to the transaction documents, and may not modify or change the transaction documents in any way or award remedies not consistent with the transaction documents.  The arbitrator will not have the power to award punitive or consequential damages.  In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties in its reasonable discretion.  The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter.  By selecting arbitration, the requesting party is giving up its right to sue in court, including the right to a trial by jury.

Neither the depositor nor the sponsor will be required to produce personally identifiable customer information for purposes of any mediation or arbitration.  Each party will agree to keep the details of the repurchase request and the dispute resolution confidential, other than disclosure required by law.

Credit Risk Retention

The risk retention regulations in Regulation RR of the Securities Act require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the receivables.  The depositor is a wholly-owned affiliate of CNH Industrial Capital America and will retain the required economic interest in the credit risk of the receivables to satisfy the sponsor’s requirements under Regulation RR.

The depositor will satisfy the risk retention requirements of Regulation RR by retaining an “eligible horizontal residual interest” under Regulation RR in the form of the certificates and by funding an “eligible horizontal cash reserve account” under Regulation RR in the form of the spread account.  Under Regulation RR, the total fair value of the “eligible horizontal residual interest” (the certificates) and the amount deposited in the “eligible horizontal cash reserve account” (the spread account) as a percentage of the sum of the fair value of the notes and the certificates on the closing date is greater than five percent.

In general, the certificates represent the rights to the overcollateralization and excess spread not needed to make payments on the notes or to cover losses on the receivables.  Because the certificates are subordinated to each class of notes and are only entitled to amounts not needed on a payment date to make payments on the notes or to make other required payments or deposits according to the priority of payments described in “Servicing Matters—Distributions”, the certificates absorb all losses on the receivables by reduction of, first, the excess spread, and second, the overcollateralization, before any losses are incurred by the notes.  For a description of the credit enhancement available for the notes, including the excess spread and overcollateralization, see “Cash Flow and Credit Enhancement.”

The fair value of the certificates as of the closing date is approximately $36.82 million, representing approximately 4.46% of the sum of the fair value of the notes and the certificates on the closing date.  The fair value of the certificates and the amount on deposit in the spread account as of the closing date is approximately $54.58 million, representing approximately 6.61% of the sum of the fair value of notes and the certificates on the closing date.

The estimated fair value of the notes and the certificates as of the closing date is summarized below:

	Fair Value (in millions)	Fair Value (as a percentage)
Class A-1	$160.90	19.48%
Class A-2	$267.00	32.33%
Class A-3	$268.00	32.45%
Class A-4	$75.39	9.13%
Class B	$17.75	2.15%
Certificates	$36.82	4.46%
Total	$825.86	100.00%

The sponsor determined the fair value of the notes and the certificates using a fair value measurement framework under U.S. generally accepted accounting principles.  In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value is reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 3 inputs.

•                  Level 1 — inputs include quoted prices for identical instruments and are the most observable;

•                  Level 2 — inputs include quoted prices for similar instruments and observable inputs such as interest rates and yield curves; and

•                  Level 3 — inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the spread account is considered Level 1 in the hierarchy as it consists of a cash balance.

The fair value of the notes is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments.  The fair value of the certificates is categorized within Level 3 of the hierarchy as inputs to the fair value calculation are generally not observable.

The fair value of the notes is equal to the initial principal amount, or par.  This reflects the interest rates of the notes as set forth on the cover page of this prospectus.

To calculate the fair value of the certificates, the sponsor used an internal valuation model.  This model projects future cash flows from the pool of receivables, the interest and principal payments on each class of notes, transaction fees and expenses and the servicing fee.  The resulting cash flows to the certificates are discounted to present value based on a discount rate that reflects the credit exposure to these cash flows.  In completing these calculations, the sponsor made the following assumptions:

•                   the discount rate is 11.00%.

•                   interest accrues on the notes as described above.

•      cash flows from the receivables are calculated using the scheduled payments adjusted for assumptions regarding prepayments and net losses as described below. These assumptions are different than the analysis described in “Weighted Average Life of the Notes,” where cash flows are adjusted for prepayments only and utilize a linear fixed cumulative prepayment speed.

•                   monthly annualized prepayment speeds on the receivables as a percentage of the pool balance occur each month on a non-linear basis at the rates shown in the table below.

•                   cumulative net losses on the receivables as a percentage of the initial pool balance occur each month on a non-linear basis at the rates shown in the table below.

•                   the sponsor will exercise its clean-up call option on the first payment date following the payment date on which the option is available.

The following table shows the assumptions for the cumulative net losses and monthly annualized prepayment speeds as a percentage of the pool balance.

Month	Prepayment Speed %	Cumulative Net Loss %	Month	Prepayment Speed %	Cumulative Net Loss %
1	3.20%	0.00%	25	5.58%	0.62%
2	3.13%	0.00%	26	4.85%	0.65%
3	3.80%	0.00%	27	5.21%	0.68%
4	4.39%	0.01%	28	4.73%	0.71%
5	14.15%	0.02%	29	7.20%	0.73%
6	31.63%	0.04%	30	19.85%	0.75%
7	24.30%	0.05%	31	18.27%	0.77%
8	48.60%	0.07%	32	25.22%	0.79%
9	51.15%	0.09%	33	32.77%	0.80%
10	43.72%	0.11%	34	30.52%	0.82%
11	34.07%	0.13%	35	23.86%	0.84%
12	5.56%	0.15%	36	6.73%	0.85%
13	4.94%	0.18%	37	6.06%	0.87%
14	4.45%	0.23%	38	5.15%	0.88%
15	4.90%	0.28%	39	5.37%	0.89%
16	4.58%	0.33%	40	4.83%	0.91%
17	8.41%	0.37%	41	6.95%	0.92%
18	23.65%	0.40%	42	17.54%	0.93%
19	19.42%	0.43%	43	16.24%	0.94%
20	29.67%	0.46%	44	23.56%	0.95%
21	37.22%	0.49%	45	32.37%	0.96%
22	33.60%	0.53%	46	30.44%	0.97%
23	25.91%	0.57%	47	23.94%	0.97%
24	6.15%	0.59%

The sponsor developed these inputs and assumptions by considering the following factors:

•                   The discount rate is estimated to reflect the credit exposure to the certificates’ cash flows and market interest rates.  Due to the lack of an actively traded market in certificates, the discount rate was derived using qualitative factors that consider the equity-like component of the first-loss exposure.

•                   The cumulative net loss percentages and corresponding monthly baseline curve were developed utilizing interpolation and proportional hazards modeling approaches based on at least ten years of the sponsor’s historical performance data for both securitized and unsecuritized receivables with various characteristics, including but not limited to, industry and seasoning.  The base information (data set) for the model was provided by the sponsor and is confidential, generally not observable, and not publicly available due to privacy and competitive concerns. Frequency of defaults and recovery rates estimates are included in the cumulative net loss assumption rates.  At the time a receivable defaults, a recovery is estimated and then further adjusted, if needed, upon realization of proceeds (as described in the last paragraph under “Historical Credit Loss/Repossession Experience”). Recovery estimates are based on factors such as current and projected market conditions, industry segment, and industry guidebooks. The model was tested against actual net loss rates of receivables within prior ABS transactions that had at least 24 months of seasoning.  Because the shape of the baseline curve is non-linear, the sponsor has provided monthly cumulative net loss percentage assumptions.

•                   The sponsor has provided monthly prepayment speed assumptions because of the variation in monthly speeds.  Forecasted prepayment rates were derived from identifiable properties of the receivables in the specific securitized pool. The prepayment rates were forecasted using an analytically derived model based on the sponsor’s historical ten year monthly portfolio data.  The model was validated at the receivable and aggregate pool level.  The base information (data set) for the model was provided by the sponsor and is confidential, generally not observable, and not publicly available due to privacy and competitive concerns.

The sponsor believes that the inputs and assumptions described above include all inputs and assumptions that could have a material impact on the fair value calculation or a prospective investor’s ability to evaluate the sponsor’s fair value calculations.  The inputs and assumptions described under “Credit Risk Retention” in this prospectus are intended solely for the purpose of determining the fair value of the notes and the certificates in accordance with the requirements of the Regulation RR, and should not be relied upon by investors for any other purpose.

CNH Industrial Capital America will recalculate the fair value of the notes and the certificates following the closing date to reflect the issuance of the notes and any material changes in the methodology or inputs and assumptions described above.  The fair value of the certificates and the amount on deposit in the spread account as of the closing date as a percentage of the sum of the fair value of the notes and the certificates and as a dollar amount will be included in the first report to noteholders, together with a description of any material changes in the methodology or inputs and assumptions used to calculate the fair values.

On the closing date, the trust will establish a trust bank account in the name of and for the benefit of the trust (referred to as the spread account). The spread account is structured to be an “eligible horizontal cash reserve account” under Regulation RR and will be funded by the retention of a portion of the purchase price for the offered notes on the closing date in the amount equal to approximately $17.75 million, which is approximately 2.15% of the fair value of the notes and the certificates as of the closing date. Funds on deposit in the spread account may not be used to pay the servicing fee or the administrator fee, for so long as New Holland Credit or another affiliate of CNH Industrial Capital America is the servicer or the administrator. For all other purposes, the spread account may be used to make any payments on the notes on any payment date on which the trust has insufficient funds from any source to satisfy an amount due on any notes (including each of the notes on the final scheduled maturity date to the extent collections on the receivables are insufficient to make such payments). The depositor, or another majority-owned affiliate of CNH Industrial Capital America, is required to maintain the spread account until all notes and certificates are paid in full or the trust is dissolved. CNH Industrial Capital America, the depositor or any of their affiliates may not hedge the amounts in the spread account during this period. Amounts held in the spread account will only be invested in investments that are cash or that the servicer believes qualify as “cash equivalents” as required by Regulation RR. The fair value of the eligible horizontal residual interest that the sponsor is required to fund through the spread account in order for such account, together with other retained interests, to satisfy the sponsor’s risk retention requirement is approximately $17.75 million, which is approximately 2.15% of the fair value of the notes and the certificates as of the closing date.  See “Credit and Cash Flow Enhancement—Spread Account” and “Servicing Matters—Spread Account” in this prospectus for additional information regarding or relating to the spread account.

The depositor, or another majority-owned affiliate of CNH Industrial Capital America, is required to retain the certificates until the later of two years from the closing date, the date the pool balance is 33% or less of the initial pool balance, or the date the principal amount of the notes is 33% or less of the original principal amount.

CNH Industrial Capital America, the depositor or any of their affiliates may not hedge the certificates during this period except as permitted under Regulation RR. Once the depositor is no longer required to hold the certificates to satisfy the sponsor’s obligations under Regulation RR, we may at any time, without consent of the noteholders, sell or otherwise transfer our rights to the certificates, if the transferee represents and warrant to the trust that the transfer will not cause the trust to be treated as a publicly traded partnership taxable as a corporation for U.S. Federal income tax purposes and that the transferee will not take any action that would cause the trust to be treated as publicly traded partnership for U.S. Federal income tax purposes.

If the risk retention regulations in Regulation RR are amended, repealed or otherwise no longer require risk retention by CNH Industrial Capital America as described under “Credit Risk Retention” in this prospectus, then it, the depositor or another affiliate of CNH Industrial Capital America may sell or hedge the certificates or its interest in the spread account at any time, without the restrictions set forth in such section, and which may be at a time earlier than the time described above as the time when such interests may be sold or hedged in accordance with Regulation RR.

For the avoidance of doubt, in no event shall the indenture trustee have any obligation or responsibility to monitor or enforce compliance with, or be charged with knowledge of the requirements of, Regulation RR (including, but not limited to, §246.4(b)(2) and §246.4(b)(3)(i) therein), nor shall it be liable to any investor or any other party whatsoever for any violation of Regulation RR (including, but not limited to, §246.4(b)(2) and §246.4(b)(3)(i) therein) or any similar provisions now or hereafter in effect or the breach of any terms of the indenture or any other document in connection therewith.

Credit and Cash Flow Enhancement

The notes will benefit from credit enhancement in the form of subordination (as described herein), the spread account and overcollateralization (to the extent described below).  Any credit enhancement that constitutes a guarantee of the notes will be separately registered under the Securities Act unless exempt from such registration.

The presence of credit enhancement for the benefit of the notes or any class of notes is intended to enhance the likelihood of receipt by the related noteholders of the full amount of principal and interest due on their notes and to decrease the likelihood that such noteholders will experience losses.  The credit enhancement for the notes or a class of notes generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance, with interest.  If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders will bear their allocable share of deficiencies, as described herein.  In addition, for credit enhancement that covers more than one class of securities, noteholders of any one class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes.

We may replace the credit enhancement for any class of notes with another form of credit enhancement without the consent of noteholders, if the Rating Agency Condition is satisfied with respect to the notes and if such replacement is not prohibited by Regulation RR.

Spread Account

The servicer will establish the spread account, which will be maintained in the name of the trust.  We will initially fund the spread account by a deposit on the closing date in an amount set forth under “Servicing Matters—Spread Account.”  The amount on deposit in the spread account will be increased on each payment date up to a balance specified under “Servicing Matters—Spread Account” by the deposit of collections on the receivables remaining after all higher priority payments on that payment date.  Since the spread account will serve as an eligible horizontal cash reserve account, it must comply with the additional restrictions set forth under “Credit Risk Retention.”

The depositor may at any time, without consent of the noteholders, sell or otherwise transfer its rights to the spread account, if the Rating Agency Condition is satisfied with respect to the notes.  Such sale or transfer may be made only to the extent it is not prohibited by Regulation RR.

Overcollateralization

As of the closing date, the outstanding note balance will be approximately equal to the aggregate contract value of the receivables as of the cutoff date.  Subsequently, the aggregate amount of monthly principal payments to be made on all outstanding classes of notes on each payment date, to the extent of available amounts, will generally be equal to the decrease during the prior collection period in the contract value of the receivables.  However, due to the “turbo” feature (as described in the third paragraph under “Description of the Notes — Payments of Principal”) aggregate available funds on a payment date (after payment of asset representations review fees, expenses and indemnities (up to the limit specified herein), servicer fees, administrator’s fees, interest on the notes, replenishing the spread account and more senior allocations to repay principal on such notes on such payment date) will be used to make additional principal payments on the Class A-1 Notes until paid in full.  As a consequence of the turbo mechanic, the Class A-1 note balance is designed to decline more quickly than the asset pool balance, resulting in (1) the notes being repaid more quickly than otherwise would be the case and (2) an accumulation of overcollateralization (the amount by which the receivables balance exceeds the outstanding note balance) in the transaction. When the A-1 Notes are fully repaid, the documents do not allow the return of this excess to the depositor or certificateholder but rather require the imbalance to be maintained as additional support for noteholders.

Amendments

The trust agreement, administration agreement, sale and servicing agreement and the purchase agreement generally may be amended by the parties thereto without the consent of the noteholders or any other person, in each case if one of the following documents is delivered to the indenture trustee by the depositor, servicer or administrator as applicable:

(a)         an opinion of counsel to the effect that such amendment will not materially and adversely affect the interests of the noteholders (and, with respect to a trust agreement, the administration agreement, the purchase agreement and the sale and servicing agreement, the interests of the certificateholders); or

(b)         an officer’s certificate to the effect that such amendment will not materially and adversely affect the interests of the noteholders (and, with respect to a trust agreement, the administration agreement, the purchase agreement and the sale and servicing agreement, the interests of the certificateholders).

An amendment will be deemed not to adversely affect in any material respect the interests of any noteholder of a class of notes if the Rating Agency Condition is satisfied with respect to the notes of such class. Any amendment to the sale and servicing agreement which affects the rights, duties, immunities or liabilities of the trustee or the indenture trustee shall require the trustee’s or the indenture trustee’s written consent, as applicable.  Prior to the execution of any amendment to the trust agreement, the administration agreement, the sale and servicing agreement, or the purchase agreement, pursuant to each such agreement any hired NRSRO then rating the notes is to receive a written notification of the substance of such amendment.

The asset representations review agreement may be amended by the parties thereto, without the consent of the noteholders or any other person, in order to clarify an ambiguity, correct an error or supplement any defective or inconsistent term or to provide for, or facilitate the acceptance of the asset representations review agreement by a successor asset representations reviewer.  For amendments to add, change or eliminate terms of the agreement (other than to clarify an ambiguity, correct an error or supplement any defective or inconsistent term), the asset representations review agreement may be amended by the parties thereto, without the consent of the noteholders or any other person, if:

(a)         the administrator delivers an officer’s certificate stating that such amendment will not materially and adversely affect the interests of the noteholders to the trust, the trustee and the indenture trustee; or

(b)         the Rating Agency Condition is satisfied.

Amendments to the asset representations review agreement that otherwise would require an officer’s certificate or the satisfaction of the Rating Agency Condition described in clauses (a) and (b) above may be effected with the consent of the holders of notes evidencing at least a majority in principal amount of then-outstanding notes.

In addition, each of the trust’s transaction agreements may be amended without the consent of the noteholders or certificateholders, to add, modify or eliminate any provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment for the trust, the depositor or any of their affiliates under or with respect to any law or regulation or any accounting rule or principle (whether now or in the future in effect), so long as the Rating Agency Condition is satisfied with respect to the notes.

The sale and servicing agreement may be amended by the depositor, the servicer and the trust, with the written consent of the indenture trustee, but without the consent of any of the noteholders or the certificateholders, to: (x) replace the spread account with another form of credit enhancement as long as the Rating Agency Condition is satisfied with respect to the notes and as long as such replacement is not prohibited by Regulation RR, or (y) add credit enhancement for the benefit of any class of the notes or the certificates.  Similarly, the indenture may be amended to replace the spread account with another form of credit enhancement as long as the Rating Agency Condition is satisfied with respect to the notes and such replacement is not prohibited by Regulation RR, without the consent of the noteholders, but with prior written notice to the hired NRSROs, the trust, and the indenture trustee.

Each of the transaction agreements may be amended by the parties to the agreement, with prior written notice to the hired NRSROs, with the consent of the indenture trustee (except in the case of amendments to the trust agreement), the holders of notes evidencing at least a majority in principal amount of then-outstanding notes and the holders of certificates evidencing at least a majority of the certificate balance.  However, no such amendment may (a) reduce the interest rate or principal of any note or certificate or delay the final scheduled maturity date of any note or (b) reduce the required percentage of the notes or certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be.

Legal Proceedings

Except as disclosed in this section, there is no legal or governmental proceeding pending, or to the knowledge of the sponsor, threatened, against the sponsor, depositor, trustee, indenture trustee, asset representations reviewer, trust, servicer, originator, or of which any property of the foregoing is the subject, that is material to the noteholders.

Communications with Rating Agencies

The indenture trustee and the trustee will agree that any notices or requests to, or any other written communications with, a hired NRSRO, or any of its officers, directors or employees, to be given or provided to such hired NRSRO pursuant to, in connection with or related, directly or indirectly, to the transaction documents, the receivables, the related collateral or the notes, will be in each case either (i) furnished to the depositor to be forwarded to such hired NRSRO, or (ii) furnished directly to such hired NRSRO with a prior copy to the depositor.  In either case, such notices, requests and communications or copies thereof are required to be provided to the depositor at least one business day before they are or have to be delivered to a hired NRSRO under the transaction documents.  None of the indenture trustee, the trustee, or any party on behalf of any of them, are permitted to engage in any oral communications with a hired NRSRO or any of its respective officers, directors or employees, without the participation of the depositor.

Reports to be Filed with the SEC

The filings with the SEC described in the following sentence relating to the notes (along with the prospectus for the notes offered hereunder) will be made under the name of the trust, as issuing entity. These reports to be filed with the SEC include the monthly servicer reports to be filed on Form 10-D, annual reports filed on Form 10-K and current reports filed under Form 8-K (including one or more reports filed in connection with the issuance of the notes which will include the applicable definitive agreements). We may discontinue these periodic filings when permitted by law and applicable SEC rules. In addition, the registration statement of which this prospectus is a part and all related prospectuses filed pursuant to Rule 424 under the Securities Act of 1933, as amended, will also be on file with the SEC and are filed under the name of the depositor. The CIK number for the depositor is 0001115252.

Use of Proceeds

The trust will apply the offering proceeds from the sale of its notes remaining after payment of the expenses of offering identified in the “Plan of Distribution” section to buy receivables from us and to make deposits in various trust bank accounts. We will use that portion of the offering proceeds paid to us to purchase related receivables from CNH Industrial Capital America and/or for general corporate purposes.

Legal Investment

The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(11) of Rule 2a-7 under the Investment Company Act of 1940.  There are a number of other requirements under Rule 2a-7 that must be satisfied prior to the purchase of any security, and it is the responsibility solely of the fund and its advisor to determine eligibility and satisfy those requirements.

Certain Investment Company Act Considerations

The trust intends to rely on an exemption from the definition of “investment company” under the Investment Company Act contained in Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the trust.  The trust is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Aspects of the Receivables

Bankruptcy Considerations Relating to CNH Industrial Capital America and New Holland Credit

We and CNH Industrial Capital America will take steps in structuring the transaction described in this prospectus that are intended to provide that the voluntary or involuntary application for relief by CNH Industrial Capital America or New Holland Credit under the U.S. Bankruptcy Code or other insolvency laws will not result in consolidation of our assets and liabilities with those of CNH Industrial Capital America or New Holland Credit. These steps include our maintenance as a separate, limited-purpose subsidiary pursuant to a limited liability company agreement containing restrictions on the nature of our business and a restriction on our ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all our directors. However, there is no assurance that our activities would not result in a court concluding that our assets and liabilities should be consolidated with those of CNH Industrial Capital America or New Holland Credit in a proceeding under any insolvency law.

In addition, the indenture trustee, the trustee, all noteholders and all certificateholders will covenant that they will not at any time institute against us, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

CNH Industrial Capital America will warrant that the sale of receivables by it to us is a valid sale. If CNH Industrial Capital America were to become a debtor in a bankruptcy case, and a creditor or bankruptcy trustee or the debtor itself were to take the position that the transfer of receivables should instead be treated as a pledge of receivables to secure a borrowing, then delays in payments of collections of receivables to the trust (and in payments on the notes) could occur. If the court ruled in favor of the creditor, bankruptcy trustee or CNH Industrial Capital America, reductions in the amount of such payments could result.

If any transfer of receivables referred to above, or our transfer of receivables to the trust, were treated as a pledge instead of a sale, a tax or government lien on the property of the transferor arising before the sale of the receivable may have priority over the trust’s interest in the receivable. If the transfer is treated as a sale, the receivables would not be part of the transferor’s bankruptcy estate and would not be available to the transferor’s creditors, except under limited circumstances. In addition, while New Holland Credit is the servicer, cash collections on the receivables may, under some circumstances, be commingled with the funds of New Holland Credit and its affiliates, as applicable, and, in the event of the bankruptcy of New Holland Credit or an affiliate, the trust may not have a perfected security interest in those collections.

The U.S. Bankruptcy Code provides for the recovery of certain preferential pre-bankruptcy transfers and these provisions may apply to the repurchase of receivables by CNH Industrial Capital America or New Holland Credit. If CNH Industrial Capital America or New Holland Credit were to become a debtor in a bankruptcy case, the bankruptcy trustee or the debtor itself might be able to recover monies paid to the trust for the repurchase of receivables during the 90-day period prior to the bankruptcy filing, or for a period of one year prior to the bankruptcy filing if the trust or the depositor, as applicable, receiving such payments were deemed to be an “insider” of CNH Industrial Capital America or New Holland Credit, as applicable.

Bankruptcy Considerations Relating to Dealers

A substantial portion of the receivables may be or may have been originated by CNH Industrial dealers. A portion of the receivables originated by CNH Industrial dealers provide for recourse to the originating dealer for defaults by the obligors. See “Origination of Receivables—Dealer Agreements” in this prospectus. In the event of a dealer’s bankruptcy, a creditor or bankruptcy trustee, as applicable, of the dealer or the dealer itself might attempt to characterize the sales of receivables to CNH Industrial Capital America as loans to the dealer secured by the receivables. Such an attempt, if successful, could result in payment delays or losses on the affected receivables. However, in connection with any sale of receivables, by CNH Industrial Capital America to us, CNH Industrial Capital America has warranted that at the time of such sale it had good title to the receivables. In addition, the U.S. Bankruptcy Code provides for the recovery of certain preferential pre-bankruptcy transfers and these provisions may apply to the repurchase of receivables by CNH Industrial dealers. If a CNH Industrial dealer were to become a debtor in a bankruptcy case, the bankruptcy trustee or the debtor itself might be able to recover monies paid to the trust for the repurchase of receivables during the 90-day period prior to the bankruptcy filing, or for a period of one year prior to the bankruptcy filing if the trust, CNH Industrial Capital America or the depositor, as applicable, were deemed to be an “insider” of such CNH Industrial dealer.

Perfection and Priority With Respect to Receivables

A purchaser of retail installment sale contracts or retail installment loans who in good faith gives new value and takes possession of the chattel paper that evidences the retail installment sale contracts and/or retail installment loans in the ordinary course of the purchaser’s business may have priority over the interest of the trust in the receivables. Any sale of, or grant of a security interest in, receivables that had been sold to the trust would be a violation of CNH Industrial Capital America’s contractual obligations, unless CNH Industrial Capital America has repurchased the receivable as described above under “Depositor—Closing Date Sale of Receivables.”

Security Interests in Financed Equipment

The receivables included in the trust may include grants of security interests in the equipment under the applicable Uniform Commercial Code. Perfection of security interests in the equipment is generally governed by the Uniform Commercial Code. However, depending on applicable state law and the nature of the equipment financed, perfection of security interests may be governed by certificate of title registration laws of the state that has issued a certificate of title covering the equipment.

CNH Industrial Capital America takes or requires the applicable dealer to take appropriate action under applicable state laws to perfect CNH Industrial Capital America’s security interest in the equipment. We are required to purchase from the trust any receivable as to which necessary perfection actions have not been taken prior to the time of sale to the trust, if the failure to take those actions will materially and adversely affect the interest of the trust in the receivable and the failure is not cured within a specified grace period. Similarly, CNH Industrial Capital America is required to purchase any such receivable if the failure occurred prior to its transfer of the receivable to us. In addition, the servicer is required to take appropriate steps to maintain perfection of security interests in the financed equipment (including substitute equipment, but excluding equipment related to receivables that have been, or are designated or identified to be, purchased by, repurchased by or otherwise transferred to us, the servicer, CNH Industrial Capital America or our affiliates pursuant to the transaction agreements (so long as the amounts required to be paid or deposited, if any, by such party for the receivables, are paid or deposited as required in the transaction agreements)) and it is obligated to purchase, or to require an affiliate to purchase, the related receivable if it fails to do so.

Due to administrative burden and expense, no action will be taken to record the transfer of security interests in the financed equipment from CNH Industrial Capital America to us or, in any case, from us to the trust. In most states, an assignment like the transfers referred to above is effective to convey a secured party’s interest in equipment, without any action to record the transfer of record. In those states, the proper initial filing of the financing statement relating to the equipment, or, if applicable, the notation of CNH Industrial Capital America’s lien on the certificates of title, will be sufficient to protect the trust against the rights of subsequent purchasers of financed equipment or subsequent lenders who take a security interest in financed equipment. However, by not identifying the trust as the secured party on the financing statement or certificate of title, the security interest of the trust in financed equipment could be defeated through fraud or negligence.

In addition, under the laws of most states, liens for repairs performed on the equipment and liens for unpaid taxes take priority over even a perfected security interest in equipment. We will represent to the trust that, as of the date the related receivable is sold to the trust, each security interest in any related financed equipment is or will be prior to all other present liens on and security interests in the financed equipment (other than (a) tax liens, mechanics’ liens and any liens that attach to the related receivable by operation of law as a result of any act or omission by the related obligor and (b) any lien against the equipment resulting from a cross-collateralization provision in the related contract). However, liens for repairs or taxes could arise at any time during the term of a receivable. Also, error, fraud or forgery by the equipment owner or the servicer or administrative error by state or local agencies could impair the trust’s security interest. If a single obligor finances or has financed multiple equipment purchases through CNH Industrial Capital America, each piece of related equipment may serve as collateral for multiple receivables.  CNH Industrial Capital America has agreed to subordinate its rights under any such cross-collateralization arrangement in any equipment financed by a receivable that is included in the trust and has agreed to obtain a similar subordination from any third-party or other securitization vehicle to which they may sell any interest in any equipment related to a receivable that has been sold to the trust. Neither we nor the servicer must repurchase a receivable if any of the occurrences described above, other than any action by the servicer, result in the trust losing the priority of its security interest or its security interest in the financed equipment after the date the security interest was assigned to the trust.

A security interest in equipment perfected by filing a financing statement pursuant to the Uniform Commercial Code would continue to be perfected for four months after the debtor changes its location to a state other than the state in which a financing statement was filed initially to perfect the security interest. A perfected security interest in equipment covered by a certificate of title would continue to be perfected for four months after the equipment becomes covered by a certificate of title issued by a different state. If a certificate of title is issued for equipment that does not show that the equipment is subject to the security interest, a buyer or conflicting security interest arising after the issuance of the certificate of title may have priority over the security interest even during the four month period from relocation or issuance of a certificate of title, as applicable. With respect to any equipment that is subject to a certificate of title, a majority of states generally require a surrender of a certificate of title to re-register the equipment. Accordingly, a secured party must surrender possession if it holds the certificate of title to the equipment, or, in the case of equipment registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, with respect to any equipment that is subject to such certificate of title laws, the secured party would have the opportunity to re-perfect its security interest in the equipment in the state issuing the certificate of title. Issuance of a certificate of title that does not list the security interest could defeat perfection.

Within the four-month period subsequent to a debtor changing its location to a state other than the state in which a financing statement was filed initially to perfect the security interest, as discussed in the preceding paragraph, the secured party must file a financing statement in the state where the debtor is then located in order to maintain perfection.

Repossession

Upon a default by an equipment purchaser, the holder of a retail installment sale contract or retail installment loan has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Under those remedies, the secured party may perform self-help repossession unless it would constitute a breach of the peace. Self-help is the method employed by the servicer in most cases and is accomplished simply by retaking possession of the financed equipment. Some jurisdictions may require that the obligor be notified of the default and be given time to cure the default prior to repossession. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

The Uniform Commercial Code and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some states, redemption by payment of delinquent installments or the unpaid balance may be permitted.

Deficiency Judgments and Excess Proceeds; Other Limitations

The proceeds of resale of equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states may impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness. In other states, a deficiency judgment against the debtor can be sought for the shortfall. However, because a defaulting obligor may have little or no ability to pay a judgment, in many cases it may not be useful to seek a deficiency judgment. If one is obtained, it may be uncollectible or settled at a significant discount.

Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the equipment or, if no such lienholder exists, to the former owner of the equipment.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

In addition to any laws that may limit or prohibit deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a proceeding under the federal bankruptcy law or state insolvency law, a court may prevent a creditor from repossessing equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the periodic payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Servicemembers Civil Relief Act

The Servicemembers Civil Relief Act (the “Relief Act”) and similar state laws apply to obligors who are members of the military on active duty, including members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the Oceanic and Atmospheric Administration assigned to duty with the military and certain other persons as specified in the Relief Act. Under the Relief Act, a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in the national guard or in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. In addition to adjusting the rate of interest, the lender must forgive any such interest in excess of 6% during the period of such obligor’s active duty status and for one year thereafter, unless a court orders otherwise.

Application of the Relief Act or similar state laws would also adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. In addition, the Relief Act and similar state laws impose limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional nine month period thereafter. Thus, if a receivable goes into default, there may be delays and losses arising from the inability to exercise the trust’s rights with respect to the receivable and related equipment in a timely fashion.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. Federal income tax consequences anticipated in connection with the purchase, ownership and disposition of notes.  This summary is based on provisions of the Code, final, temporary and proposed Treasury regulations thereunder, administrative positions of the Internal Revenue Service (the “IRS”) and judicial decisions, in each case as they currently exist.  Those authorities are subject to differing interpretations and may be changed, possibly retroactively, in a manner that could affect the accuracy of the statements and conclusions set forth herein.  Greenberg Traurig, LLP, tax counsel for the trust, has prepared or reviewed the statements in this section entitled “Material U.S. Federal Income Tax Consequences,” and it is the opinion of Greenberg Traurig, LLP that, to the extent those statements relate to matters of law or legal conclusions, they are, subject to the qualifications set forth in this section, correct in all material respects.

The following summary does not furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of notes by investors that are subject to special treatment under the U.S. Federal income tax laws, including tax exempt organizations, banks and thrifts, insurance companies, regulated investment companies, broker-dealers, trusts, estates, pass-through entities, investors subject to the alternative minimum tax, certain accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, investors whose functional currency is not the U.S. dollar or investors that will hold notes as a position in a “straddle” or as a part of a “synthetic security,” “conversion transaction” or other integrated investment comprised of notes and one or more other investments.  In addition, this summary is addressed only to investors who acquire their notes in the initial offering and investors who hold notes as capital assets within the meaning of section 1221 of the Code.  The trust urges prospective investors to consult their tax advisors as to the U.S. Federal, state, local, foreign and any other tax considerations to them of the purchase, ownership and disposition of notes.

Tax Opinion of Greenberg Traurig, LLP

It is the opinion of Greenberg Traurig, LLP that for U.S. Federal income tax purposes (i) the trust will not be treated as an association or publicly traded partnership taxable as a corporation, and (ii) the notes will be classified as indebtedness (except in the case of notes held by (a) the depositor or any of its affiliates (including, without limitation, the trust, the sponsor and the originator) or (b) any person in whose hands, or in the hands of a predecessor holder, the notes would be not treated in their entirety as indebtedness for U.S. Federal income tax purposes under regulations recently promulgated under section 385 of the Code). This opinion, which will be rendered on the closing date based on current law on that date, will assume the execution of the trust agreement and indenture and compliance by all parties with the terms of those agreements and related documents.  There are no statutes, regulations, administrative pronouncements or cases involving similar transactions of debt issued by a trust, and no ruling on any of the issues will be sought from the IRS.  An opinion of counsel is not binding on the IRS or the courts.  As a result, the IRS or a court may disagree with part or all of the discussion below.

Characterization of the Trust

If we or one of our affiliates is the sole owner of the trust certificates, for U.S. Federal income tax purposes, the trust will be disregarded as an entity separate from the sole beneficial owner of the trust certificates.  The depositor, the sponsor and the servicer will agree to treat the trust for purposes of U.S. Federal and, as permitted, state and local income tax, franchise tax and any other tax measured in whole or in part by income, (i) as disregarded as an entity separate from the beneficial owner of the trust certificates if there is only one beneficial owner that owns all of the trust certificates, with the assets of the trust treated as assets of the beneficial owner and debt of the trust as debt of the beneficial owner, and (ii) as a partnership if more than one person owns the trust certificates, with the assets of the trust treated as assets of the partnership, the owners of the trust certificates as the partners in the partnership and debt of the trust as debt of the partnership.

It is possible the IRS would assert that, for U.S. Federal income tax purposes, one or more classes of the notes are not classified as indebtedness but instead are treated as an interest in the assets of the trust, as the issuing entity, or as an equity interest in the trust. If one or more classes of the notes were treated as an equity interest in the trust, the trust should be classified for U.S. Federal income tax purposes as a partnership.  Unless the trust were treated as a publicly traded partnership that is taxable as a corporation, as discussed below, the trust would not be subject to U.S. Federal income tax.  Payments on such recharacterized notes would most likely be treated as “guaranteed payments”, in which case the amount and timing of income to a U.S. Holder would generally not be expected to differ materially from that which would be the case were the notes treated as debt.  On the other hand, if payments on recharacterized notes were not treated as “guaranteed payments”, the beneficial owners of such notes would be taxed individually on their respective allocable shares of the partnership’s income, gain, loss, deductions and credits, without regard to whether cash distributions are actually made by the trust to any of those beneficial owners, and would not be entitled to deduct miscellaneous itemized deductions, which may include their share of partnership expenses, for the years 2018-2025.  In addition, to the extent that partnership expenses are treated as allocable to a trade or business, the amount or value of interest deductions available to the holders of equity interests in the trust with respect to the trust’s interest expense may be limited under the rules of Code section 163(j).  Under partnership classification:

•                   the amount and timing of items of income and deduction of the beneficial owners of the classes of notes that are not classified as indebtedness may differ from the treatment that would apply if those notes are characterized as indebtedness;

•                   individual beneficial owners of those notes may be subject to certain limitations on their ability to deduct their shares of the expenses of the partnership;

•                   any Non-U.S. Holders that own those notes could be subject to U.S. Federal income tax and U.S. Federal tax return filing requirements and could also be subject to U.S. Federal withholding tax pursuant to ownership or disposition of a note; and

•                   any income allocable to certain tax-exempt organizations may constitute “unrelated business taxable income.”

If the trust were treated as a partnership for U.S. Federal income tax purposes, whether because there are multiple owners of the trust certificates or because any class of debt issued by the trust is classified as equity, and if, in addition, any equity interest in the trust were treated as being traded on an established securities market or as being readily tradable on a secondary market (or the substantial equivalent thereof) within the meaning of the publicly traded partnership rules, the trust could be treated under those rules as a corporation for U.S. Federal income tax purposes.  Even if equity interests in the trust were treated as so traded or readily tradable, the trust nevertheless would not be treated as a corporation if it satisfies the exception for treatment as a corporation that applies to a publicly traded partnership at least 90 percent of whose income is passive income, which generally includes interest income, within the meaning of the publicly traded partnership rules.  However, the opinion of Greenberg Traurig, LLP relies on the terms of the trust agreement and the indenture (and the related documents) and on the parties’ assumed compliance with the terms of those documents, which are intended to prevent the equity interests in the trust from being treated as so traded or readily tradable, rather than on the exception relating to passive income.  Note that the terms of the trust agreement and the indenture do not restrict the notes from being treated as so traded or readily tradeable, in the event that the notes would not be classified as indebtedness for U.S. Federal income tax purposes.

If the trust were taxable as a corporation for U.S. Federal income tax purposes, the trust would be subject to U.S. Federal corporate income tax on its taxable income, and possibly also to state and local corporate income or franchise tax. The taxable income of the trust would include all of its income from the receivables, reduced possibly by interest expense on some or all of the notes. Any corporate income tax imposed on the trust could materially reduce the cash available to the trust to make payments on the notes.  Payments to the beneficial owners of notes that are not treated as indebtedness generally would be treated as taxable dividends for U.S. Federal income tax purposes to the extent of the trust’s earnings and profits, and any of those payments received by a Non-U.S. Holder could be subject to U.S. Federal withholding tax.  The trust will not make any election to be classified for U.S. Federal income tax purposes as a corporation.

Tax Regulations for Notes Acquired by Related Parties

The IRS issued Treasury regulations under Section 385 of the Code that address the treatment of financial instruments as debt or equity when the instruments are held by certain parties who are related to the issuer. Under these regulations, in certain circumstances a note that otherwise would be treated as debt is treated as equity for U.S. Federal income tax purposes during periods in which the note is held by a related party (generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership). Under these regulations, although it is not entirely clear, it is expected that any notes treated as equity under these rules would be converted back to debt when acquired by a beneficial owner that is not a related party. In the event that such conversion into a debt  instrument is not automatic and the determination of debt-equity status would need to be conducted at such time of the later acquisition, it is possible that such instrument could constitute equity in the issuer for U.S. Federal income tax purposes. Although there is no present intent to sell the certificates, the trust agreement addresses the Treasury regulations under Section 385 of the Code in order to prevent their application to the notes. Moreover, the trust will be able to amend the trust agreement and the other transaction documents in the future without the consent of noteholders as required to prevent the application of those Treasury regulations to the notes.  The issuer will (a) timely prepare and maintain the documentation and other written information evidencing the material rights and obligations of the issuer and the noteholders relating to the notes, and any associated rights and obligations of other parties, and (b) maintain the documentation and other written information for at least all taxable years that the notes are outstanding and until the period of limitations expires for any tax return with respect to which the treatment of the notes is relevant, in order to support its position under Treasury regulation section 1.385-2 (or an applicable successor provision) for treatment of the notes as indebtedness for U.S. Federal income tax purposes.

Tax Consequences to Note Owners

For purposes of this summary, a “U.S. Holder” is a beneficial owner of notes that, for U.S. Federal income tax purposes, is

•                   an individual who is a citizen or resident of the United States,

•                   an entity that is classified as a corporation and is organized under the law of the United States, any state thereof or the District of Columbia or is otherwise treated as a domestic corporation,

•                   an estate the income of which is subject to U.S. Federal income taxation regardless of its source or

•                   a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) the trust was in existence on August 20, 1996 and properly elected to continue to be treated as a United States person.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of notes that, for U.S. Federal income tax purposes, is:

•                   an individual who is a nonresident alien as to the United States,

•                   an entity that is classified as a corporation and is not a U.S. Holder,

•                   an estate that is not a U.S. Holder or

•                   a trust that is not a U.S. Holder.

The tax treatment of a member of an entity that owns notes and is classified for U.S. Federal income tax purposes as a partnership will depend on the status of the member and the activities of the entity.  The entity and its members should consult their tax advisors regarding their tax considerations, which are not addressed herein.

Treatment of the Notes as Indebtedness.  As discussed above, it is the opinion of Greenberg Traurig, LLP that for U.S. Federal income tax purposes the trust will not be treated as an association or publicly traded partnership taxable as a corporation, and the notes will be classified as indebtedness (except in the case of notes held by (a) the depositor or any of its affiliates (including, without limitation, the trust, the sponsor and the originator) or (b) any person in whose hands, or in the hands of a predecessor holder, the notes would not be treated in their entirety as indebtedness for U.S. Federal income tax purposes under regulations recently promulgated under section 385 of the Code).  If, however, one or more classes of notes were treated for U.S. Federal income tax purposes as an interest in the assets of the trust, as the issuing entity, or as an equity interest in the trust, it is possible the trust would be treated as a corporation.  See the discussion above in “—Characterization of the Trust.”

We will agree, and beneficial owners of notes (to which we refer as “note owners”) will be deemed to agree, by their purchase of notes or interests therein, to treat notes or interests therein (other than any notes owned by the depositor or any of its affiliates (including, without limitation, the trust, the sponsor and the originator) or as may be required otherwise in the case of any person in whose hands, or in the hands of a predecessor holder, the notes would not be treated in their entirety as indebtedness for U.S. Federal income tax purposes under regulations recently promulgated under section 385 of the Code) as debt for U.S. Federal, state and local income and franchise tax purposes.  The remainder of this summary assumes that the notes are classified as indebtedness for U.S. Federal income tax purposes. Beneficial owners of notes should consult their own tax advisors regarding the tax consequences, if any, of the notes if they are not treated as indebtedness for U.S. Federal income tax purposes.

Tax Consequences to U.S. Holders

Stated Interest.  Subject to the discussion regarding original issue discount (“OID”), below, interest on a Note will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the U.S. Holder’s method of accounting for tax purposes. Stated interest on the Notes and OID, if any, accrued with respect to the Notes (as described below under “—Original Issue Discount”) constitutes income from U.S. sources.

Original Issue Discount.  Under Section 451 of the Internal Revenue Code accrual method U.S. Persons that prepare an “applicable financial statement” generally would be required to include certain items of income, such as OID (but not market discount), into gross income no later than the time such amounts are reflected on such a financial statement. This could result in income recognition differing from that which would otherwise result from the rules described below.  The U.S. Department of the Treasury released proposed regulations that would exclude from this rule any item of gross income for which a taxpayer uses a special method of accounting required by certain sections of the Code, including, income subject to the timing rules for OID, income under the contingent payment debt instrument rules, income and gain associated with an integrated transaction, de minimis OID, accrued market discount, and de minimis market discount.  These regulations are proposed to apply to taxable years beginning on or after the date the final regulations are published.  A taxpayer may generally rely on the proposed regulations for taxable years beginning after December 31, 2017, provided the taxpayer meet certain requirements outlined in the regulations.  The discussion below does not address the potential application of these rules to noteholders, and noteholders should consult their tax advisors with regard to interest, OID and premium matters concerning their notes.

In general, if the “issue price” of a note is less than its “stated redemption price at maturity,” the difference is treated as OID. The issue price of the notes is the first price at which a substantial amount of the notes is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The issue price of the notes is expected to be the amount set forth on the cover page of the prospectus, but it is subject to change based on actual sales.  The “stated redemption price at maturity” of a note is the total of all payments provided by the note that are not payments of “qualified stated interest.”  A “qualified stated interest” payment is generally any one of a series of stated interest payments on a debt instrument that are unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods).

Interest is unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. The depositor believes that the likelihood of late payment or nonpayment of the stated interest on the notes should constitute a remote contingency. The IRS, however, may disagree. In addition, the IRS may take the position that the owners of subordinated classes of notes do not have available default remedies ordinarily available to owners of debt instruments. In that case, the stated interest on those classes of notes would not be qualified stated interest, and those notes would be considered to have been issued with OID.

Unless the rules of section 1272(a)(6) of the Code apply as described below, the amount of OID that accrues during any accrual period with respect to a note purchased by a U.S. Holder in the initial offering will equal (i) the product of (A) the “adjusted issue price” of the note at the beginning of the accrual period (which price equals the issue price of that note plus the amount of OID that has accrued on a constant-yield basis in all prior accrual periods minus the amount of any payments, other than qualified stated interest, received on the note in prior accrual periods) and (B) the yield to maturity of that note (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of each accrual period), less (ii) any qualified stated interest payable on the note during the accrual period. The amount of OID so accrued in a particular accrual period will be considered to be received ratably on each day of the accrual period.  The inclusion of OID in income can result in the taxation of income in advance of the receipt of the cash corresponding to the income.

Section 1272(a)(6) of the Code provides that, in the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of obligations securing the debt instrument, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption. No Treasury regulations have been promulgated under section 1272(a)(6) of the Code. If section 1272(a)(6) of the Code applies to a class of notes, the manner in which those rules will apply is unclear. Under that Code provision, the amount of OID that will accrue in any given accrual period may either increase or decrease depending on the actual prepayment rate of the receivables. In the absence of regulations (or other administrative or other clarification) under section 1272(a)(6), information reports or returns to the IRS and the U.S. Holders regarding OID, if any, will be based on the assumption used in pricing the class of OID notes. See the section herein entitled “Weighted Average Life of the Notes.”  However, no representation is being made that the receivables will prepay at the rate reflected in that prepayment assumption or at any other rate. U.S. Holders are advised to consult their own tax advisors regarding the impact of any prepayments under the receivables if the notes are issued with OID.

If the amount of OID on a note is less than 0.25 percent of the stated redemption price at maturity of the note multiplied by the number of complete years to the maturity of the note (or, in the case of a note providing for the payment of any amount other than qualified stated interest prior to maturity, multiplied by the weighted average maturity of the note), the OID will be de minimis.  A U.S. Holder of that note must include the de minimis OID in income, as capital gain, on a pro rata basis as principal payments are made on the note or upon a sale, redemption of other taxable disposition of the note.

Acquisition Premium. If a note issued with OID is purchased by a U.S. Holder for an amount that is less than or equal to the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, but in excess of its adjusted issue price (any excess being “acquisition premium”) and if the election described below under “—Tax Consequences to

U.S. Holders—Election to Treat All Interest as OID” is not made, the U.S. Holder is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the U.S. Holder’s adjusted basis in the note immediately after its purchase over the note’s adjusted issue price, and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note’s adjusted issue price.

Short-Term Notes.  For purposes of this summary, a “short-term note” is a note with a term of one year or less. No portion of the interest payments on a short-term note will be treated as “qualified stated interest,” and all payments on the note in excess of the issue price of the note will be treated as OID. An accrual basis U.S. Holder that owns a short-term note (and some cash method U.S. Holders, including, but not limited to, regulated investment companies, as set forth in section 1281 of the Code) generally will be required to report OID as it accrues on a straight-line basis or at the election of the U.S. Holder under a constant-yield method. Other cash basis U.S. Holders that own a short-term note generally will be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note), unless the U.S. Holder elects to report OID as it accrues. An election by a cash basis U.S. Holder to report OID as it accrues will also apply to all non-government debt obligations with a term of one year or less acquired by the U.S. Holder on or after the beginning of the first taxable year to which the election applies, and for all subsequent taxable years unless consent is secured from the IRS to revoke the election.

In the case of a U.S. Holder that is not required (and does not elect) to include OID in income as it accrues on a short-term note, any gain recognized on the sale, redemption or other taxable disposition of the short-term note will be ordinary income to the extent of the OID accrued through the date of disposition, and the U.S. Holder may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note. Any deferral will generally last until the taxable disposition of the short-term note. Special rules apply if a short-term note is purchased at a discount or a premium.

Amortizable Bond Premium.  If a U.S. Holder purchases a note at a cost that is greater than the stated redemption price at maturity of the note, the excess will be treated as “amortizable bond premium” under section 171 of the Code, and the U.S. Holder may elect to amortize the premium as an offset to interest income otherwise required to be included in income in respect of the note during each taxable year, using a constant-yield method, over the remaining term of the note (ignoring any option that the trust, servicer or originator has to redeem the note at 100 percent of its principal amount). In the case of a note that is subject to call at the option of the trust, servicer or originator, the amount of amortizable bond premium is calculated based on the amount payable at the applicable call date, but only if the use of the call date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the call date. If a note is subject to section 1272(a)(6) of the Code, it is unclear whether a prepayment assumption should be taken into account in determining the term of the note for purposes of determining the amount of amortizable bond premium that is allocable to a particular year.

A U.S. Holder who elects to amortize bond premium must reduce the U.S. Holder’s tax basis in the note by the amount of the premium used to offset interest income as set forth above. An election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Market Discount.  A note (other than a short-term note) will be deemed to have “market discount” in the hands of a U.S. Holder if (i) the U.S. Holder’s adjusted tax basis in the note immediately after acquisition is less than the note’s principal amount (or adjusted issue price, in the case of a note that is issued with OID), and (ii) the amount of this difference (the “market discount”) exceeds a specified de minimis amount. If a note has market discount in the hands of a U.S. Holder, unless an election is made to include the discount in gross income for U.S. Federal income tax purposes on an accrual basis over the remaining life of the note, any payment on the note that does not constitute qualified stated interest, and any gain recognized by the U.S. Holder upon the sale or other disposition of the note, will be treated as ordinary income to the extent of the amount of “market discount” that has accrued on the note while held by the U.S. Holder.

An election to include market discount in income on an accrual basis will apply to all notes and other obligations owned by the U.S. Holder that are purchased at a market discount during the taxable year for which the election is made, and all subsequent taxable years of the U.S. Holder, unless the IRS consents to a revocation of the election. If an election is made to include market discount in income currently, the tax basis of the note in the hands of the U.S. Holder will be increased by the market discount thereon as that discount is included in income.

For purposes of determining the accrual of market discount, certain special rules apply in the case of debt instruments (like the notes) that are subject to prepayment by reason of prepayments on other debt instruments. Market discount generally accrues on a straight-line basis unless the U.S. Holder elects to accrue the discount on a constant-yield to maturity basis. That election applies only to the note with respect to which it is made and is irrevocable. If interest is paid or accrued by the U.S. Holder on indebtedness incurred or maintained to purchase or carry a note with market discount, the deduction for the portion of the U.S. Holder’s interest expense that is allocable to the accrued market discount may be deferred.

Election to Treat All Interest as OID.  A U.S. Holder may elect in the year of acquisition of a note to account for all interest (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on the note by using the constant-yield method applicable to OID. That election may not be revoked without the consent of the IRS. If the note has market discount at the time of its acquisition, a U.S. Holder that makes this election will be treated as making an election to accrue market discount for other debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which the election with respect to the note applies. If the note has amortizable bond premium at the time of its acquisition, a U.S. Holder that makes an election to treat all interest as OID will be treated as making an election to amortize bond premium for other taxable debt instruments that are held by the U.S. Holder on the first day of the first taxable year to which the election with respect to the note applies or that are thereafter acquired.

Disposition of Notes.  In the case of a sale, redemption or other taxable disposition of a note, a U.S. Holder will recognize gain or loss equal to the difference, if any, between (i) the amount received (other than any amount representing accrued but unpaid interest, which will be treated as ordinary income to the extent not previously included in income) and (ii) the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to the U.S. Holder (net of accrued interest), increased by amounts includible in income as OID (or market discount if the U.S. Holder elects to include market discount in income on a current basis) and reduced by any amortizable bond premium and any payments (other than payments of qualified stated interest) made on the note. Except as described above with respect to market discount and with respect to short-term notes, a gain or loss recognized by a U.S. Holder on a sale, redemption or other taxable disposition of a note generally will constitute capital gain or loss. Capital gain recognized by an individual upon the sale or other disposition of a note that is held for more than one year is generally eligible for reduced rates of U.S. Federal income taxation. The deductibility of a capital loss recognized upon the sale or other disposition of a note is subject to limitations.

Unearned Income Medicare Contribution Tax.  A 3.8 percent Medicare contribution tax is imposed on the “net investment income” of certain U.S. individuals and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes interest and certain net gain from the disposition of property, less certain deductions.

Backup Withholding and Information Reporting.  In general, information reporting requirements will apply with respect to payments of principal of and interest on notes to a U.S. Holder (and annual accruals of OID on notes by a U.S. Holder), and with respect to payments to a U.S. Holder of any proceeds from a disposition of notes.  In addition, a U.S. Holder may be subject to a backup withholding tax on payments with respect to the notes if the U.S. Holder fails to supply its correct taxpayer identification number in the manner required by applicable law, fails to certify that it is not subject to the backup withholding tax or otherwise fails to comply with applicable backup withholding tax rules.

Any amounts withheld from a U.S. Holder under the backup withholding provisions may be credited against the U.S. Federal income tax liability of the U.S. Holder and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

Interest and Gains Upon Disposition.  Interest (including any OID) earned on a note by a Non-U.S. Holder will be considered “portfolio interest” and (subject to the discussion in “—Tax Consequences to Non-U.S. Holders—Foreign Account Tax Compliance Act” below) will not be subject to U.S. Federal income tax or withholding if:

•                  the Non-U.S. Holder is not (i) a “controlled foreign corporation” that is related to the trust or the depositor as described in section 881(c)(3)(C) of the Code, (ii) a bank receiving interest (or OID) on a loan made in the ordinary course of its business or (iii) a person who owns, directly or under the attribution rules of section 871(h)(3)(C) of the Code, ten percent or more of the voting power of the equity interests in the trust or the depositor;

•                  the certification requirements described below are satisfied; and

•                  the interest is not effectively connected with the conduct by the Non-U.S. Holder of trade or business within the United States (or, if a U.S. income tax treaty applies, is not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States).

In general, the certification requirements will be satisfied if either (i) the beneficial owner of the note provides, to the person who otherwise would be required to withhold U.S. tax, a properly completed IRS Form W-8BEN, W-8BEN-E, or a suitable substitute form, that includes the beneficial owner’s name and address and that certifies, under penalties of perjury, that the beneficial owner is not a United States person, or (ii) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business holds the note on behalf of a beneficial owner and provides to the person who otherwise would be required to withhold U.S. tax, a statement certifying under penalties of perjury that an applicable IRS Form W-8BEN, W-8BEN-E, or a suitable substitute form, has been received by it from the beneficial owner, or from another financial institution acting on behalf of the beneficial owner, and furnishes a copy to the person who otherwise would be required to withhold U.S. tax. These certification requirements may be satisfied with other documentary evidence in the case of a note held through a qualified intermediary.

Any interest (including any OID) earned on a note, and any gain recognized upon a sale, redemption or other taxable disposition of a note, that is effectively connected with the conduct of trade or business within the United States by a Non-U.S. Holder (or, if a U.S. income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder  within the United States) will be subject to U.S. Federal income tax at the regular graduated tax rates applicable to a U.S. Holder.  If the Non-U.S. Holder is classified as a corporation for U.S. Federal income tax purposes, the Non-U.S. Holder may also be subject to U.S. Federal income tax on some or all of its effectively connected earnings and profits, subject to certain adjustments, at a rate of 30 percent  (or at a lower rate under an applicable tax treaty). However, the effectively connected income will not be subject to U.S. Federal withholding, provided the Non-U.S. Holder furnishes a properly completed IRS Form W-8ECI (or a suitable substitute form) to the person that otherwise would be required to withhold U.S. tax.

Any payments to a Non-U.S. Holder of interest (including any OID) that do not qualify for the “portfolio interest” exemption and that are not effectively connected with the conduct by the Non-U.S. Holder of trade or business within the United States (or, if a U.S. income tax treaty applies, are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States) will be subject to U.S. Federal withholding at a rate of 30 percent (or at a lower rate under an applicable tax treaty).

Subject to the discussion of backup withholding below, any gain (other than gain representing accrued OID) recognized by a Non-U.S. Holder on a sale, redemption or other taxable disposition of a note generally will not be subject to U.S. Federal income tax or withholding unless (i) the gain is effectively connected with the conduct by the Non-U.S. Holder of trade or business within the United States (or, if a U.S. income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States) (in which case the gain will be taxed in the manner described in the second preceding paragraph), or (ii) in the case of a Non-U.S. Holder who is an individual, the individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met (in which case the individual will be subject to a 30 percent U.S. Federal income tax on the gain, which gain may be offset by certain U.S.-source capital losses).

Backup Withholding and Information Reporting.  Any payments of interest (including any OID) on notes to a Non-U.S. Holder generally will be reported to the IRS and to the Non-U.S. Holder, whether or not the  interest is exempt from U.S. tax pursuant to a tax treaty or the “portfolio interest” exemption. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the payee resides.

Any payments of interest (including any OID) on notes to a Non-U.S. Holder generally will not be subject to backup withholding or additional information reporting, provided (i) the Non-U.S. Holder certifies, under penalties of perjury, on a properly completed IRS Form W-8BEN, W-8BEN-E, W-8ECI, or a suitable substitute form, that it is not a United States person and certain other conditions are met, or (ii) the Non-U.S. Holder otherwise establishes an exemption.

The payment to a Non-U.S. Holder of the proceeds of a disposition of a note by or through the U.S. office of a broker generally will not be subject to information reporting or backup withholding if the Non-U.S. Holder either certifies, under penalties of perjury, on a properly completed IRS Form W-8BEN, W-8BEN-E, or a suitable substitute form, that it is not a United States person and certain other conditions are met, or if the Non-U.S. Holder otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to the payment of the proceeds of a disposition of a note by or through the foreign office of a foreign broker (as defined in applicable Treasury regulations). Information reporting requirements (but not backup withholding) will apply, however, to a payment of the proceeds of the disposition of a note by or through a foreign office of a U.S. broker or of a foreign broker with certain relationships to the United States, unless the broker has documentary evidence in its records that the holder is not a United States person and certain other conditions are met, or the holder otherwise establishes an exemption.

Any amounts withheld from an amount payable to a Non-U.S. Holder under the backup withholding provisions may be credited against the U.S. Federal income tax liability of the Non-U.S. Holder, and may entitle the Non-U.S. Holder to a refund, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act.  Sections 1471 through 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act or “FATCA”) significantly change the reporting requirements imposed on certain foreign persons, including certain foreign financial institutions and investment funds. In general, a 30 percent withholding tax could be imposed on payments made to a foreign person unless the foreign person complies with certain reporting requirements regarding its direct and indirect U.S. shareholders or U.S. accountholders. The withholding could apply to payments regardless of whether they are made to the foreign person in its capacity as a holder of a note or in a capacity of holding a note for the account of another. The foregoing rules generally apply to payments of interest (including original issue discount) on the notes currently. As a result, potential investors are encouraged to consult their tax advisors regarding the possible implications of this legislation on an investment in the notes.

The Code provides that, except as otherwise provided by regulations, withholdable payments include two categories of payments: (i) payments of U.S.-source interest, dividends and other specified types of fixed or determinable annual or periodic “FDAP”income and (ii) gross proceeds from the sale of property that can give rise to U.S.-source interest and dividends. The IRS and the Treasury Department recently issued proposed regulations (the “Proposed Regulations”) that would remove gross proceeds described in (ii), above, from the definition of “withholdable payment,” so that only the payments of U.S. source FDAP would be subject to FATCA withholding. Taxpayers may rely on the provisions of the Proposed Regulations until final regulations are issued.

Each holder of a note or an interest therein, by acceptance of the note or interest therein, will be deemed to have agreed to provide to the trust, any paying agent or the indenture trustee, as applicable, (1) properly completed and signed tax certifications, for a United States person, on IRS Form W-9 and, for a foreign person, on the appropriate IRS Form W-8 and (2) to the extent any FATCA withholding is applicable, information sufficient to eliminate the imposition of, or determine the amount of, the withholding under FATCA. The indenture trustee or any paying agent of the trust has the right to withhold any amounts (properly withholdable under law and without any gross-up) payable to any holder of a note or an interest therein that fails to comply with the requirements described in the preceding sentence.

Estate Tax Consequences.  Any note that is owned by an individual who is not a citizen or resident (as specially defined for U.S. Federal estate tax purposes) of the United States on the date of death will not be included in the individual’s estate for U.S. Federal estate tax purposes unless the individual owns, directly, indirectly or constructively, ten percent or more of the voting power of the equity interests in the trust, or, at the time of the individual’s death, payments in respect of the notes would have been effectively connected with the conduct by that individual of trade or business within the United States.

Tax Shelter Disclosure and Investor List Requirements

Treasury regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Those Treasury regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to the transactions. Organizers and promoters of the transaction are required to maintain records, including investor lists, containing identifying information and to furnish those records to the IRS upon demand.

A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment. The Code imposes significant penalties for failure to comply with those disclosure requirements. Prospective investors should be aware that the depositor and other participants in the transaction intend to comply with those disclosure and investor list requirements.  Prospective investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment.

State and Local Tax Consequences

The foregoing discussion does not address the tax treatment of the trust, the notes or the note owners under any state or local tax laws. Prospective investors are urged to consult their tax advisors regarding the state and local tax consequences to them of purchasing, holding and disposing of notes.

ERISA Considerations

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, individual retirement accounts, Keogh Plans and other plans covered by Section 4975 of the Code and entities deemed to hold plan assets of any of the foregoing (each a “Benefit Plan”), from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of the Benefit Plan.

Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor relating to plan assets, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the trust and none of the exceptions contained in the plan assets regulation was applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans that are subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Benefit Plan’s investments be made in accordance with the documents governing the Benefit Plan. Under ERISA, any person who exercises any authority or control over the management or disposition of assets of a Benefit Plan is a fiduciary of that Benefit Plan, and is subject to additional prohibited transaction provisions concerning transactions involving self-dealing or a conflict of interest.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans and church plans may be subject to comparable state or local law restrictions, which may to a material extent, be similar to the provisions of ERISA or Code Section 4975. A fiduciary of a governmental plan or church plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and availability of any exemptive relief under any such similar laws.

A plan fiduciary considering the purchase of notes should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Although there is little guidance on the subject, at the time of their issuance, the offered notes acquired by persons other than the depositor or its affiliates should not be treated as “equity interests” in the trust under the Department of Labor’s regulation relating to plan assets. As a result, such notes may be purchased by or with the assets of a Benefit Plan.

However, whether or not the offered notes are treated as equity interests for purposes of the plan asset regulation, the acquisition or holding of offered notes by or on behalf of a Benefit Plan could be considered to give rise to a “prohibited transaction” if the trust, the depositor, the originator, the trust, the holder of 50% or more of the trust certificates, a servicer, an asset representations reviewer, an underwriter or a trustee is or becomes a “party in interest” or a “disqualified person” with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of offered notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 75-1, regarding transactions between registered broker-dealers and Benefit Plans; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by “qualified professional asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; and PTCE 96-23, regarding transactions effected by in-house asset managers. In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Benefit Plan and a person or entity that is a party in interest to such Benefit Plan solely by reason of providing services to the Benefit Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There is no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the offered notes and prospective purchasers that are Benefit Plans or entities deemed to hold the assets of such Benefit Plans should consult with their advisors regarding the applicability of any such exemption. By its acquisition of an offered note, each purchaser will be deemed to represent and warrant that its purchase and holding of the note will not give rise to a nonexempt prohibited transaction under ERISA, the Code or any substantially similar applicable law. Any fiduciary of a Benefit Plan considering an investment of plan assets in the offered notes should consider that a prohibited transaction exemption may not apply to all prohibited transactions that may arise in connection with an investment in the offered notes.

Moreover, the depositor, the originator, the trust, a servicer, an asset representations reviewer, a trustee, the holder of 50% or more of the trust certificates or an underwriter may be the sponsor or the investment advisor with respect to one or more Benefit Plans. Because they may receive certain benefits in connection with the sale of the offered notes, the purchase of offered notes using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and Section 4975 of the Code for which no exemption may be available.

Accordingly, any Benefit Plan for which the depositor, the originator, the trust, a servicer, an asset representations reviewer, a trustee, the holder of 50% or more of the trust certificates, an underwriter or any of their respective affiliates

•                  has investment or administrative discretion with respect to plan assets;

•                  has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to plan assets, and will be based on the particular investment needs for the Plan; or

•                  is an employer maintaining or contributing to the Benefit Plan should consult with its counsel about potential prohibited transactions under ERISA and Section 4975 of the Code before investing in the offered notes.

The sale of offered notes to a Benefit Plan is in no respect a representation by us, the servicer, CNH Industrial Capital America LLC, the trust, the asset representation reviewer, the trustee, the indenture trustee, or any underwriter of the offered notes or any of their respective affiliated entities that this investment meets all relevant legal requirements with respect to investments by Benefit Plans generally or any particular Benefit Plan, or that this investment is appropriate for Benefit Plans generally or any particular Benefit Plan.

Plan of Distribution

General

We will enter into an underwriting agreement with respect to the notes that are offered under this prospectus. In the underwriting agreement, we will agree to cause the trust to sell to the underwriters, and each of the underwriters will severally, but not jointly, agree to purchase, the principal amount of each class of offered notes set forth in the related underwriting agreement and below. In the underwriting agreement, the several underwriters will agree, subject to terms and conditions specified therein, to purchase all the notes that are described therein and are offered hereby if any of such notes are purchased.

The underwriting agreement will provide that we and CNH Industrial Capital America will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments that the several underwriters may be required to make in respect thereof.

The trust may, from time to time, invest the funds in its trust bank accounts in eligible investments acquired from underwriters.

Additional offering expenses, payable by CNH Capital Receivables LLC, are estimated to be $1,400,000.

Pursuant to the underwriting agreement, the closing of the sale of each class of securities subject to such agreement will be conditioned on the closing of the sale of all other classes subject to such agreement.  The underwriters may act through one or more of their affiliates when selling securities outside the United States.

Class A Notes

Subject to the terms and conditions set forth in an underwriting agreement relating to the Class A Notes, we have agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally, but not jointly, agreed to purchase, the principal amount of the Class A Notes set forth opposite its name below:

	A-1 Notes	A-2 Notes	A-3 Notes	A-4 Notes
BofA Securities, Inc.	$40,225,000	$66,750,000	$67,000,000	$18,849,000
BNP Paribas Securities Corp.	32,180,000	53,400,000	53,600,000	15,078,000
Mizuho Securities USA LLC	32,180,000	53,400,000	53,600,000	15,078,000
Santander Investment Securities Inc.	32,180,000	53,400,000	53,600,000	15,078,000
Academy Securities Inc.	8,045,000	13,350,000	13,400,000	3,769,000
CIBC World Markets Corp.	8,045,000	13,350,000	13,400,000	3,769,000
Standard Chartered Bank	8,045,000	13,350,000	13,400,000	3,769,000
Total	$160,900,000	$267,000,000	$268,000,000	$75,390,000

The underwriters of the Class A Notes have advised us that they propose initially to offer the Class A Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class A Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. In the event of sales to affiliates, one or more of the underwriters may be required to forego a portion of the selling concession they would otherwise be entitled to receive. After the initial public offering of the Class A Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

	A-1 Notes	A-2 Notes	A-3 Notes	A-4 Notes
Concessions	0.090%	0.126%	0.132%	0.174%
Reallowances	0.045%	0.063%	0.066%	0.087%

Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

In the ordinary course of their respective businesses, the underwriters of the Class A Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with CNH Industrial Capital America LLC and its affiliates.

In connection with the offering of the Class A Notes, the underwriters of the Class A Notes may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the Class A Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Class A Notes. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Class A Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters of the Class A Notes engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

The underwriters will be compensated as set forth in the following table:

	Underwriters’ Discounts and Commissions	Amount per $1,000 of Principal	Total Amount
Class A-1 Notes	0.150%	$1.50	$241,350
Class A-2 Notes	0.210%	2.10	560,700
Class A-3 Notes	0.220%	2.20	589,600
Class A-4 Notes	0.290%	2.90	218,631
Total			$1,610,281

Class B Notes

Subject to the terms and conditions set forth in an underwriting agreement relating to the Class B Notes, we have agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally, but not jointly, agreed to purchase, the principal amount of the Class B Notes set forth opposite its name below:

Class B Notes
BofA Securities, Inc.	$4,439,000
BNP Paribas Securities Corp.	4,437,000
Mizuho Securities USA LLC	4,437,000
Santander Investment Securities Inc.	4,437,000
Total	$17,750,000

The underwriters of the Class B Notes have advised us that they propose initially to offer the Class B Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentage set forth in the following table. In the event of sales to affiliates, one or more of the underwriters may be required to forego a portion of the selling concession they would otherwise be entitled to receive. The underwriters of the Class B Notes and such dealers may reallow a concession not in excess of the percentage set forth in the following table. After the initial public offering of the Class B Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class B Notes
Concessions	0.240%
Reallowances	0.120%

In the ordinary course of their respective businesses, the underwriters of the Class B Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with CNH Industrial Capital America LLC and its affiliates.

In connection with the offering of the Class B Notes, the underwriters of the Class B Notes may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the Class B Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Class B Notes. Syndicate covering transactions involve purchases of the Class B Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Class B Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters of the Class B Notes engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

The underwriters will be compensated as set forth in the following table:

	Underwriters’ Discounts and Commissions	Amount per $1,000 of Principal	Total Amount
Class B Notes	0.400%	$4.00	$71,000

European Economic Area or the United Kingdom

Each underwriter, severally and not jointly, has represented and agreed with us that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any offered notes to any retail investor in the European Economic Area or the United Kingdom.

For the purposes of the preceding paragraph, (x) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in Point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (y) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

United Kingdom

Each underwriter has severally and not jointly represented and agreed with us that:

▪                  it has only communicated or caused to be communicated and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the offered notes in circumstances in which Section 21(1) of the FSMA does not apply to us or the trust; and

▪                  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom.

European Risk Retention Requirements

Neither we, the trust, the sponsor, the originator nor any other party to the securitization transaction described in this prospectus is required, or intends, to retain an economic interest in such transaction, or to take any other action with regard to such transaction, in a manner prescribed or contemplated by the European Retention Rules.  In particular, no such person undertakes to take any action for purposes of, or in connection with, compliance by any holder of the notes with any applicable requirement of the European Retention Rules.  In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any noteholder or any other person with any applicable requirement of the European Retention Rules.

Prospective investors in the notes are responsible for analyzing their own regulatory position, and are encouraged (where relevant) to consult their own investment and legal advisors regarding the European Retention Rules, and the suitability of the notes for investment.  Prospectuive investors should be aware that the European Retention Rules continue to apply in the United Kingdom (as well as in the European Union), notwithstanding that the United Kingdom is no longer a member of the European Union.

Legal Opinions

Certain legal matters relating to the securities will be passed upon for the trust, us and the servicer by Greenberg Traurig, LLP, New York, New York.  Certain legal matters relating to the securities will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.  Certain U.S. Federal income tax and other matters will be passed upon for the trust by Greenberg Traurig, LLP.  Sidley Austin LLP from time to time renders legal services to CNH Industrial N.V. and certain of its affiliates on other matters.

Where You Can Find More Information

We filed a registration statement relating to the offered notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.  The depositor has met the requirements for registration on Form SF-3 contained in General Instruction I.A.1 to Form SF-3.

We will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.  You may read any reports or other information we file with the SEC by accessing that website.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC that is incorporated by reference will automatically update the information in this prospectus. In all cases, you should rely on the later information that is incorporated by reference over different information included in this prospectus. All current reports on Form 8-K (including all documents filed thereunder) filed by, on behalf of, or with respect to the trust pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act prior to the termination of the offering of the notes to be issued by CNH Equipment Trust 2020-A shall be deemed to be incorporated by reference into this prospectus.

We have not been, nor are we currently, required to file reports pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, except for annual reports on Form 10-K, the filing of Current Reports on Form 8-K and monthly distribution reports on Form 10-D in connection with the trusts we originate and under some circumstances we may be required to file a Form ABS-15G, either quarterly or annually. All current reports on Form 8-K (including all documents filed thereunder) filed by us pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act prior to the termination of the offering of the notes to be issued by CNH Equipment Trust 2020-A shall be deemed to be incorporated by reference into this prospectus.  The documents we incorporate by reference are available on our website at www.cnhindustrialcapital.com/en_us/investor-info/sec-filings.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: CNH Capital Receivables LLC, 6900 Veterans Boulevard, Burr Ridge, Illinois 60527, Attention: Assistant Treasurer (Telephone (630) 887-5451).

Index of Terms

Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

180-Day Receivable	50
acquisition premium	86
adjusted issue price	86
amortizable bond premium	87
Asset Balance	60
Benefit Plan	90
calendar months	51
Citibank	30
Clayton	32
Clearstream, Luxembourg	66
CNH Industrial	17
CNH Industrial Capital America	17
Code	5
Collection Period	24, 51
Contract Value	38
CPR	55
cutoff dates	51
dealer	33
dealer agreement	33
DTC	65
DTCC	66
eligible asset representations reviewer	32
Eligible Institution	26
ERISA	90
ESG	19
Euroclear System	65
Exchange Act	19
FATCA	89
FDAP	90
Financial Promotion Order	iv
Fitch	52
FSMA	iv, 95
guaranteed payments	83
Investment Company Act	5
IRS	82
liquidated collateral	23
liquidated receivable transfer date	23
market discount	87
Moody’s	52
net investment income	88
New Holland Credit	22
Non-U.S. Holder	85
Note Monthly Principal Distributable Amount	60
note owners	85
NRSRO	10
offer	94
OID	85
Pool Balance	49
Proposed Regulations	90
PTCE	91
Purchase Amount	20

qualified stated interest	86
Rating Agency Condition	52
receivables	3
relevant persons	iv
Relief Act	82
Repossessed Receivable	50
responsible officer	31
retail investor	94
Rule 193 Information	35
S&P	52
SEC	19
servicer defaults	27
servicing procedures	22
short-term note	87
skip payment	38
skipped	38
Specified Discount Factor	38
Specified Spread Account Balance	19, 65
stated redemption price at maturity	86
Statistical Contract Value	39
trust bank accounts	24
U.S. Holder	85
unrelated business taxable income	84
weighted average adjusted annual percentage rate	38
Write Down Amount	50

ANNEX A

Static Pool Data

ANNEX A

Static Pool Data

This Annex A constitutes an integral part of the preceding prospectus and the information set forth herein is incorporated into the prospectus.

This Annex contains static pool information about pools of receivables securitized by CNH Industrial Capital America LLC over the last five years. The information in this Annex consists of summary information about the original characteristics of the receivables and monthly updated cumulative losses, prepayments and delinquency data, including graphical presentations.

The original characteristics of the prior securitized pools may differ somewhat from each other and from the characteristics of this pool of receivables. This is primarily because the receivables comprising any single securitization are ordinarily based on the equipment sold by our parent manufacturer and its dealers in the months leading up to that securitization. However, the pools are all usually comparable because our origination, underwriting and servicing policies have been generally consistent with no material differences over time.

Based on our experience, the characteristics that may most influence the performance of a receivables are the equipment type (Agricultural or Construction) and payment frequency. The Agricultural industry may be influenced by factors such as net farm income, extreme weather or natural disasters and the Construction industry may be influenced by factors such as overall construction spending or new housing starts. The percentage of pooled receivables within each industry may have a bearing on performance measures linked to changes within each industry. In addition, the COVID-19 pandemic may also adversely affect delinquencies, repossessions and net losses on the contracts. See “Risk Factors—The return on your notes could be reduced by external factors including the COVID-19 pandemic, commodity market prices, harvest yields and government programs” in the prospectus. Non-monthly payments are common for certain types of agricultural receivables, which may influence delinquency rates after certain months with high concentrations of scheduled payments. These high concentrations may also have a bearing on the timing of prepayments.

The following footnotes are applicable to the static pool information for each of the prior securitized pools included in this Annex:

(1)

Numbers and percentages are based on the Statistical Contract Value, except where noted. The Statistical Contract Value equals the undiscounted current balance of a receivable on the servicer’s records, which is equivalent to the dollar amount needed to pay-off the receivable in full. All weighted averages are weighted by the Statistical Contract Value of each receivable.

(2)

The Advance Rate equals the original amount financed divided by the dealer’s wholesale (invoice) price of the equipment and may exclude previously securitized receivables that have been reacquired by CNH Industrial Capital America LLC through the exercise of its clean up calls on prior transactions.

(3)	Totals may not add to 100% due to rounding.

(4)	Any increase in the aggregate Statistical Contract Value from the prior Collection Period (or from the cutoff date for the first Collection Period) may have occurred if pre-funding was utilized.

(5)

The Prepayment Factor is stated as a life-to-date annualized rate and is calculated as of the end of each Collection Period utilizing the formula: 1-(Current Contract Value/Remaining Contract Value)^(12/Collection Periods since cutoff date). The Current Contract Value equals the scheduled and unpaid principal and interest payments on the remaining receivables discounted at the stated discount rate. The Remaining Contract Value equals the remaining Original Scheduled Payments for all of the initial receivables discounted at the stated discount rate.

(6)	The Call Factor equals the aggregate Contract Value of receivables at the end of the current period divided by aggregate Contract Value as of the cutoff date.

(7)

The period of delinquency for a receivable is the number of days that a payment of more than an inconsequential amount is past due. Payments of $50 or more are generally considered consequential. Delinquent receivables equal the Statistical Contract Value of all receivables (excluding liquidated or purchased receivables, but including receivables in repossession status that are stated at a value net of any estimated or actual recoveries) as to which a payment of at least $50 is past due the stated number of days. See “Sponsor’s Portfolio Delinquency and Loss Information” in the prospectus for information on how delinquent receivables are determined.

(8)	Stated as a percentage of the aggregate Statistical Contract Value.

(9)	This transaction was previously called.

(10)

Cumulative Realized Losses equal the aggregate Statistical Contract Value, net of any estimated or actual recoveries during that Collection Period, of all receivables that a) have a payment 180 days or more past due, b) have been charged-off, or c) the equipment has been repossessed. When expressed as a percentage, Cumulative Realized Losses are a percentage of the Pool Balance as of the cutoff date.

Pool Summaries

CNH Equipment Trusts

Original Pool Characteristics as of the Cutoff Date

	2015-A(9)	2015-B(9)	2015-C(9)
Cutoff Date	January 31, 2015	March 31, 2015	July 31, 2015
Closing Date	March 4, 2015	May 13, 2015	August 19, 2015
Aggregate Statistical Contract Value (1)(4)	$840,156,958.37	$1,048,499,112.50	$783,754,045.92
Pool Balance as of Cutoff Date	$800,000,840.89	$999,645,961.84	$750,000,391.99
Number of Receivables	13,277	16,353	16,952
Average Statistical Contract Value	$63,279.13	$64,116.62	$46,233.72
Weighted Average Adjusted APR	3.43%	3.47%	3.66%
Weighted Average Remaining Term	56.38 months	55.66 months	55.44 months
Weighted Average Original Term	61.06 months	61.23 months	60.57 months
Weighted Average Age	4.68 months	5.56 months	5.13 months
Weighted Average Advance Rate (2)	84.32%	84.18%	86.89%
Equipment Types (3)
Agricultural	91.12%	91.12%	87.49%
New	42.76%	44.54%	47.25%
Used	48.36%	46.57%	40.24%
Construction	8.88%	8.88%	12.51%
New	6.27%	6.35%	8.37%
Used	2.60%	2.53%	4.14%
Payment Frequencies (3)
Annual	73.15%	72.52%	64.62%
Semiannual	3.03%	2.90%	3.98%
Quarterly	0.65%	0.68%	0.71%
Monthly	15.77%	17.47%	25.54%
Other	7.40%	6.43%	5.16%
Geographic Distribution (Top 5)
	Illinois - 8.55%	Illinois - 8.35%	Texas - 6.98%
	Iowa - 6.23%	Minnesota - 6.46%	Illinois - 5.98%
	Minnesota - 5.53%	Iowa - 5.78%	Wisconsin - 4.56%
	Indiana - 5.17%	Indiana - 5.37%	Arkansas - 4.47%
	Texas - 5.12%	North Dakota - 4.90%	Louisiana - 4.30%

	2016-A(9)	2016-B	2016-C
Cutoff Date	January 31, 2016	April 30, 2016	August 31, 2016
Closing Date	February 17, 2016	May 31, 2016	September 21, 2016
Aggregate Statistical Contract Value (1)(4)	$902,820,761.36	$909,818,971.64	$792,153,883.40
Pool Balance as of Cutoff Date	$850,021,111.28	$861,887,195.66	$752,366,615.63
Number of Receivables	14,901	14,409	17,023
Average Statistical Contract Value	$60,587.93	$63,142.41	$46,534.33
Weighted Average Adjusted APR	3.54%	3.55%	3.55%
Weighted Average Remaining Term	55.18 months	54.73 months	56.10 months
Weighted Average Original Term	60.97 months	61.07 months	61.80 months
Weighted Average Age	5.79 months	6.34 months	5.70 months
Weighted Average Advance Rate (2)	86.01%	84.92%	85.90%
Equipment Types (3)
Agricultural	88.06%	87.42%	87.29%
New	36.19%	38.06%	43.55%
Used	51.88%	49.35%	43.74%
Construction	11.94%	12.58%	12.71%
New	8.33%	8.95%	8.49%
Used	3.61%	3.63%	4.22%
Payment Frequencies (3)
Annual	68.26%	68.91%	60.90%
Semiannual	2.92%	2.62%	3.49%
Quarterly	0.68%	0.75%	0.73%
Monthly	20.94%	21.33%	29.02%
Other	7.20%	6.39%	5.87%
Geographic Distribution (Top 5)
	Illinois - 8.25%	Illinois - 7.12%	Texas - 7.44%
	Texas - 6.59%	Louisiana - 5.56%	Illinois - 5.57%
	Minnesota - 6.42%	Texas - 5.54%	Louisiana - 5.46%
	Iowa - 5.59%	Minnesota - 5.45%	Minnesota - 5.21%
	Indiana - 4.72%	Iowa - 5.39%	Wisconsin - 4.54%

Pool Summaries

CNH Equipment Trusts

Original Pool Characteristics as of the Cutoff Date

	2017-A	2017-B	2017-C
Cutoff Date	February 28, 2017	June 30, 2017	October 31, 2017
Closing Date	March 22, 2017	July 25, 2017	November 21, 2017
Aggregate Statistical Contract Value (1)(4)	$929,906,897.50	$785,598,014.84	$808,902,417.39
Pool Balance as of Cutoff Date	$869,866,628.36	$747,564,559.57	$755,496,848.62
Number of Receivables	15,075	13,438	19,667
Average Statistical Contract Value	$61,685.37	$58,460.93	$41,129.93
Weighted Average Adjusted APR	3.56%	3.87%	3.63%
Weighted Average Remaining Term	56.39 months	54.12 months	54.19 months
Weighted Average Original Term	62.57 months	61.54 months	62.67 months
Weighted Average Age	6.18 months	7.42 months	8.48 months
Weighted Average Advance Rate (2)	84.55%	85.40%	84.80%
Equipment Types (3)
Agricultural	87.60%	88.26%	88.42%
New	37.80%	37.29%	42.92%
Used	49.81%	50.97%	45.50%
Construction	12.40%	11.74%	11.58%
New	8.89%	7.39%	7.92%
Used	3.51%	4.35%	3.66%
Payment Frequencies (3)
Annual	65.06%	66.59%	62.20%
Semiannual	2.72%	3.69%	3.58%
Quarterly	0.91%	1.11%	0.78%
Monthly	22.94%	23.15%	25.74%
Other	8.38%	5.45%	7.70%
Geographic Distribution (Top 5)
	Illinois - 8.47%	Illinois - 7.69%	Illinois - 6.99%
	Texas - 6.52%	Louisiana - 6.72%	Louisiana - 6.35%
	Minnesota - 6.51%	Minnesota - 6.29%	Minnesota - 6.21%
	Iowa - 5.40%	Texas - 5.49%	Texas - 5.54%
	Indiana - 5.29%	Indiana - 5.07%	Iowa - 4.89%

	2018-A	2018-B	2019-A
Cutoff Date	April 30, 2018	August 31, 2018	December 31, 2018
Closing Date	May 23, 2018	September 26, 2018	February 6, 2019
Aggregate Statistical Contract Value (1)(4)	$845,747,905.61	$880,147,074.11	$871,202,309.81
Pool Balance as of Cutoff Date	$774,882,281.05	$809,936,863.12	$786,044,406.42
Number of Receivables	13,253	19,120	18,097
Average Statistical Contract Value	$63,815.58	$46,032.80	$48,140.70
Weighted Average Adjusted APR	3.86%	3.76%	3.82%
Weighted Average Remaining Term	55.18 months	53.56 months	55.33 months
Weighted Average Original Term	62.14 months	62.11 months	62.29 months
Weighted Average Age	6.96 months	8.55 months	6.97 months
Weighted Average Advance Rate (2)	82.47%	84.89%	84.37%
Equipment Types (3)
Agricultural	90.00%	89.17%	87.05%
New	44.76%	47.03%	40.83%
Used	45.25%	42.14%	46.22%
Construction	10.00%	10.83%	12.95%
New	7.03%	7.77%	9.31%
Used	2.97%	3.06%	3.64%
Payment Frequencies (3)
Annual	69.49%	64.05%	61.56%
Semiannual	2.27%	3.39%	2.40%
Quarterly	0.82%	0.79%	0.86%
Monthly	20.66%	27.44%	26.82%
Other	6.76%	4.32%	8.36%
Geographic Distribution (Top 5)
	Illinois - 8.05%	Texas - 6.63%	Illinois - 7.70%
	Louisiana - 7.30%	Illinois - 6.04%	Texas - 7.06%
	Minnesota - 6.05%	Minnesota - 5.16%	Iowa - 6.64%
	Indiana - 5.55%	Louisiana - 4.65%	Minnesota - 5.67%
	Iowa - 5.29%	Indiana - 4.53%	North Dakota - 4.65%

Pool Summaries

CNH Equipment Trusts

Original Pool Characteristics as of the Cutoff Date

	2019-B	2019-C	2020-A
Cutoff Date	April 30, 2019	September 30, 2019	April 30, 2020
Closing Date	May 22, 2019	October 23, 2019	May 27, 2020
Aggregate Statistical Contract Value (1)(4)	$816,932,161.66	$1,009,289,589.71	$849,605,450.73
Pool Balance as of Cutoff Date	$751,142,403.87	$952,231,822.95	$789,049,700.61
Number of Receivables	17,205	21,653	14,944
Average Statistical Contract Value	$47,482.25	$46,612.00	$56,852.61
Weighted Average Adjusted APR	3.92%	3.79%	3.60%
Weighted Average Remaining Term	50.90 months	55.37 months	53.13 months
Weighted Average Original Term	62.80 months	61.45 months	61.26 months
Weighted Average Age	11.90 months	6.08 months	8.13 months
Weighted Average Advance Rate (2)	83.89%	85.60%	83.94%
Equipment Types (3)
Agricultural	89.70%	87.09%	88.56%
New	42.62%	46.67%	42.09%
Used	47.07%	40.41%	46.47%
Construction	10.30%	12.91%	11.44%
New	7.10%	9.03%	7.68%
Used	3.21%	3.88%	3.76%
Payment Frequencies (3)
Annual	68.04%	58.35%	67.16%
Semiannual	2.48%	3.19%	3.00%
Quarterly	0.65%	0.93%	0.79%
Monthly	21.53%	31.04%	24.52%
Other	7.30%	6.50%	4.53%
Geographic Distribution (Top 5)
	Illinois - 7.90%	Texas - 7.37%	Illinois - 8.73%
	Louisiana - 6.07%	Illinois - 6.75%	Minnesota - 5.91%
	Texas - 5.73%	Arkansas - 5.06%	Texas - 5.89%
	Minnesota - 5.21%	Minnesota - 4.94%	Iowa - 5.58%
	North Dakota - 5.18%	Iowa - 4.57%	North Dakota – 5.23%

Cumulative Prepayment Factor for Static Pool(5)

CNH Equipment Trusts

Months Since Cutoff Date	2015-A	2015-B	2015-C	2016-A	2016-B	2016-C	2017-A	2017-B	2017-C	2018-A
1	8.72%		11.97%	9.05%	8.58%	11.78%	8.52%	8.95%	9.23%	10.73%
2	9.03%	7.79%	9.12%	11.02%	9.29%	9.39%	6.62%	8.29%	10.21%	11.87%
3	9.32%	8.97%	9.24%	11.02%	8.79%	10.17%	7.04%	10.07%	14.72%	10.78%
4	8.37%	8.48%	9.02%	11.31%	9.20%	12.62%	7.29%	10.33%	12.54%	11.65%
5	8.42%	8.76%	10.68%	12.14%	9.91%	13.33%	7.70%	11.38%	12.38%	9.48%
6	8.79%	10.12%	12.07%	13.02%	10.29%	12.54%	9.07%	16.69%	11.86%	11.18%
7	11.18%	11.28%	12.55%	13.96%	12.14%	14.72%	10.30%	16.55%	12.03%	12.54%
8	12.39%	12.23%	14.95%	14.74%	19.46%	14.42%	11.42%	17.80%	12.27%	18.31%
9	14.12%	19.20%	15.42%	15.14%	17.92%	14.76%	12.54%	20.88%	12.95%	20.27%
10	15.64%	19.81%	15.73%	15.71%	18.34%	16.18%	15.63%	21.99%	14.14%	20.73%
11	16.62%	19.86%	16.18%	17.09%	18.99%	16.33%	15.13%	21.24%	15.09%	21.91%
12	17.35%	20.45%	15.76%	18.03%	19.37%	16.01%	15.15%	20.67%	15.28%	21.47%
13	17.30%	20.43%	16.02%	17.43%	19.31%	16.72%	15.46%	20.06%	15.28%	21.08%
14	17.20%	20.32%	16.14%	17.51%	18.75%	16.41%	15.48%	19.72%	15.64%	20.33%
15	17.03%	20.22%	15.81%	17.23%	18.29%	16.32%	15.38%	19.38%	15.65%	19.62%
16	17.11%	19.86%	15.54%	16.99%	17.87%	16.01%	15.21%	19.22%	15.36%	19.34%
17	16.94%	19.81%	16.11%	16.78%	17.72%	16.09%	15.24%	18.70%	15.35%	19.11%
18	16.73%	19.31%	16.25%	17.01%	17.51%	15.88%	15.52%	18.74%	15.43%	19.57%
19	17.23%	19.01%	16.20%	16.61%	17.30%	16.38%	15.07%	18.73%	15.72%	19.26%
20	17.04%	18.78%	16.89%	16.28%	18.63%	16.42%	15.33%	18.24%	15.67%	20.47%
21	17.36%	20.86%	16.38%	16.45%	18.03%	16.07%	15.34%	18.20%	15.16%	19.54%
22	17.15%	19.88%	16.83%	16.27%	17.80%	16.26%	15.90%	18.17%	15.29%	19.00%
23	16.97%	19.29%	16.61%	16.05%	18.22%	16.09%	15.33%	18.17%	15.69%	19.66%
24	17.43%	19.11%	15.78%	16.28%	18.14%	16.02%	15.35%	18.10%	15.29%
25	17.38%	19.00%	15.98%	16.39%	18.08%	16.08%	15.33%	18.10%	15.54%
26	17.44%	19.12%	16.23%	16.67%	18.15%	16.02%	15.49%	17.98%	15.80%
27	17.40%	19.02%	16.47%	16.72%	17.97%	15.97%	15.44%	17.84%	15.80%
28	17.41%	18.76%	16.59%	16.63%	17.86%	15.84%	15.27%	17.79%	15.81%
29	17.27%	18.72%	16.61%	16.66%	17.63%	15.83%	15.19%	17.68%	15.90%
30	17.15%	18.55%	16.79%	16.71%	17.71%	15.82%	15.37%	17.76%
31	17.41%	18.62%	16.71%	16.74%	17.51%	16.10%	14.97%	17.66%
32	17.05%	18.56%	17.36%	16.16%	18.17%	16.21%	14.95%	17.73%
33	17.07%	19.63%	17.05%	16.43%	17.63%	16.34%	14.96%	18.09%
34	16.89%	18.76%	16.88%	16.34%	17.57%	16.45%	15.69%
35	16.65%	18.56%	16.65%	16.19%	17.68%	16.33%	14.96%
36	17.16%	18.53%	16.31%	16.43%	17.65%	16.25%	15.25%
37	17.24%	18.64%	16.67%	16.40%	17.73%	16.37%	15.48%
38	17.45%	18.62%	16.65%	16.49%	17.73%	16.37%
39	17.48%	18.60%	16.77%	16.74%	17.74%	16.35%
40	17.54%	18.42%	16.72%	16.67%	17.71%	16.10%
41	17.36%	18.52%	16.56%	16.65%	17.62%	16.05%
42	17.44%	18.39%	16.55%	16.87%	17.59%	16.07%
43	17.88%	18.44%	16.59%	16.76%	17.43%	16.42%
44	17.39%	18.43%	17.01%	16.56%	18.38%
45	17.51%	19.41%	16.71%	16.80%	17.72%
46	17.10%	18.55%	16.73%	16.64%	17.51%
47	16.53%	17.99%	16.44%	16.50%	17.48%
48	17.17%	17.80%	16.01%	16.82%
49	17.41%	18.09%	16.24%	16.95%
50	17.42%		16.44%	17.18%

Cumulative Prepayment Factor for Static Pool(5)

CNH Equipment Trusts

Months Since Cutoff Date	2018-B	2019-A	2019-B	2019-C
1	13.75%	10.09%	12.09%	13.17%
2	11.31%	9.57%	10.61%	10.75%
3	9.91%	10.15%	11.96%	12.52%
4	10.86%	10.23%	13.30%	12.65%
5	12.82%	10.07%	13.02%	12.78%
6	13.02%	8.85%	12.66%	15.58%
7	13.19%	9.38%	12.32%
8	13.92%	11.31%	20.27%
9	14.79%	12.39%	20.19%
10	14.82%	13.14%	20.51%
11	15.12%	14.26%	23.38%
12	15.76%	14.72%
13	15.63%	14.99%
14	15.73%	15.00%
15	15.42%	15.93%
16	15.65%
17	15.76%
18	16.00%
19	16.16%
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50

Call Factor for Static Pool(6)

CNH Equipment Trusts

Months Since Cutoff Date	2015-A	2015-B	2015-C	2016-A	2016-B	2016-C	2017-A	2017-B	2017-C	2018-A
1	99.15%		98.70%	99.01%	99.15%	98.80%	99.03%	99.02%	98.91%	99.15%
2	98.04%	98.37%	97.81%	97.42%	98.00%	97.75%	98.31%	97.91%	96.86%	97.80%
3	96.92%	97.15%	96.49%	95.93%	96.86%	96.21%	97.34%	96.19%	93.90%	96.59%
4	96.14%	96.26%	95.26%	94.37%	95.22%	93.39%	96.25%	94.66%	91.90%	94.37%
5	94.96%	95.18%	92.81%	92.45%	93.24%	91.15%	94.95%	92.44%	89.01%	91.90%
6	93.66%	92.75%	90.57%	90.15%	91.44%	89.90%	92.69%	87.19%	86.43%	89.17%
7	90.73%	90.36%	88.92%	86.00%	88.58%	87.00%	88.83%	81.38%	83.84%	85.22%
8	84.83%	87.31%	84.45%	80.70%	79.27%	82.45%	83.58%	77.00%	79.69%	77.06%
9	79.13%	78.19%	79.10%	76.15%	72.55%	77.72%	79.61%	71.08%	75.20%	69.98%
10	73.65%	70.15%	74.66%	72.23%	68.95%	72.85%	73.18%	66.02%	71.19%	66.73%
11	67.84%	65.65%	69.53%	67.52%	65.14%	68.87%	68.91%	63.05%	67.07%	64.06%
12	65.99%	61.99%	65.81%	65.10%	62.78%	66.47%	67.59%	61.76%	63.72%	62.15%
13	64.77%	60.63%	64.16%	64.17%	61.49%	64.53%	65.94%	60.67%	62.30%	61.15%
14	63.46%	59.41%	62.76%	62.65%	60.60%	63.36%	64.68%	59.45%	59.98%	60.40%
15	62.36%	58.18%	61.72%	61.42%	59.56%	61.98%	63.57%	58.20%	58.45%	59.49%
16	61.00%	57.17%	60.64%	60.22%	58.33%	60.37%	62.45%	56.76%	57.45%	58.19%
17	59.82%	55.97%	58.43%	58.96%	56.77%	58.65%	61.11%	55.48%	56.14%	56.89%
18	58.75%	54.67%	56.91%	57.08%	55.40%	57.51%	59.16%	53.25%	54.88%	54.83%
19	56.73%	53.36%	55.83%	54.47%	53.93%	55.61%	56.78%	50.87%	53.47%	52.35%
20	53.04%	51.85%	53.06%	51.42%	49.90%	52.65%	53.64%	48.62%	51.14%	47.44%
21	49.24%	47.02%	49.89%	48.46%	45.70%	49.97%	51.08%	45.71%	48.95%	43.92%
22	45.97%	42.51%	46.49%	45.88%	43.47%	46.73%	47.11%	42.49%	46.24%	42.26%
23	42.16%	40.06%	43.33%	43.20%	40.55%	43.84%	43.97%	39.93%	43.12%	40.42%
24	40.84%	38.14%	41.40%	41.79%	39.14%	41.84%	43.00%	38.87%	40.95%
25	40.04%	37.40%	40.29%	40.74%	38.32%	40.84%	42.00%	37.87%	39.67%
26	39.01%	36.47%	39.13%	39.44%	37.36%	39.89%	40.96%	37.00%	37.88%
27	38.18%	35.74%	37.94%	38.35%	36.55%	38.90%	40.15%	36.08%	36.76%
28	37.28%	35.13%	36.86%	37.46%	35.51%	37.60%	39.48%	35.03%	35.91%
29	36.50%	34.37%	35.66%	36.40%	34.53%	36.42%	38.68%	34.04%	34.95%
30	35.79%	33.29%	34.52%	35.16%	33.33%	35.54%	37.31%	32.62%
31	34.50%	32.14%	33.81%	32.89%	32.41%	34.36%	35.55%	31.16%
32	31.95%	31.01%	31.68%	30.90%	29.90%	32.11%	33.38%	29.02%
33	29.28%	28.16%	29.16%	28.55%	26.80%	29.69%	31.38%	26.46%
34	26.74%	24.74%	27.15%	26.49%	25.01%	27.26%	28.01%
35	23.84%	22.70%	24.84%	24.39%	23.02%	25.02%	25.69%
36	22.87%	21.29%	23.07%	23.37%	21.95%	23.55%	24.79%
37	22.26%	20.68%	22.16%	22.76%	21.33%	22.82%	23.89%
38	21.45%	20.21%	21.58%	22.00%	20.76%	22.14%
39	20.87%	19.72%	20.84%	21.11%	20.10%	21.47%
40	20.27%	19.32%	20.25%	20.50%	19.34%	20.69%
41	19.83%	18.75%	19.55%	19.82%	18.58%	19.93%
42	19.23%	18.03%	18.92%	18.82%	17.86%	19.34%
43	18.23%	17.30%	18.37%	17.28%	17.22%	18.48%
44	16.53%	16.52%	17.00%	15.54%	15.21%
45	14.64%	14.56%	15.12%	13.89%	12.95%
46	12.97%	12.03%	13.52%	12.44%	11.79%
47	11.04%	10.71%	11.85%	10.89%	10.50%
48	10.38%	9.79%	10.55%	10.19%
49	9.95%	9.35%	10.06%	9.73%
50	9.56%		9.61%	9.20%

Call Factor for Static Pool(6)

CNH Equipment Trusts

Months Since Cutoff Date	2018-B	2019-A	2019-B	2019-C
1	98.68%	98.68%	98.79%	98.48%
2	97.50%	97.52%	97.61%	97.19%
3	96.11%	96.13%	95.86%	94.77%
4	93.67%	94.59%	93.80%	92.75%
5	90.47%	92.44%	91.00%	91.05%
6	87.70%	90.58%	88.51%	87.47%
7	83.30%	87.90%	85.82%
8	78.35%	82.91%	76.38%
9	74.42%	78.37%	67.49%
10	71.18%	74.14%	62.67%
11	67.44%	69.99%	56.81%
12	65.32%	65.91%
13	64.20%	64.22%
14	62.79%	63.04%
15	61.48%	60.99%
16	59.22%
17	57.33%
18	55.61%
19	52.70%
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50

Delinquencies(7)(8)

CNH Equipment Trusts

Months Since Cutoff Date	Past Due	2015-A	2015-B	2015-C	2016-A	2016-B	2016-C	2017-A	2017-B	2017-C	2018-A
1	31 to 60	0.08%	0.00%	0.09%	0.07%	0.05%	0.09%	0.11%	0.15%	0.10%	0.02%
	61 to 90	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	91 to 120	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	121 to 150	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	151 to 180	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	181+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

	Total	0.08%	0.00%	0.09%	0.07%	0.05%	0.09%	0.11%	0.15%	0.10%	0.02%

2	31 to 60	0.10%	0.11%	0.29%	0.17%	0.52%	0.13%	0.10%	0.08%	0.35%	0.04%
	61 to 90	0.03%	0.04%	0.04%	0.02%	0.03%	0.02%	0.04%	0.05%	0.02%	0.01%
	91 to 120	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	121 to 150	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	151 to 180	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	181+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

	Total	0.13%	0.14%	0.33%	0.19%	0.56%	0.14%	0.15%	0.14%	0.37%	0.04%

3	31 to 60	0.06%	0.16%	0.09%	0.08%	0.17%	0.17%	0.25%	0.32%	0.42%	0.12%
	61 to 90	0.01%	0.03%	0.25%	0.12%	0.01%	0.04%	0.03%	0.02%	0.07%	0.01%
	91 to 120	0.02%	0.03%	0.04%	0.00%	0.01%	0.01%	0.04%	0.01%	0.03%	0.01%
	121 to 150	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	151 to 180	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	181+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

	Total	0.09%	0.22%	0.39%	0.20%	0.19%	0.22%	0.32%	0.36%	0.52%	0.14%

4	31 to 60	0.16%	0.19%	0.35%	0.20%	0.12%	0.22%	0.31%	0.21%	0.40%	0.04%
	61 to 90	0.03%	0.05%	0.04%	0.02%	0.12%	0.04%	0.08%	0.08%	0.08%	0.06%
	91 to 120	0.02%	0.03%	0.23%	0.11%	0.01%	0.01%	0.01%	0.02%	0.03%	0.01%
	121 to 150	0.00%	0.03%	0.02%	0.00%	0.01%	0.02%	0.03%	0.01%	0.00%	0.00%
	151 to 180	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	181+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

	Total	0.21%	0.30%	0.63%	0.33%	0.25%	0.29%	0.43%	0.33%	0.52%	0.11%

5	31 to 60	0.19%	0.10%	0.31%	0.18%	0.18%	0.29%	0.14%	0.34%	0.32%	0.11%
	61 to 90	0.04%	0.20%	0.10%	0.11%	0.02%	0.13%	0.22%	0.06%	0.09%	0.01%
	91 to 120	0.03%	0.04%	0.07%	0.01%	0.04%	0.02%	0.05%	0.02%	0.07%	0.01%
	121 to 150	0.00%	0.01%	0.07%	0.11%	0.01%	0.01%	0.01%	0.02%	0.01%	0.01%
	151 to 180	0.00%	0.00%	0.02%	0.00%	0.01%	0.01%	0.03%	0.01%	0.00%	0.00%
	181+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

	Total	0.27%	0.35%	0.58%	0.41%	0.26%	0.48%	0.45%	0.46%	0.49%	0.14%

6	31 to 60	0.18%	0.11%	0.54%	0.33%	0.47%	0.70%	0.08%	0.39%	0.12%	0.18%
	61 to 90	0.11%	0.02%	0.12%	0.05%	0.03%	0.14%	0.18%	0.16%	0.07%	0.01%
	91 to 120	0.01%	0.10%	0.04%	0.10%	0.04%	0.03%	0.00%	0.05%	0.06%	0.03%
	121 to 150	0.04%	0.02%	0.06%	0.02%	0.01%	0.01%	0.04%	0.07%	0.04%	0.00%
	151 to 180	0.00%	0.01%	0.08%	0.11%	0.01%	0.01%	0.01%	0.02%	0.00%	0.01%
	181+	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.02%	0.01%	0.00%	0.00%

	Total	0.34%	0.25%	0.85%	0.61%	0.57%	0.89%	0.34%	0.69%	0.29%	0.22%

Delinquencies(7)(8)

CNH Equipment Trusts

Months Since Cutoff Date	Past Due	2018-B	2019-A	2019-B	2019-C
1	31 to 60	0.11%	0.10%	0.05%	0.10%
	61 to 90	0.00%	0.00%	0.00%	0.00%
	91 to 120	0.00%	0.00%	0.00%	0.00%
	121 to 150	0.00%	0.00%	0.00%	0.00%
	151 to 180	0.00%	0.00%	0.00%	0.00%
	181+	0.00%	0.00%	0.00%	0.00%

	Total	0.11%	0.10%	0.05%	0.10%

2	31 to 60	0.30%	0.15%	0.09%	0.26%
	61 to 90	0.01%	0.01%	0.03%	0.04%
	91 to 120	0.00%	0.00%	0.00%	0.00%
	121 to 150	0.00%	0.00%	0.00%	0.01%
	151 to 180	0.00%	0.00%	0.00%	0.00%
	181+	0.00%	0.00%	0.00%	0.00%

	Total	0.30%	0.16%	0.12%	0.31%

3	31 to 60	0.07%	0.09%	0.07%	0.21%
	61 to 90	0.08%	0.03%	0.01%	0.10%
	91 to 120	0.01%	0.00%	0.03%	0.05%
	121 to 150	0.00%	0.00%	0.00%	0.00%
	151 to 180	0.00%	0.00%	0.00%	0.00%
	181+	0.00%	0.00%	0.00%	0.00%

	Total	0.16%	0.13%	0.11%	0.37%

4	31 to 60	0.21%	0.15%	0.07%	0.24%
	61 to 90	0.01%	0.02%	0.06%	0.17%
	91 to 120	0.05%	0.02%	0.02%	0.14%
	121 to 150	0.01%	0.00%	0.02%	0.04%
	151 to 180	0.00%	0.00%	0.01%	0.00%
	181+	0.00%	0.00%	0.00%	0.00%

	Total	0.28%	0.19%	0.16%	0.60%

5	31 to 60	0.31%	0.18%	0.09%	0.26%
	61 to 90	0.09%	0.03%	0.01%	0.18%
	91 to 120	0.03%	0.06%	0.01%	0.14%
	121 to 150	0.04%	0.02%	0.01%	0.02%
	151 to 180	0.01%	0.00%	0.02%	0.02%
	181+	0.00%	0.00%	0.00%	0.00%

	Total	0.49%	0.29%	0.14%	0.61%

6	31 to 60	0.30%	0.11%	0.15%	0.13%
	61 to 90	0.13%	0.20%	0.01%	0.11%
	91 to 120	0.07%	0.02%	0.01%	0.04%
	121 to 150	0.00%	0.04%	0.00%	0.14%
	151 to 180	0.03%	0.01%	0.01%	0.10%
	181+	0.01%	0.00%	0.01%	0.02%

	Total	0.53%	0.39%	0.19%	0.54%

Delinquencies(7)(8)

CNH Equipment Trusts

Months Since Cutoff Date	Past Due	2015-A	2015-B	2015-C	2016-A	2016-B	2016-C	2017-A	2017-B	2017-C	2018-A
7	31 to 60	0.09%	0.25%	0.35%	0.17%	0.33%	0.22%	0.29%	0.42%	0.36%	0.20%
	61 to 90	0.11%	0.01%	0.26%	0.13%	0.09%	0.25%	0.03%	0.41%	0.04%	0.05%
	91 to 120	0.08%	0.03%	0.07%	0.05%	0.03%	0.10%	0.03%	0.13%	0.05%	0.01%
	121 to 150	0.01%	0.05%	0.03%	0.06%	0.04%	0.02%	0.00%	0.04%	0.03%	0.02%
	151 to 180	0.03%	0.01%	0.04%	0.02%	0.00%	0.00%	0.02%	0.06%	0.02%	0.00%
	181+	0.00%	0.02%	0.07%	0.01%	0.01%	0.01%	0.02%	0.03%	0.00%	0.01%

	Total	0.32%	0.37%	0.81%	0.44%	0.51%	0.60%	0.40%	1.10%	0.50%	0.29%

8	31 to 60	0.32%	0.25%	0.20%	0.61%	0.30%	0.24%	0.59%	0.65%	0.21%	0.23%
	61 to 90	0.02%	0.14%	0.17%	0.03%	0.05%	0.03%	0.09%	0.13%	0.25%	0.05%
	91 to 120	0.02%	0.00%	0.08%	0.13%	0.07%	0.08%	0.07%	0.09%	0.04%	0.04%
	121 to 150	0.08%	0.01%	0.07%	0.04%	0.05%	0.06%	0.02%	0.14%	0.05%	0.02%
	151 to 180	0.01%	0.05%	0.04%	0.04%	0.04%	0.01%	0.00%	0.07%	0.00%	0.02%
	181+	0.03%	0.03%	0.11%	0.02%	0.01%	0.01%	0.04%	0.03%	0.03%	0.00%

	Total	0.48%	0.48%	0.68%	0.86%	0.51%	0.43%	0.81%	1.11%	0.58%	0.36%

9	31 to 60	0.86%	0.40%	0.39%	0.76%	0.51%	1.06%	0.69%	0.92%	0.52%	0.32%
	61 to 90	0.04%	0.09%	0.09%	0.31%	0.81%	0.08%	0.34%	0.21%	0.09%	0.19%
	91 to 120	0.04%	0.12%	0.06%	0.09%	0.07%	0.03%	0.07%	0.11%	0.20%	0.07%
	121 to 150	0.02%	0.03%	0.09%	0.09%	0.08%	0.07%	0.03%	0.04%	0.07%	0.02%
	151 to 180	0.08%	0.01%	0.08%	0.04%	0.04%	0.05%	0.00%	0.10%	0.03%	0.01%
	181+	0.04%	0.06%	0.14%	0.06%	0.03%	0.02%	0.04%	0.08%	0.03%	0.01%

	Total	1.08%	0.72%	0.85%	1.36%	1.55%	1.30%	1.17%	1.46%	0.93%	0.62%

10	31 to 60	1.05%	0.41%	1.19%	0.66%	0.87%	0.84%	0.41%	0.87%	0.66%	0.37%
	61 to 90	0.34%	0.27%	0.22%	0.31%	0.93%	0.39%	0.24%	0.37%	0.73%	0.20%
	91 to 120	0.02%	0.25%	0.03%	0.22%	0.07%	0.08%	0.16%	0.13%	0.11%	0.03%
	121 to 150	0.04%	0.09%	0.06%	0.05%	0.08%	0.04%	0.11%	0.12%	0.00%	0.04%
	151 to 180	0.02%	0.04%	0.07%	0.05%	0.03%	0.07%	0.01%	0.01%	0.04%	0.02%
	181+	0.12%	0.06%	0.18%	0.10%	0.03%	0.03%	0.04%	0.10%	0.03%	0.01%

	Total	1.59%	1.11%	1.76%	1.39%	2.00%	1.45%	0.98%	1.61%	1.58%	0.66%

11	31 to 60	0.86%	1.26%	0.79%	0.60%	0.80%	1.50%	0.56%	0.74%	0.63%	0.65%
	61 to 90	0.35%	0.38%	0.47%	0.28%	0.29%	0.33%	0.55%	0.42%	0.15%	0.19%
	91 to 120	0.37%	0.22%	0.15%	0.30%	0.80%	0.38%	0.30%	0.29%	0.49%	0.12%
	121 to 150	0.05%	0.07%	0.03%	0.27%	0.06%	0.17%	0.09%	0.07%	0.03%	0.03%
	151 to 180	0.04%	0.01%	0.05%	0.02%	0.01%	0.01%	0.09%	0.08%	0.00%	0.00%
	181+	0.13%	0.07%	0.23%	0.10%	0.08%	0.07%	0.05%	0.07%	0.06%	0.02%

	Total	1.80%	2.00%	1.72%	1.56%	2.04%	2.47%	1.65%	1.67%	1.37%	1.00%

12	31 to 60	0.73%	0.88%	1.28%	0.72%	0.79%	0.62%	0.80%	0.68%	0.62%	0.24%
	61 to 90	0.73%	0.54%	0.36%	0.38%	0.23%	0.68%	0.30%	0.17%	0.09%	0.21%
	91 to 120	0.43%	0.12%	0.38%	0.32%	0.16%	0.46%	0.24%	0.40%	0.28%	0.11%
	121 to 150	0.24%	0.17%	0.18%	0.30%	0.78%	0.30%	0.12%	0.22%	0.41%	0.12%
	151 to 180	0.06%	0.24%	0.01%	0.19%	0.04%	0.15%	0.07%	0.07%	0.03%	0.02%
	181+	0.16%	0.07%	0.27%	0.10%	0.08%	0.08%	0.07%	0.14%	0.06%	0.02%

	Total	2.34%	2.02%	2.48%	2.01%	2.07%	2.29%	1.60%	1.67%	1.48%	0.71%

Delinquencies(7)(8)

CNH Equipment Trusts

Months Since Cutoff Date	Past Due	2018-B	2019-A	2019-B	2019-C
7	31 to 60	0.22%	0.18%	0.20%
	61 to 90	0.03%	0.04%	0.05%
	91 to 120	0.14%	0.19%	0.01%
	121 to 150	0.06%	0.01%	0.01%
	151 to 180	0.00%	0.03%	0.00%
	181+	0.04%	0.01%	0.01%

	Total	0.49%	0.47%	0.28%

8	31 to 60	0.44%	0.26%	0.11%
	61 to 90	0.10%	0.05%	0.03%
	91 to 120	0.01%	0.07%	0.06%
	121 to 150	0.19%	0.19%	0.01%
	151 to 180	0.04%	0.01%	0.00%
	181+	0.04%	0.02%	0.01%

	Total	0.83%	0.60%	0.24%

9	31 to 60	0.53%	0.51%	0.28%
	61 to 90	0.08%	0.08%	0.06%
	91 to 120	0.17%	0.02%	0.04%
	121 to 150	0.01%	0.07%	0.03%
	151 to 180	0.17%	0.19%	0.01%
	181+	0.10%	0.03%	0.02%

	Total	1.07%	0.90%	0.44%

10	31 to 60	0.37%	0.61%	0.58%
	61 to 90	0.31%	0.08%	0.08%
	91 to 120	0.04%	0.15%	0.02%
	121 to 150	0.17%	0.01%	0.02%
	151 to 180	0.00%	0.06%	0.03%
	181+	0.20%	0.22%	0.02%

	Total	1.08%	1.13%	0.74%

11	31 to 60	0.76%	0.67%	0.47%
	61 to 90	0.15%	0.30%	0.21%
	91 to 120	0.34%	0.06%	0.06%
	121 to 150	0.03%	0.08%	0.01%
	151 to 180	0.13%	0.01%	0.02%
	181+	0.19%	0.07%	0.03%

	Total	1.59%	1.19%	0.81%

12	31 to 60	0.38%	0.40%
	61 to 90	0.36%	0.19%
	91 to 120	0.14%	0.28%
	121 to 150	0.21%	0.10%
	151 to 180	0.02%	0.08%
	181+	0.28%	0.07%

	Total	1.39%	1.12%

Delinquencies(7)(8)

CNH Equipment Trusts

Months Since Cutoff Date	Past Due	2015-A	2015-B	2015-C	2016-A	2016-B	2016-C	2017-A	2017-B	2017-C	2018-A
13	31 to 60	0.34%	0.62%	0.62%	0.30%	0.62%	0.60%	0.45%	0.42%	0.90%	0.19%
	61 to 90	0.39%	0.50%	0.83%	0.50%	0.35%	0.33%	0.35%	0.13%	0.25%	0.19%
	91 to 120	0.45%	0.36%	0.49%	0.18%	0.22%	0.43%	0.24%	0.17%	0.07%	0.09%
	121 to 150	0.20%	0.15%	0.28%	0.36%	0.14%	0.32%	0.18%	0.32%	0.03%	0.09%
	151 to 180	0.22%	0.13%	0.15%	0.18%	0.10%	0.28%	0.07%	0.18%	0.38%	0.09%
	181+	0.16%	0.25%	0.10%	0.19%	0.46%	0.18%	0.15%	0.18%	0.08%	0.03%

	Total	1.77%	2.00%	2.47%	1.70%	1.88%	2.15%	1.44%	1.40%	1.71%	0.67%

14	31 to 60	0.32%	0.24%	0.50%	0.31%	0.56%	0.43%	0.40%	0.19%	0.26%	0.27%
	61 to 90	0.07%	0.11%	0.31%	0.04%	0.15%	0.13%	0.21%	0.27%	0.17%	0.10%
	91 to 120	0.19%	0.49%	0.53%	0.24%	0.24%	0.30%	0.33%	0.15%	0.29%	0.13%
	121 to 150	0.32%	0.14%	0.40%	0.12%	0.16%	0.30%	0.15%	0.13%	0.09%	0.07%
	151 to 180	0.32%	0.29%	0.27%	0.18%	0.08%	0.28%	0.09%	0.30%	0.02%	0.08%
	181+	0.23%	0.26%	0.17%	0.36%	0.57%	0.36%	0.16%	0.20%	0.32%	0.12%

	Total	1.46%	1.53%	2.18%	1.25%	1.76%	1.80%	1.32%	1.24%	1.14%	0.77%

15	31 to 60	0.34%	0.30%	0.38%	0.17%	0.61%	0.58%	0.33%	0.50%	0.52%	0.39%
	61 to 90	0.18%	0.08%	0.18%	0.17%	0.03%	0.10%	0.13%	0.07%	0.12%	0.06%
	91 to 120	0.00%	0.07%	0.22%	0.03%	0.29%	0.07%	0.20%	0.06%	0.18%	0.15%
	121 to 150	0.17%	0.44%	0.40%	0.20%	0.16%	0.13%	0.31%	0.12%	0.21%	0.15%
	151 to 180	0.32%	0.12%	0.39%	0.10%	0.13%	0.24%	0.01%	0.11%	0.05%	0.04%
	181+	0.49%	0.44%	0.35%	0.47%	0.62%	0.52%	0.29%	0.41%	0.32%	0.15%

	Total	1.50%	1.44%	1.91%	1.14%	1.85%	1.64%	1.27%	1.28%	1.39%	0.94%

16	31 to 60	0.34%	0.42%	0.27%	0.29%	0.25%	0.69%	0.28%	0.37%	0.81%	0.19%
	61 to 90	0.16%	0.09%	0.09%	0.04%	0.39%	0.23%	0.15%	0.09%	0.19%	0.18%
	91 to 120	0.11%	0.15%	0.13%	0.07%	0.01%	0.05%	0.12%	0.03%	0.02%	0.09%
	121 to 150	0.00%	0.07%	0.19%	0.02%	0.05%	0.06%	0.10%	0.01%	0.20%	0.09%
	151 to 180	0.10%	0.31%	0.30%	0.18%	0.14%	0.10%	0.21%	0.11%	0.14%	0.13%
	181+	0.72%	0.53%	0.54%	0.53%	0.69%	0.62%	0.29%	0.22%	0.35%	0.08%

	Total	1.44%	1.56%	1.52%	1.13%	1.53%	1.75%	1.15%	0.83%	1.71%	0.77%

17	31 to 60	0.33%	0.39%	0.67%	0.33%	0.56%	0.57%	0.25%	0.58%	0.61%	0.17%
	61 to 90	0.19%	0.16%	0.10%	0.13%	0.22%	0.67%	0.07%	0.16%	0.35%	0.04%
	91 to 120	0.14%	0.08%	0.06%	0.02%	0.10%	0.16%	0.20%	0.07%	0.07%	0.13%
	121 to 150	0.04%	0.13%	0.07%	0.06%	0.01%	0.04%	0.10%	0.00%	0.02%	0.08%
	151 to 180	0.00%	0.05%	0.19%	0.00%	0.04%	0.06%	0.10%	0.01%	0.13%	0.08%
	181+	0.65%	0.68%	0.68%	0.60%	0.40%	0.57%	0.37%	0.28%	0.45%	0.15%

	Total	1.35%	1.48%	1.76%	1.14%	1.33%	2.08%	1.10%	1.09%	1.63%	0.65%

18	31 to 60	0.47%	0.25%	0.71%	0.46%	0.67%	0.74%	0.11%	0.43%	0.73%	0.21%
	61 to 90	0.05%	0.10%	0.36%	0.10%	0.25%	0.27%	0.10%	0.11%	0.12%	0.04%
	91 to 120	0.23%	0.13%	0.23%	0.10%	0.07%	0.28%	0.02%	0.11%	0.24%	0.03%
	121 to 150	0.14%	0.04%	0.05%	0.02%	0.07%	0.14%	0.09%	0.05%	0.07%	0.13%
	151 to 180	0.00%	0.12%	0.03%	0.06%	0.00%	0.00%	0.10%	0.00%	0.02%	0.05%
	181+	0.54%	0.66%	0.81%	0.57%	0.41%	0.57%	0.38%	0.21%	0.47%	0.22%

	Total	1.42%	1.30%	2.19%	1.31%	1.48%	1.99%	0.82%	0.92%	1.65%	0.68%

Delinquencies(7)(8)

CNH Equipment Trusts

Months Since Cutoff Date	Past Due	2018-B	2019-A	2019-B	2019-C
13	31 to 60	0.23%	0.42%
	61 to 90	0.13%	0.31%
	91 to 120	0.21%	0.09%
	121 to 150	0.09%	0.21%
	151 to 180	0.15%	0.08%
	181+	0.26%	0.12%

	Total	1.07%	1.22%

14	31 to 60	0.18%	0.32%
	61 to 90	0.07%	0.18%
	91 to 120	0.11%	0.20%
	121 to 150	0.14%	0.05%
	151 to 180	0.07%	0.17%
	181+	0.32%	0.16%

	Total	0.89%	1.08%

15	31 to 60	0.63%	0.19%
	61 to 90	0.04%	0.15%
	91 to 120	0.06%	0.09%
	121 to 150	0.08%	0.11%
	151 to 180	0.14%	0.03%
	181+	0.25%	0.26%

	Total	1.19%	0.83%

16	31 to 60	0.29%
	61 to 90	0.07%
	91 to 120	0.14%
	121 to 150	0.09%
	151 to 180	0.07%
	181+	0.34%

	Total	0.99%

17	31 to 60	0.37%
	61 to 90	0.24%
	91 to 120	0.10%
	121 to 150	0.13%
	151 to 180	0.04%
	181+	0.20%

	Total	1.08%

18	31 to 60	0.30%
	61 to 90	0.24%
	91 to 120	0.12%
	121 to 150	0.03%
	151 to 180	0.13%
	181+	0.28%

	Total	1.11%

Delinquencies(7)(8)

CNH Equipment Trusts

Months Since Cutoff Date	Past Due	2015-A	2015-B	2015-C	2016-A	2016-B	2016-C	2017-A	2017-B	2017-C	2018-A
19	31 to 60	0.10%	0.51%	0.63%	0.32%	0.68%	0.48%	0.21%	0.51%	0.44%	0.37%
	61 to 90	0.29%	0.12%	0.32%	0.17%	0.42%	0.21%	0.02%	0.44%	0.34%	0.11%
	91 to 120	0.03%	0.10%	0.35%	0.09%	0.04%	0.18%	0.04%	0.09%	0.08%	0.04%
	121 to 150	0.08%	0.04%	0.09%	0.08%	0.23%	0.21%	0.02%	0.10%	0.24%	0.03%
	151 to 180	0.09%	0.04%	0.04%	0.02%	0.06%	0.11%	0.08%	0.03%	0.06%	0.13%
	181+	0.52%	0.70%	0.70%	0.63%	0.36%	0.49%	0.28%	0.22%	0.44%	0.19%

	Total	1.11%	1.51%	2.13%	1.31%	1.78%	1.68%	0.64%	1.39%	1.60%	0.87%

20	31 to 60	0.28%	0.22%	0.21%	0.89%	0.43%	0.42%	0.51%	0.54%	0.42%	0.32%
	61 to 90	0.11%	0.18%	0.16%	0.12%	0.08%	0.10%	0.12%	0.19%	0.20%	0.09%
	91 to 120	0.18%	0.07%	0.17%	0.12%	0.21%	0.10%	0.09%	0.05%	0.27%	0.06%
	121 to 150	0.04%	0.08%	0.29%	0.08%	0.04%	0.15%	0.04%	0.08%	0.05%	0.07%
	151 to 180	0.11%	0.04%	0.09%	0.06%	0.16%	0.09%	0.01%	0.03%	0.08%	0.03%
	181+	0.44%	0.70%	0.73%	0.62%	0.38%	0.53%	0.28%	0.25%	0.37%	0.33%

	Total	1.15%	1.28%	1.65%	1.90%	1.30%	1.38%	1.05%	1.14%	1.40%	0.90%

21	31 to 60	1.03%	0.25%	0.85%	0.46%	0.65%	0.94%	0.60%	0.98%	0.64%	0.34%
	61 to 90	0.07%	0.04%	0.10%	0.16%	0.37%	0.09%	0.26%	0.17%	0.10%	0.17%
	91 to 120	0.12%	0.03%	0.07%	0.12%	0.10%	0.09%	0.07%	0.11%	0.25%	0.13%
	121 to 150	0.19%	0.18%	0.09%	0.11%	0.09%	0.06%	0.09%	0.05%	0.24%	0.04%
	151 to 180	0.04%	0.06%	0.24%	0.04%	0.04%	0.16%	0.01%	0.04%	0.04%	0.07%
	181+	0.50%	0.60%	0.71%	0.65%	0.54%	0.56%	0.27%	0.23%	0.51%	0.25%

	Total	1.96%	1.15%	2.06%	1.54%	1.80%	1.89%	1.30%	1.58%	1.77%	0.99%

22	31 to 60	0.76%	0.40%	0.84%	1.01%	1.22%	1.04%	0.64%	0.85%	1.18%	0.63%
	61 to 90	0.40%	0.28%	0.60%	0.20%	0.44%	0.26%	0.19%	0.55%	0.53%	0.17%
	91 to 120	0.06%	0.03%	0.09%	0.10%	0.15%	0.05%	0.11%	0.13%	0.05%	0.08%
	121 to 150	0.12%	0.03%	0.08%	0.08%	0.03%	0.07%	0.11%	0.09%	0.23%	0.02%
	151 to 180	0.19%	0.19%	0.09%	0.09%	0.07%	0.05%	0.09%	0.05%	0.24%	0.06%
	181+	0.52%	0.65%	0.87%	0.58%	0.44%	0.59%	0.28%	0.23%	0.45%	0.25%

	Total	2.05%	1.57%	2.57%	2.05%	2.35%	2.05%	1.43%	1.90%	2.68%	1.21%

23	31 to 60	1.03%	1.46%	0.76%	0.94%	1.03%	1.30%	0.62%	1.00%	0.79%	0.50%
	61 to 90	0.22%	0.19%	0.24%	0.21%	0.49%	0.26%	0.38%	0.19%	0.15%	0.22%
	91 to 120	0.23%	0.06%	0.13%	0.17%	0.39%	0.22%	0.27%	0.51%	0.39%	0.05%
	121 to 150	0.25%	0.04%	0.10%	0.16%	0.10%	0.05%	0.09%	0.09%	0.01%	0.13%
	151 to 180	0.09%	0.10%	0.05%	0.08%	0.00%	0.06%	0.09%	0.06%	0.23%	0.03%
	181+	0.68%	0.59%	0.92%	0.62%	0.53%	0.60%	0.34%	0.23%	0.43%	0.31%

	Total	2.49%	2.44%	2.20%	2.18%	2.55%	2.49%	1.80%	2.08%	2.01%	1.25%

24	31 to 60	0.73%	1.12%	1.39%	0.80%	0.93%	0.63%	0.84%	0.69%	1.07%
	61 to 90	0.47%	0.64%	0.20%	0.64%	0.57%	0.61%	0.28%	0.52%	0.25%
	91 to 120	0.57%	0.18%	0.41%	0.24%	0.28%	0.39%	0.15%	0.11%	0.13%
	121 to 150	0.15%	0.04%	0.20%	0.14%	0.29%	0.10%	0.17%	0.28%	0.29%
	151 to 180	0.25%	0.03%	0.07%	0.15%	0.07%	0.04%	0.10%	0.08%	0.02%
	181+	0.64%	0.67%	0.98%	0.63%	0.53%	0.55%	0.29%	0.26%	0.62%

	Total	2.80%	2.68%	3.26%	2.60%	2.67%	2.31%	1.83%	1.95%	2.39%

Delinquencies(7)(8)

CNH Equipment Trusts

Months Since Cutoff Date	Past Due	2018-B	2019-A	2019-B	2019-C
19	31 to 60	0.34%
	61 to 90	0.11%
	91 to 120	0.09%
	121 to 150	0.10%
	151 to 180	0.04%
	181+	0.25%

	Total	0.93%

Delinquencies(7)(8)

CNH Equipment Trusts

Months Since Cutoff Date	Past Due	2015-A	2015-B	2015-C	2016-A	2016-B	2016-C	2017-A	2017-B	2017-C	2018-A
25	31 to 60	0.37%	1.04%	0.68%	0.48%	0.85%	0.66%	0.36%	0.42%	1.29%
	61 to 90	0.38%	0.69%	0.89%	0.47%	0.30%	0.26%	0.19%	0.20%	0.49%
	91 to 120	0.45%	0.46%	0.24%	0.31%	0.54%	0.18%	0.26%	0.33%	0.13%
	121 to 150	0.18%	0.14%	0.31%	0.18%	0.21%	0.25%	0.08%	0.19%	0.10%
	151 to 180	0.17%	0.05%	0.16%	0.10%	0.03%	0.08%	0.15%	0.21%	0.21%
	181+	0.52%	0.69%	0.93%	0.65%	0.71%	0.55%	0.32%	0.31%	0.41%

	Total	2.07%	3.07%	3.21%	2.18%	2.64%	1.98%	1.35%	1.66%	2.64%

26	31 to 60	0.20%	0.21%	0.64%	0.34%	0.27%	0.49%	0.22%	0.35%	1.12%
	61 to 90	0.08%	0.24%	0.27%	0.02%	0.64%	0.13%	0.14%	0.30%	0.26%
	91 to 120	0.19%	0.80%	0.48%	0.26%	0.16%	0.23%	0.10%	0.24%	0.21%
	121 to 150	0.43%	0.33%	0.22%	0.23%	0.36%	0.13%	0.15%	0.31%	0.20%
	151 to 180	0.10%	0.10%	0.30%	0.06%	0.12%	0.22%	0.07%	0.12%	0.08%
	181+	0.63%	0.65%	0.97%	0.76%	0.69%	0.57%	0.29%	0.51%	0.54%

	Total	1.63%	2.32%	2.87%	1.67%	2.25%	1.77%	0.97%	1.82%	2.41%

27	31 to 60	0.42%	0.27%	0.47%	0.34%	0.40%	0.58%	0.36%	0.51%	0.47%
	61 to 90	0.06%	0.05%	0.27%	0.06%	0.04%	0.25%	0.06%	0.10%	0.30%
	91 to 120	0.01%	0.18%	0.09%	0.00%	0.09%	0.06%	0.08%	0.09%	0.24%
	121 to 150	0.19%	0.65%	0.32%	0.16%	0.69%	0.15%	0.06%	0.15%	0.20%
	151 to 180	0.25%	0.29%	0.20%	0.21%	0.33%	0.09%	0.09%	0.26%	0.19%
	181+	0.64%	0.54%	1.21%	0.71%	0.78%	0.73%	0.32%	0.50%	0.50%

	Total	1.58%	1.98%	2.56%	1.49%	2.34%	1.87%	0.96%	1.60%	1.90%

28	31 to 60	0.32%	0.35%	0.52%	0.41%	0.34%	0.54%	0.12%	0.50%	0.57%
	61 to 90	0.19%	0.04%	0.13%	0.03%	0.62%	0.14%	0.13%	0.07%	0.26%
	91 to 120	0.01%	0.13%	0.20%	0.05%	0.03%	0.12%	0.03%	0.03%	0.18%
	121 to 150	0.00%	0.17%	0.04%	0.00%	0.08%	0.14%	0.09%	0.02%	0.12%
	151 to 180	0.04%	0.59%	0.24%	0.10%	0.67%	0.11%	0.04%	0.12%	0.17%
	181+	0.96%	0.72%	1.32%	0.85%	1.07%	0.69%	0.37%	0.61%	0.51%

	Total	1.53%	2.00%	2.44%	1.44%	2.81%	1.74%	0.77%	1.36%	1.81%

29	31 to 60	0.28%	0.28%	0.37%	0.30%	0.36%	0.58%	0.33%	1.11%	0.41%
	61 to 90	0.17%	0.66%	0.14%	0.15%	0.17%	0.43%	0.03%	0.28%	0.21%
	91 to 120	0.14%	0.02%	0.20%	0.00%	0.51%	0.14%	0.07%	0.04%	0.17%
	121 to 150	0.00%	0.03%	0.21%	0.01%	0.02%	0.07%	0.05%	0.03%	0.13%
	151 to 180	0.00%	0.14%	0.05%	0.00%	0.00%	0.05%	0.08%	0.02%	0.20%
	181+	0.94%	0.88%	1.38%	0.73%	1.71%	0.76%	0.38%	0.59%	0.47%

	Total	1.54%	2.02%	2.34%	1.19%	2.76%	2.03%	0.95%	2.07%	1.59%

30	31 to 60	0.78%	0.27%	0.77%	0.26%	0.43%	0.69%	0.19%	0.51%
	61 to 90	0.10%	0.07%	0.39%	0.07%	0.24%	0.32%	0.10%	0.10%
	91 to 120	0.14%	0.10%	0.03%	0.08%	0.06%	0.15%	0.03%	0.16%
	121 to 150	0.13%	0.02%	0.13%	0.02%	0.17%	0.13%	0.06%	0.02%
	151 to 180	0.00%	0.03%	0.21%	0.01%	0.01%	0.06%	0.05%	0.03%
	181+	0.94%	0.87%	1.42%	0.62%	1.67%	0.68%	0.41%	0.48%

	Total	2.08%	1.35%	2.94%	1.05%	2.58%	2.03%	0.85%	1.31%

Delinquencies(7)(8)

CNH Equipment Trusts

Months Since Cutoff Date	Past Due	2015-A	2015-B	2015-C	2016-A	2016-B	2016-C	2017-A	2017-B	2017-C	2018-A
31	31 to 60	0.18%	0.41%	0.72%	0.30%	0.32%	0.67%	0.48%	0.42%
	61 to 90	0.19%	0.12%	0.49%	0.09%	0.22%	0.13%	0.03%	0.25%
	91 to 120	0.31%	0.02%	0.20%	0.08%	0.06%	0.21%	0.01%	0.06%
	121 to 150	0.12%	0.04%	0.09%	0.07%	0.05%	0.05%	0.03%	0.12%
	151 to 180	0.13%	0.02%	0.06%	0.02%	0.01%	0.02%	0.02%	0.02%
	181+	0.86%	0.68%	1.48%	0.57%	1.12%	0.72%	0.42%	0.45%

	Total	1.79%	1.30%	3.03%	1.12%	1.78%	1.80%	0.99%	1.32%

32	31 to 60	0.55%	0.70%	0.53%	0.51%	0.31%	0.42%	0.76%	0.53%
	61 to 90	0.03%	0.24%	0.04%	0.06%	0.11%	0.13%	0.20%	0.12%
	91 to 120	0.06%	0.05%	0.50%	0.04%	0.11%	0.06%	0.04%	0.08%
	121 to 150	0.31%	0.01%	0.09%	0.06%	0.06%	0.20%	0.01%	0.03%
	151 to 180	0.11%	0.01%	0.01%	0.06%	0.02%	0.02%	0.03%	0.03%
	181+	0.94%	0.59%	1.37%	0.57%	1.02%	0.64%	0.46%	0.40%

	Total	1.99%	1.61%	2.52%	1.30%	1.63%	1.49%	1.49%	1.18%

33	31 to 60	1.17%	0.46%	0.61%	0.93%	0.99%	1.18%	0.55%	1.57%
	61 to 90	0.02%	0.41%	0.06%	0.13%	0.25%	0.08%	0.35%	0.18%
	91 to 120	0.31%	0.06%	0.02%	0.08%	0.08%	0.10%	0.09%	0.02%
	121 to 150	0.04%	0.14%	0.41%	0.02%	0.09%	0.01%	0.02%	0.09%
	151 to 180	0.34%	0.01%	0.08%	0.06%	0.06%	0.03%	0.00%	0.02%
	181+	0.99%	0.48%	1.33%	0.67%	0.71%	0.66%	0.45%	0.41%

	Total	2.88%	1.57%	2.52%	1.91%	2.17%	2.06%	1.46%	2.30%

34	31 to 60	1.40%	0.58%	1.01%	1.16%	1.30%	1.22%	0.66%
	61 to 90	0.57%	0.27%	0.27%	0.25%	0.41%	0.44%	0.12%
	91 to 120	0.00%	0.12%	0.05%	0.10%	0.03%	0.03%	0.17%
	121 to 150	0.34%	0.06%	0.00%	0.05%	0.10%	0.02%	0.09%
	151 to 180	0.05%	0.10%	0.34%	0.03%	0.03%	0.00%	0.02%
	181+	1.19%	0.50%	1.51%	0.69%	0.71%	0.59%	0.45%

	Total	3.54%	1.64%	3.19%	2.28%	2.58%	2.29%	1.52%

35	31 to 60	1.05%	1.45%	0.88%	0.64%	0.89%	1.22%	1.37%
	61 to 90	0.43%	0.43%	0.26%	0.13%	0.54%	0.25%	0.50%
	91 to 120	0.62%	0.13%	0.06%	0.23%	0.23%	0.45%	0.29%
	121 to 150	0.07%	0.02%	0.04%	0.09%	0.01%	0.16%	0.07%
	151 to 180	0.03%	0.09%	0.00%	0.02%	0.04%	0.01%	0.09%
	181+	0.76%	0.54%	1.66%	0.75%	0.65%	0.48%	0.50%

	Total	2.95%	2.65%	2.90%	1.84%	2.36%	2.57%	2.82%

36	31 to 60	1.04%	1.41%	0.99%	0.69%	0.70%	1.02%	0.51%
	61 to 90	0.49%	0.65%	0.16%	0.60%	0.26%	0.64%	0.96%
	91 to 120	0.48%	0.28%	0.40%	0.21%	0.29%	0.39%	0.29%
	121 to 150	0.51%	0.08%	0.07%	0.18%	0.18%	0.42%	0.05%
	151 to 180	0.04%	0.02%	0.04%	0.03%	0.00%	0.10%	0.05%
	181+	0.60%	0.58%	1.78%	0.80%	0.62%	0.44%	0.52%

	Total	3.15%	3.02%	3.45%	2.52%	2.05%	3.01%	2.38%

Delinquencies(7)(8)

CNH Equipment Trusts

Months Since Cutoff Date	Past Due	2015-A	2015-B	2015-C	2016-A	2016-B	2016-C	2017-A	2017-B	2017-C	2018-A
37	31 to 60	0.27%	0.87%	0.63%	0.46%	0.80%	1.10%	0.37%
	61 to 90	0.67%	0.58%	0.57%	0.43%	0.15%	0.21%	0.21%
	91 to 120	0.42%	0.48%	0.15%	0.27%	0.19%	0.20%	0.48%
	121 to 150	0.43%	0.24%	0.33%	0.19%	0.22%	0.28%	0.21%
	151 to 180	0.19%	0.05%	0.08%	0.00%	0.23%	0.36%	0.06%
	181+	0.50%	0.54%	1.34%	0.77%	0.61%	0.49%	0.58%

	Total	2.49%	2.75%	3.09%	2.12%	2.20%	2.64%	1.91%

38	31 to 60	0.60%	0.36%	0.43%	0.69%	0.47%	0.48%
	61 to 90	0.03%	0.24%	0.15%	0.02%	0.49%	0.43%
	91 to 120	0.23%	0.62%	0.31%	0.12%	0.05%	0.19%
	121 to 150	0.26%	0.27%	0.13%	0.24%	0.10%	0.19%
	151 to 180	0.11%	0.14%	0.19%	0.10%	0.15%	0.23%
	181+	0.66%	0.58%	1.36%	0.77%	0.75%	0.68%

	Total	1.90%	2.20%	2.57%	1.94%	2.02%	2.19%

39	31 to 60	0.22%	0.29%	1.26%	0.50%	0.48%	0.69%
	61 to 90	0.24%	0.05%	0.10%	0.34%	0.08%	0.10%
	91 to 120	0.02%	0.14%	0.10%	0.01%	0.18%	0.38%
	121 to 150	0.19%	0.40%	0.27%	0.08%	0.27%	0.12%
	151 to 180	0.19%	0.20%	0.05%	0.11%	0.08%	0.16%
	181+	0.63%	0.61%	1.18%	0.48%	0.63%	0.73%

	Total	1.49%	1.70%	2.96%	1.52%	1.72%	2.18%

40	31 to 60	0.41%	0.28%	0.66%	0.39%	0.32%	0.74%
	61 to 90	0.04%	0.07%	0.16%	0.14%	0.49%	0.15%
	91 to 120	0.14%	0.02%	0.03%	0.38%	0.07%	0.30%
	121 to 150	0.01%	0.15%	0.05%	0.01%	0.17%	0.37%
	151 to 180	0.11%	0.22%	0.17%	0.06%	0.27%	0.04%
	181+	0.67%	0.80%	1.15%	0.47%	0.62%	0.82%

	Total	1.38%	1.54%	2.22%	1.45%	1.93%	2.42%

41	31 to 60	0.25%	0.13%	0.82%	0.45%	0.57%	0.37%
	61 to 90	0.24%	0.06%	0.09%	0.08%	0.09%	0.40%
	91 to 120	0.01%	0.09%	0.02%	0.12%	0.37%	0.21%
	121 to 150	0.10%	0.01%	0.06%	0.41%	0.05%	0.28%
	151 to 180	0.01%	0.14%	0.05%	0.00%	0.17%	0.39%
	181+	0.71%	0.62%	1.47%	0.49%	0.72%	0.76%

	Total	1.32%	1.05%	2.50%	1.55%	1.97%	2.41%

42	31 to 60	0.66%	0.58%	0.64%	0.42%	0.60%	0.89%
	61 to 90	0.14%	0.06%	0.33%	0.17%	0.16%	0.18%
	91 to 120	0.08%	0.02%	0.09%	0.23%	0.05%	0.18%
	121 to 150	0.05%	0.06%	0.01%	0.03%	0.14%	0.07%
	151 to 180	0.07%	0.00%	0.05%	0.34%	0.04%	0.27%
	181+	0.53%	0.61%	1.44%	0.51%	0.90%	0.89%

	Total	1.54%	1.33%	2.57%	1.69%	1.89%	2.49%

Delinquencies(7)(8)

CNH Equipment Trusts

Months Since Cutoff Date	Past Due	2015-A	2015-B	2015-C	2016-A	2016-B	2016-C	2017-A	2017-B	2017-C	2018-A
43	31 to 60	0.12%	0.55%	0.51%	0.30%	0.38%	0.48%
	61 to 90	0.05%	0.05%	0.40%	0.20%	0.21%	0.04%
	91 to 120	0.20%	0.06%	0.14%	0.06%	0.06%	0.12%
	121 to 150	0.05%	0.01%	0.00%	0.08%	0.01%	0.05%
	151 to 180	0.06%	0.06%	0.05%	0.03%	0.15%	0.07%
	181+	0.50%	0.55%	1.08%	0.76%	0.84%	0.95%

	Total	0.98%	1.27%	2.18%	1.43%	1.66%	1.71%

44	31 to 60	0.32%	1.12%	0.48%	0.71%	0.40%
	61 to 90	0.00%	0.20%	0.09%	0.09%	0.05%
	91 to 120	0.04%	0.01%	0.26%	0.07%	0.13%
	121 to 150	0.00%	0.03%	0.13%	0.00%	0.07%
	151 to 180	0.05%	0.01%	0.00%	0.04%	0.02%
	181+	0.45%	0.44%	0.99%	0.51%	1.01%

	Total	0.86%	1.82%	1.95%	1.42%	1.67%

45	31 to 60	0.66%	0.33%	0.79%	1.38%	0.86%
	61 to 90	0.01%	0.64%	0.29%	0.19%	0.54%
	91 to 120	0.11%	0.14%	0.01%	0.06%	0.29%
	121 to 150	0.03%	0.08%	0.08%	0.02%	0.09%
	151 to 180	0.00%	0.03%	0.09%	0.00%	0.08%
	181+	0.54%	0.45%	0.96%	0.60%	0.69%

	Total	1.34%	1.67%	2.21%	2.25%	2.55%

46	31 to 60	1.33%	0.30%	0.99%	1.09%	2.02%
	61 to 90	0.32%	0.30%	0.18%	0.40%	0.47%
	91 to 120	0.01%	0.17%	0.20%	0.19%	0.30%
	121 to 150	0.10%	0.15%	0.01%	0.04%	0.02%
	151 to 180	0.00%	0.08%	0.04%	0.02%	0.08%
	181+	0.52%	0.49%	0.77%	0.62%	0.81%

	Total	2.28%	1.49%	2.18%	2.35%	3.70%

47	31 to 60	0.64%	1.81%	1.30%	0.91%	1.61%
	61 to 90	0.78%	0.28%	0.16%	0.17%	0.73%
	91 to 120	0.56%	0.15%	0.02%	0.37%	0.47%
	121 to 150	0.11%	0.06%	0.17%	0.20%	0.35%
	151 to 180	0.12%	0.22%	0.01%	0.04%	0.00%
	181+	0.74%	0.53%	0.86%	0.69%	1.17%

	Total	2.96%	3.06%	2.52%	2.39%	4.32%

48	31 to 60	1.17%	1.50%	1.38%	0.80%
	61 to 90	0.35%	0.49%	0.32%	0.92%
	91 to 120	0.70%	0.07%	0.39%	0.14%
	121 to 150	0.45%	0.13%	0.04%	0.34%
	151 to 180	0.13%	0.06%	0.17%	0.15%
	181+	0.48%	0.75%	0.86%	0.72%

	Total	3.29%	3.00%	3.16%	3.06%

Delinquencies(7)(8)

CNH Equipment Trusts

Months Since Cutoff Date	Past Due	2015-A	2015-B	2015-C	2016-A	2016-B	2016-C	2017-A	2017-B	2017-C	2018-A
49	31 to 60	0.49%	1.88%	1.23%	0.69%
	61 to 90	0.61%	0.55%	1.09%	0.29%
	91 to 120	0.21%	0.15%	0.16%	0.39%
	121 to 150	0.69%	0.01%	0.31%	0.03%
	151 to 180	0.14%	0.10%	0.02%	0.24%
	181+	0.37%	0.66%	0.97%	0.67%

	Total	2.50%	3.35%	3.78%	2.31%

50	31 to 60	0.14%		0.59%	0.31%
	61 to 90	0.13%		0.37%	0.18%
	91 to 120	0.25%		0.45%	0.18%
	121 to 150	0.15%		0.12%	0.37%
	151 to 180	0.27%		0.27%	0.01%
	181+	0.63%		0.91%	0.77%

	Total	1.57%		2.71%	1.82%

Cumulative Realized Loss Percentage for Static Pool(10)

CNH Equipment Trusts

Months Since Cutoff Date	2015-A	2015-B	2015-C	2016-A	2016-B	2016-C	2017-A	2017-B	2017-C	2018-A
1	0.00%		0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.01%	0.00%	0.01%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%
3	0.01%	0.01%	0.00%	0.02%	0.00%	0.01%	0.00%	0.01%	0.01%	0.00%
4	0.01%	0.01%	0.00%	0.04%	0.01%	0.01%	0.01%	0.02%	0.02%	0.00%
5	0.01%	0.01%	0.02%	0.04%	0.01%	0.01%	0.01%	0.05%	0.02%	0.00%
6	0.02%	0.02%	0.03%	0.06%	0.01%	0.03%	0.04%	0.08%	0.02%	0.00%
7	0.05%	0.04%	0.08%	0.08%	0.02%	0.06%	0.07%	0.08%	0.05%	0.01%
8	0.08%	0.05%	0.10%	0.09%	0.04%	0.06%	0.12%	0.09%	0.06%	0.02%
9	0.09%	0.06%	0.12%	0.10%	0.05%	0.07%	0.12%	0.16%	0.07%	0.02%
10	0.12%	0.09%	0.13%	0.14%	0.08%	0.09%	0.16%	0.19%	0.08%	0.05%
11	0.14%	0.12%	0.17%	0.16%	0.11%	0.12%	0.19%	0.23%	0.12%	0.06%
12	0.17%	0.15%	0.21%	0.22%	0.13%	0.16%	0.24%	0.25%	0.19%	0.08%
13	0.21%	0.22%	0.24%	0.29%	0.29%	0.36%	0.29%	0.34%	0.21%	0.11%
14	0.25%	0.23%	0.29%	0.39%	0.38%	0.46%	0.35%	0.38%	0.32%	0.17%
15	0.29%	0.26%	0.35%	0.43%	0.42%	0.58%	0.37%	0.39%	0.32%	0.18%
16	0.35%	0.32%	0.44%	0.46%	0.46%	0.63%	0.45%	0.42%	0.33%	0.23%
17	0.38%	0.40%	0.51%	0.48%	0.57%	0.67%	0.48%	0.44%	0.36%	0.26%
18	0.41%	0.43%	0.56%	0.49%	0.60%	0.72%	0.48%	0.47%	0.40%	0.27%
19	0.44%	0.47%	0.59%	0.52%	0.62%	0.76%	0.51%	0.49%	0.45%	0.30%
20	0.50%	0.47%	0.62%	0.58%	0.71%	0.78%	0.53%	0.49%	0.42%	0.32%
21	0.50%	0.51%	0.68%	0.66%	0.73%	0.81%	0.55%	0.51%	0.55%	0.33%
22	0.55%	0.52%	0.72%	0.72%	0.74%	0.85%	0.57%	0.53%	0.56%	0.35%
23	0.60%	0.57%	0.75%	0.76%	0.77%	0.87%	0.60%	0.59%	0.66%	0.36%
24	0.61%	0.59%	0.77%	0.76%	0.78%	0.90%	0.64%	0.61%	0.67%
25	0.64%	0.59%	0.77%	0.80%	0.83%	0.94%	0.65%	0.63%	0.65%
26	0.69%	0.60%	0.82%	0.86%	0.90%	0.96%	0.69%	0.66%	0.70%
27	0.74%	0.63%	0.91%	0.87%	0.93%	0.99%	0.71%	0.69%	0.70%
28	0.77%	0.66%	0.97%	0.91%	0.96%	1.02%	0.74%	0.73%	0.72%
29	0.80%	0.68%	1.00%	0.90%	0.99%	1.04%	0.75%	0.74%	0.76%
30	0.80%	0.70%	1.01%	0.89%	1.03%	1.04%	0.77%	0.77%
31	0.80%	0.70%	1.03%	0.90%	0.99%	1.07%	0.77%	0.77%
32	0.83%	0.70%	1.06%	0.90%	1.05%	1.09%	0.78%	0.78%
33	0.85%	0.72%	1.08%	0.90%	1.05%	1.11%	0.81%	0.79%
34	0.89%	0.72%	1.09%	0.94%	1.06%	1.13%	0.81%
35	0.91%	0.73%	1.13%	0.95%	1.06%	1.14%	0.82%
36	0.93%	0.73%	1.14%	0.96%	1.07%	1.14%	0.84%
37	0.94%	0.73%	1.19%	0.97%	1.07%	1.16%	0.85%
38	0.96%	0.75%	1.20%	0.98%	1.11%	1.19%
39	0.97%	0.78%	1.23%	1.02%	1.11%	1.23%
40	0.98%	0.79%	1.24%	1.02%	1.11%	1.24%
41	0.98%	0.81%	1.28%	1.02%	1.12%	1.24%
42	1.00%	0.81%	1.28%	1.02%	1.13%	1.27%
43	1.00%	0.82%	1.28%	1.05%	1.14%	1.30%
44	1.02%	0.83%	1.28%	1.09%	1.15%
45	1.02%	0.84%	1.30%	1.11%	1.20%
46	1.03%	0.83%	1.29%	1.10%	1.20%
47	1.04%	0.84%	1.30%	1.11%	1.21%
48	1.05%	0.85%	1.29%	1.11%
49	1.07%	0.85%	1.31%	1.12%
50	1.08%		1.32%	1.12%

Cumulative Realized Loss Percentage for Static Pool(10)

CNH Equipment Trusts

Months Since Cutoff Date	2018-B	2019-A	2019-B	2019-C
1	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%
3	0.02%	0.00%	0.00%	0.01%
4	0.02%	0.01%	0.01%	0.01%
5	0.06%	0.04%	0.01%	0.04%
6	0.07%	0.13%	0.02%	0.05%
7	0.09%	0.15%	0.05%
8	0.07%	0.16%	0.06%
9	0.13%	0.17%	0.07%
10	0.20%	0.18%	0.08%
11	0.21%	0.17%	0.09%
12	0.27%	0.18%
13	0.31%	0.21%
14	0.37%	0.24%
15	0.39%	0.30%
16	0.46%
17	0.44%
18	0.47%
19	0.52%
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50

CNH Equipment Trusts - Static Pool Graphical Disclosure

CNH Equipment Trust 2020-A

Asset Backed Notes

CNH Capital Receivables LLC

Depositor

CNH Industrial Capital America LLC	New Holland Credit Company, LLC
Sponsor and Originator	Servicer

$160,900,000	Class A-1 Notes
$267,000,000	Class A-2 Notes
$268,000,000	Class A-3 Notes
$75,390,000	Class A-4 Notes
$17,750,000	Class B Notes

PROSPECTUS

Underwriters of the Class A Notes

BofA Securities

BNP PARIBAS

Mizuho Securities

Santander

Academy Securities

CIBC Capital Markets

Standard Chartered Bank

Underwriters of the Class B Notes

BofA Securities

BNP PARIBAS

Mizuho Securities

Santander

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state or jurisdiction where the offer is not permitted. Dealers will deliver a prospectus when acting as underwriters of the offered notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered notes will deliver a prospectus until 90 days after the date of this prospectus.